As filed with the U.S. Securities and Exchange Commission on ___________________

Commission File No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1

BOUMARANG INC.

(Exact name of registrant as specified in its charter)

Delaware	3812	99-4273591
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

200 Spectrum Center Drive

Irvine, California 92618

Telephone: (949) 720-2550

(Address, including zip code, telephone number, including area code, and email address of registrant’s principal executive offices)

Harvard Business Service

16192 Coastal Hwy.

Lewes, Delaware 19958

Telephone: (302) 645-7400

(Name, address, including zip code, telephone number, including area code, and email address of agent for service)

Copy To:

William B. Barnett, Esq.

Barnett & Linn

60 Kavenish Drive

Rancho Mirage, California 92270

Telephone: (818) 424-6567

Email:wbarnet@wbarnettlaw.com

As soon as practicable after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large, accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act

☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay the effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Boumarang Inc. may not sell any shares until the related registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION - DATED MAY ___, 2026

BOUMARANG INC.

125,000 SHARES OF COMMON STOCK

PRICE - $2.00 PER SHARE

This prospectus covers the sale of 125,000 shares by Boumarang Inc. at a price of $2.00 per share on a self-underwritten, best efforts, no minimum basis – See, “Description of Intended Uses”.

Boumarang Inc. has arbitrarily determined the initial public offering price of its shares offered for sale, and the price and value bear no relationship to its assets, earnings, or other criteria of value. See, “Determination of Offering Price”. Boumarang Inc. will receive the net proceeds from the sale of the shares in cash. Proceeds from accepted subscriptions will not be placed in escrows and will be available for immediate use by Boumarang Inc. The offering will terminate upon the earliest of (i) such time as all of the shares are sold or (ii) 365 days from the effective date of the registration statement of which this prospectus is a part, unless extended the board of directors for an additional 90 days, or at any earlier date as the board of directors determines, in its sole discretion, to terminate the offering.

As of the date of this prospectus, there is no public market for Boumarang Inc.’s common stock. Boumarang Inc. plans to engage a registered securities broker-dealer to apply to the Financial Industry Regulatory Authority (FINRA) for a trading symbol upon successful completion of the sale of a sufficient number of shares to an adequate number of stockholders believed to be acceptable to FINRA for issuance of a trading symbol. You have no assurance that Boumarang Inc. will be able to sell a sufficient number of shares covered by this prospectus to an adequate number of stockholders, how long it will take to complete such sales, if any shares are sold, or whether the common stock will ever be quoted or actively traded in the public securities markets. If Boumarang Inc. does not sell a sufficient number of shares covered by this prospectus to an adequate number of stockholders, Boumarang Inc. will not become a publicly traded company. Following this offering, we intend to engage a registered securities broker-dealer to apply to FINRA for quotation of our common stock on the OTC Market (OTCQB or OTCID). There can be no assurance that our application will be accepted or that any trading market will develop. We do not currently meet the requirements for listing on a national securities exchange such as Nasdaq or NYSE and have no current plans to apply for such listing.

Investment in the shares to be distributed in reliance on this prospectus involves a degree of risk. See “Risk Factors”.

Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“Jobs Act”), and will therefore be subject to reduced public company reporting requirements.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

125,000 shares to be offered and sold for cash	Per share	Total
Initial public offering price	$2.00	$250,000
Underwriting commissions, discounts, and fees (1)	$0.00	$-
Estimated offering expenses	$0.32	$40,000
Net proceeds, before expenses to Boumarang Inc. __________	$1.68	$210,000

(1)

Boumarang Inc. does not have any arrangements with securities broker-dealers for the sale of the shares. Boumarang Inc. will not pay any commissions or fees with respect to shares sold by its directors and executive officers.

The date of this prospectus is ___________, 2025

REPORTS TO SECURITY HOLDERS

We intend to furnish our stockholders’ annual reports containing audited financial statements and quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year. Additionally, we may, from time to time, provide stockholders with further information about us and our business as our management deems appropriate.

USE OF PRONOUNS AND OTHER WORDS

The pronouns “we”, “us”, “our”, and their equivalents used in this prospectus refer to Boumarang Inc. In the footnotes to our financial statements, the “Company” means Boumarang Inc. The pronoun “you” means the reader of this prospectus.

SUMMARIES OF REFERENCED DOCUMENTS

This prospectus contains references to summaries of and selected information from agreements and other documents. These agreements and other documents are not incorporated by reference, but are filed as exhibits to our registration statement, of which this prospectus is a part, and which we have filed with the U.S. Securities and Exchange Commission. We believe the summaries and selected information provide all material terms from these agreements and other documents. Whenever we refer to this prospectus in any of our agreements and other documents, you should refer to the exhibits filed with our registration statement of which this prospectus is a part for copies of the actual agreement or other document. See “Where You Can Find Additional Information About Us” for instructions on how to access and obtain these agreements and other documents.

Market and Industry Data. This prospectus contains estimates and other statistical data made by independent parties relating to our industry and the markets in which we operate, including estimates and statistical data about our market position, market opportunity, and other industry data. These data, to the extent they contain estimates or projections, involve a number of assumptions and limitations and are inherently imprecise, and you are cautioned not to give undue weight to such estimates or projections. Based on our industry experience, we believe that such data is reliable, the conclusions contained in the publications and reports are reasonable, and the third-party information included in this prospectus and in our estimates is accurate and complete.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside the United States.

i

YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We will sell our shares only in jurisdictions where such sales and distribution are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the distribution of our common stock.

DEALER’S PROSPECTUS DELIVERY OBLIGATIONS

Until ___________________ (90 days after the date of this prospectus), any dealer that effects transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is imposed by the Securities Act of 1933, as amended, and applies regardless of whether the dealer is participating in this offering.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this Form S-1, including statements regarding future events, our future financial performance, business strategy, and plans and objectives for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the risks outlined under “Risk Factors”, “Liquidity and Capital Resources” with respect to our ability to continue to generate cash from operations or new investment, or elsewhere in this prospectus or discussed in our audited consolidated financial statements for the period from July 26, 2024 (the “Inception”) to December 31, 2024, which may cause our or our industry’s actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time, and we can't predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We describe material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied, or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and the related notes appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Common Stock discussed under “Risk Factors,” “Business,” and information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before deciding whether to buy the Common Stock.

Corporate History

Boumarang Inc. (“Boumarang,” the “Company,” “we,” “us,” or “our”) is a development-stage, pre-revenue technology company focused on hydrogen-powered, AI-driven uncrewed systems. We were incorporated in the State of Delaware on July 26, 2024. The address of our executive offices is 200 Spectrum Center Drive, Irvine, California 92618, and our telephone number at that address is (949) 720-2550. The address of our website is https://www.boumarang.com. In October 2024, we established Boumarang Pty Ltd, an Australian proprietary company, as a wholly owned subsidiary to position us for potential commercial and government opportunities in Australia and the broader Asia-Pacific region.

We are an early-stage, pre-revenue company, which has incurred losses since inception, and expect to continue to incur losses for the foreseeable future as we develop and commercialize our products. We have minimal operations, no revenues, and clients to date, and we do not have the financial resources required to operate as a public company.

Business Overview

We are designing and developing:

•Hydrogen-powered uncrewed aerial vehicles (UAVs) for long-endurance, beyond visual line of sight (“BVLOS”) missions;

•Uncrewed maritime systems under the Wavedrone platform; and

•An AI and data analytics platform for mission planning, real-time decision support, and post-mission analysis.

Our goal is to enable customers in sectors such as natural resource monitoring, infrastructure inspection, environmental and marine monitoring, agriculture and forestry, and security and defense to deploy long-range, low-emission uncrewed systems that provide actionable data and support autonomous or semi-autonomous operations.

We are pre-revenue and remain in the development stage. To date, our activities have primarily consisted of corporate formation, the acquisition and licensing of intellectual property, early engineering and prototyping, and planning our initial commercialization strategy.

We expect to utilize Guinn Partners and Easter Electrolysis’ capabilities as a key external partner for engineering, product development, marketing, and distribution of our aerial and maritime platforms.

Since inception, we have focused on building a technology portfolio and development roadmap through strategic IP acquisitions and partnerships:

•Guinn Partners IP Acquisition (Airdrone and related systems).

On August 28, 2024, we entered into an Intellectual Property Rights Purchase and Transfer Agreement with Guinn Partners (“Guinn”) under which we acquired specified intellectual property assets including a long-range range-finder and automated tracking system, the MoonTower analytics and over-the-air update system, and a ballistic heads-up display (B-HUD), along with certain related software, patents, and trade secrets. As consideration, we issued 5,000,000 shares of our common stock.

•Hydrogen Fuel Cell Technology Agreement with Eastern Electrolyser Ltd.

On September 30, 2024, we agreed with Eastern Electrolyser Ltd. (“Eastern”) to co-develop 4 kW and 8 kW proton exchange membrane (“PEM”) hydrogen fuel cell power packs and related control systems. As consideration, we issued 2,500,000 shares of our common stock and obtained rights to ultra-lightweight fuel cell power systems intended for integration into our UAV and uncrewed maritime platforms. The parties also contemplate developing an approximately 11 MW fuel cell production facility to support a targeted fleet of drones, subject to financing, commercial validation, and regulatory approvals.

•Acquisition of Wavedrone Platform.

On December 31, 2024, we acquired the Wavedrone maritime drone platform from Shore House IVF in exchange for 3,500,000 shares of our common stock. Wavedrone is a patent-pending uncrewed maritime system designed to remain inherently stable on the water’s surface while simultaneously capturing high-definition footage above and below the waterline, with a lightweight, portable design aimed at ease of deployment. We hold U.S. Provisional Patent Application No. 63/727,652, titled "Self-Righting and Self-Stabilizing Unmanned Surface Vessel," filed December 3, 2024. The application names Dánial Hoydal, David Geyti, and Eric Davis as inventors.

•Acquisition of SUPA Consolidated Inc. (formerly Tribal Rides International Corp.) Intellectual Property.

Also on December 31, 2024, we acquired key intellectual property assets from SUPA Consolidated Inc. (formerly Tribal Rides International Corp. ) , including U.S. Patent No. 9,984,574 and U.S. Patent No. 11,217,101, in exchange for 2,906,977 shares of our common stock. These patents relate to autonomous and shared mobility systems and are intended to support our future autonomous fleet management, routing, and AI-driven mission planning capabilities.

Our Products and Technology

Our current development efforts are organized around four core pillars:

1.Airdrone – Hydrogen-Powered Aerial Systems

2.Wavedrone – Uncrewed Maritime Platform

3.Hydrogen Fuel Cell Power Systems

4.AI, Autonomy, and Data Analytics Platform

Airdrone (Aerial Systems)

Our aerial systems, collectively referred to as Airdrone, are designed as mid-size uncrewed aerial vehicles (UAVs) that emphasize:

•Hydrogen fuel cell hybrid power to extend endurance and range;

•VTOL (Vertical Take-Off and Landing) capability to enable deployment from constrained environments; and

•BVLOS operability for long-range missions, subject to regulatory approvals.

The Airdrone design is being refined through iterative structural and aerodynamic adjustments (including wing placement, dihedral angles, and powertrain optimization) with the goal of improving stability, efficiency, and endurance for extended-duration flights.

Our roadmap incorporates the W150 VTOL, an advanced uncrewed aerial system developed by Guinn Partners, characterized by:

•Flight range targeted up to approximately 1,000 km and endurance of up to approximately 12 hours;

•Payload capacity in excess of 25 kg; and

•Suitability for missions including surveillance, reconnaissance, logistics, and infrastructure inspection in diverse environmental conditions.

These specifications are subject to further development and testing, and there can be no assurance that we will achieve these performance targets.

Wavedrone Platform (Maritime Systems)

The Wavedrone platform is our uncrewed maritime system, originally conceived under Shore House IVF and acquired by Boumarang. It is designed as a self-righting, mechanically stabilized floating drone that:

•Maintains a stable position on the water’s surface;

•Captures high-definition footage above and below the waterline; and

•Supports modular payloads and integration of third-party sensors.

Potential applications include:

•Fisheries and aquaculture monitoring;

•Harbor and coastal security and surveillance;

•Environmental and water-quality monitoring (e.g., via integrated water probes); and

•Content creation and marine research.

As of the date of this prospectus, a minimum viable product (MVP) Wavedrone prototype has been produced and tested. We have not yet initiated commercial sales and are working to refine the design and prepare for low-rate initial production.

We are collaborating with Guinn Partners under a structured, multi-phase development plan for Wavedrone that includes:

•Delivery and modification of early proof-of-concept units;

•Development of environmental monitoring variants integrating third-party probes;

•Development of maritime security variants using NDAA-compliant components and advanced imaging and thermal sensors; and Progression through R&D, advanced prototyping, and low-rate initial production, followed by manufacturing preparation.

Hydrogen Fuel Cell Power Systems

Under our agreement with Eastern Electrolyser Ltd., we are co-developing 4 kW and 8 kW PEM hydrogen fuel cell power packs designed to be:

•Ultra-lightweight (up to approximately 30 lb);

•Portable and high-output; and

•Integrated with electronic control systems and safety features (including voltage protection and flame arrestors).

These power packs are intended for use in our aerial and maritime platforms and potentially other applications requiring lightweight, high-performance hydrogen power. The contemplated 11 MW fuel cell production facility is intended to support large-scale deployment of uncrewed systems but remains in the planning stage and is subject to financing, technical development, and regulatory approvals.

AI, Autonomy, and Data Analytics

Our AI and software initiatives focus on:

•Perception and computer vision – including object recognition, tracking, and classification for inspection, surveillance, and search-and-rescue operations;

•Autonomy and fleet management – leveraging the SUPA IP for route optimization, dynamic dispatch, and coordinated mission planning for fleets of uncrewed systems; and

•Data analytics and reporting – integrating multi-sensor data to provide predictive maintenance, resource monitoring, and operational insights via dashboards and reporting tools.

We have licensed AI-based computer vision and object recognition technology from Trust Stamp and intend to integrate these capabilities into our platforms. We plan to provide customers with access to these capabilities through a subscription-based software and Data-as-a-Service (“DaaS”) model once the platform is commercially ready.

Proprietary Technology — Wavedrone Platform

As part of our Wavedrone technology platform acquired from Shore House IVF, we hold U.S. Provisional Patent Application No. 63/727,652, titled "Self-Righting and Self-Stabilizing Unmanned Surface Vessel," filed December 3, 2024. The application names Dánial Hoydal, David Geyti, and Eric Davis as inventors.

The patent application covers our proprietary USV design featuring innovative mechanical self-stabilization technology. Unlike conventional USVs that rely on powered gyroscopic systems or active ballast management, our design achieves passive stability through a unique structural configuration consisting of:

•Torpedo Pontoon Design: A positively buoyant surface vehicle pontoon with lowered ballast housing the propulsion system and battery, minimizing hydrodynamic drag while maintaining operational stability.

•Pendular Mast/Keel System: A hinged mast extending above and below the waterline, connected via a swivel axial joint that enables mechanical auto-righting without powered intervention. The lower keel houses primary batteries to create a lowered center of mass.

•Telescoping Keel: Dynamic depth adjustment capability for hazard avoidance and operation in varying water depths.

•Wireless Inductive Docking: Electromagnetic docking system with wireless charging pads enabling autonomous recharging via companion buoys or docking stations.

•Swarm Networking: Architecture enabling coordinated operation of multiple USVs with cloud-based control, mesh connectivity, and distributed computing capabilities.

Our Wavedrone technology is designed for deployment in challenging maritime environments where conventional manned and unmanned assets cannot reliably operate, addressing applications in aquaculture monitoring, search and rescue, harbor security, environmental monitoring, and fisheries management.

Current Operations

We are pre-revenue. To date, we have not generated revenue from product sales, subscriptions, or services. Our activities have focused on:

•Corporate formation and organizational setup;

•Intellectual property acquisitions and licensing;

•Early-stage engineering, design, and prototyping of Airdrone and Wavedrone;

•Fuel cell power system development planning with Eastern; and

•Initial market research and business development discussions.

Over the next 12–24 months, subject to available capital, our key development objectives include:

•Advancing Airdrone from conceptual and prototype stages toward flight-test-ready systems;

•Completing the multi-phase Wavedrone development plan with Guinn Partners, including proof-of-concept and prototype units for environmental and security use cases and preparation for low-rate initial production;

•Progressing the design and testing of the 4 kW and 8 kW hydrogen fuel cell power packs with Eastern.

•Expanding our AI and software platform capabilities, including mission planning, ground control, and data analytics tools; and

•Establishing initial manufacturing and assembly processes, supply chains, and quality systems for early production runs.

We expect to continue to incur substantial development costs and operating losses during this period and will require additional capital to execute our plan of operations.

Business Strategy

Although we are currently pre-revenue, our intended business model is primarily B2B and includes:

•Hardware sales and leasing.

Sale or lease of Airdrone and Wavedrone platforms and associated hydrogen power systems to enterprise, governmental, and institutional customers.

•Software-as-a-Service (“SaaS”).

Subscription access to our AI analytics platform, including mission planning, data processing, and visualization tools.

•Data-as-a-Service (“DaaS”).

Access to analytics, insights, and historical datasets generated from uncrewed system operations, either under long-term contracts or usage-based billing.

•Professional services.

Integration, customization, training, and ongoing support for customers deploying our platforms.

There can be no assurance that we will successfully implement this business model, achieve commercial adoption of our products, or generate any revenues.

Capital Structure

At inception, certain founders, directors, early investors, and strategic counterparties acquired equity interests in the Company in connection with capital contributions, technology development, and the contribution of intellectual property. These stockholders include our Co-Founder and Director, Imran Firoz; Director Candice Beaumont; Guinn Partners; and other early investors. Collectively, these stockholders held a majority of the Company’s outstanding common stock at inception. However, there are no voting agreements, stockholder agreements, or other arrangements pursuant to which any of these stockholders act together, and they are not considered a “group” for purposes of the federal securities laws.

As of the date of this prospectus, the Company’s principal stockholders include Imran Firoz (12,050,000 shares, or approximately 18.52%), Tolemac Holdings LLC (8,750,000 shares, or approximately 13.45%, represented by Yessenia Hernandez), TAH-DAH Ventures LLC (7,500,000 shares, or approximately 11.53%, represented by Yessenia Hernandez), Guinn Partners (5,000,000 shares, or approximately 7.69%), and Candice Beaumont (1,000,000 shares, or approximately 1.54%). Yessenia Hernandez, through her control of Tolemac Holdings LLC and TAH-DAH Ventures LLC, beneficially owns approximately 24.98 % of our outstanding Common Stock and may be able to exercise significant influence over matters requiring stockholder approval.

The Company has financed its operations primarily through equity issuances to early shareholders and, in certain instances, to technology vendors as non-cash consideration for intellectual property rights and development services. These issuances were made on an arm’s-length basis and were not accompanied by any arrangements regarding voting, governance, or control of the Company.

We have authorized capital stock consisting of 110,000,000 shares, comprising 10,000,000 shares of Preferred Stock, par value $0.0001 per share, none of which are issued or outstanding, and 100,000,000 shares of Common Stock, par value $0.0001 per share. As of the date of this prospectus, we have 66,056,977 shares of Common Stock issued and outstanding.

Through this offering, we are registering 125,000 additional shares of Common Stock for issuance by the Company in a direct public offering at a fixed price of $2.00 per share. We may sell all, some, or none of the shares offered pursuant to this prospectus. We will receive all proceeds from the sale of the shares sold in this offering. There is no arrangement in place to address the potential impact of this offering on the trading price of our Common Stock.

Assuming all 125,000 shares offered pursuant to this prospectus are sold, no stockholder or group of stockholders will control the Company within the meaning of Rule 405 of the Securities Act. No stockholder will hold a majority of the Company’s outstanding voting power, and no stockholder has contractual rights to appoint directors, approve or veto corporate actions, or otherwise control the Company.

All shares being offered pursuant to this prospectus will be sold at a fixed price of $2.00 for the duration of the offering. We estimate the cost of this offering to be approximately $40,000. We will pay all expenses incurred in this offering.

The proceeds from the sale of the securities we sell will be placed directly into our account or a designated account to be used as escrow. Any investor who purchases shares will have no assurance that any monies, besides their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

*We will notify investors by filing a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

THE OFFERING

Securities we are offering.

We are offering 125,000 shares of common stock at a fixed price of $2.00 per share in a direct offering. Our offering will terminate upon the earliest of (i) time as all of the common stock has been sold pursuant to this prospectus or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may, however, terminate the offering at any time and for any reason.

Offering price per share	We will sell the shares at a fixed price of $2.00 per share for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	65,056,977 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	65,181,977 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares

There is no public market for the Common shares. The price per share is $2.00.

The offering price of the shares will remain constant throughout the offering period and will be fixed at $2.00 per share of common stock.

Use of proceeds:

We anticipate that we will use the net proceeds from this offering for Wavedrone development, research and development, sales & marketing, working capital, and general corporate purposes, as described under “Use of Proceeds.” See “Use of Proceeds.”

Lock-up/Leak-out:

Each of our directors and executive officers and each holder of 5% or more of our issued and outstanding shares of Common Stock and certain business partners will agree, subject to certain exceptions, not to sell or pledge, directly or indirectly, any number of shares of Common Stock issued by us or any securities convertible into or exercisable or exchangeable for shares of Common Stock issued by us for a period of 90 days after the date of commencement of sales under this offering.

Risk factors

The shares of Common Stock offered hereby are highly speculative and involve a high degree of risk. You should read the section of this prospectus “Risk Factors”  for a discussion of factors to consider before deciding to invest in shares of our Common Stock.

Transfer Agent	Colonial Stock Transfer Inc.

HOW WE ARE AFFECTED BY THE JOBS ACT

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS ACT”). We shall continue to be deemed an emerging growth company until the earliest of:

(a)

the last day of our fiscal year, during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the U.S. Securities and Exchange Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)	the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective “initial public offering” registration statement;

(c)	the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d)	the date on which we are deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment of the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934, which requires the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to those of companies that comply with the effective dates of public companies.

SELECTED FINANCIAL DATA

The following tables set forth selected historical statements of operations and balance sheet data for fiscal year ended December 31, 2025, which have been derived from the audited financial statements for those periods and for the three months ended March 31, 2026 and 2025 , which have been derived from our unaudited financial statements for those periods. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

Selected Statements of Operations Data

(In U.S. Dollars)

	Three Months Ended March 31, 2026	Three months ended March 31, 2025	Fiscal Year ended December 31, 2025	Fiscal Year ended December 31 2024 (1)
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Total Operating Expenses	$514,358	$523,109	$2,121,154	$873,166
Net Income (Loss)	(514,358)	(523,109)	(2,121,154)	(873,166)
Basic & Diluted EPS	(0.01)	(0.01)	(0.03)	(0.02)

Selected Balance Sheet Data

(In U.S. Dollars)

	As of March 31, 2026	As of March 31, 2026	As of December 31, 202 5
	(Proforma)	(Unaudited)	(Audited)
Cash and Cash Equivalents	$235,000	$25,000	$16,084
Total Current Assets	1,901,668	1,691,668	1,682,752
Total Assets	20,584,102	20,374,102	20,781,853
Total Current Liabilities	727,780	727,780	621,173
Total Liabilities	727,780	727,780	621,173
Working Capital (2)	1,173,888	963,888	1,061,579
Total Stockholders’ Equity	19,856,322	19,646,322	20,160,680
Net Tangible Assets (3)	3,856,322	3,646,322	4,160,680

(1) Inception date, July 26, 2024.

(2) Working C apital is calculated as current assets less current liabilities.

(3) Net Tangible A ssets represent total stockholders’ equity attributable to Boumarang, Inc. minus acquired intangible assets

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occur, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our securities if you can bear the risk of loss of your entire investment. For ease of reference, we have grouped the risk factors into categories and numbered them for convenience. The numbering is for reference only and does not indicate relative importance.

Risks Related to Our Status as a Development-Stage, Pre-Revenue Company

1. We are an early-stage development company with no revenues and a limited operating history, which makes it difficult to evaluate our prospects and may increase the risk of your investment.

We were incorporated in July 2024 and are a development-stage, pre-revenue company. We have not generated any revenue to date and have a limited operating history upon which you can evaluate our business, prospects, or future performance. Our hydrogen-powered aerial and maritime platforms and AI analytics software are still under development and have not been commercially deployed at scale.

Many of our assumptions regarding market adoption, pricing, cost structure, hydrogen fuel cell performance, AI capabilities, and regulatory approvals are unproven. We expect to continue to incur significant losses for the foreseeable future. Our prospects must be considered in light of the risks and uncertainties frequently encountered by early-stage companies in new and evolving markets.

If we are unable to complete development, achieve commercial acceptance of our products and services, and generate sufficient revenue, we may never achieve or sustain profitability.

2. We will require substantial additional capital to execute our business plan, and we may not be able to obtain financing on acceptable terms, or at all.

We expect to incur substantial expenses as we continue research and development of our Airdrone and Wavedrone platforms, co-develop and test fuel cell power systems, build out our AI and data analytics platform, establish initial manufacturing, quality, and supply chain capabilities, and hire additional personnel.

Our existing capital will not be sufficient to fund our planned operations and growth for the long term. We will need to raise additional equity, equity-linked or debt financing, which may be dilutive to existing stockholders, occur on terms that are unfavorable, or may not be available when needed or in the amounts required.

If we are unable to obtain sufficient additional financing, we may be forced to significantly reduce the scope of our operations, delay or discontinue one or more development programs, reduce headcount, seek strategic alternatives on unfavorable terms, or, in the worst case, cease operations.

3. Our independent registered public accounting firm includes a going concern explanatory paragraph in its report, which could make it more difficult to raise additional capital and may adversely affect the market price of our common stock.

Given our limited operating history, lack of revenues, and expected future operating losses, our independent registered public accounting firm concludes that there is substantial doubt about our ability to continue as a going concern. The going concern explanatory paragraph in the auditor’s report on our financial statements could adversely affect our ability to obtain additional financing on reasonable terms, if at all, and could cause prospective or existing investors to lose confidence in our business or our financial condition.

If we are unable to continue as a going concern, you could lose all or a portion of your investment.

Risks Related to Our People, Partners, and Execution

4. We are highly dependent on a small number of key personnel and advisors, and the loss of any of them could harm our business.

Our success depends heavily on the continued service and performance of a small number of individuals, including our Chief Executive Officer, Craig Nehrkorn; our Co-Founder and Director, Imran Firoz; our Non-Executive Director, Candice Beaumont; our Interim Chief Financial Officer, Himanshu Sharma; our hydrogen and fuel-cell advisor, Shivam Tewari; and key engineers and other technical personnel. Our size and early stage of development mean that these individuals are deeply involved in all aspects of strategy, product development, partner management, and financing.

We do not maintain key-person life insurance on any of our personnel. Competition for experienced aerospace, hydrogen, AI, and uncrewed systems talent is intense, and we may not be able to attract and retain the personnel we need on acceptable terms, or at all. The loss of one or more key individuals, or the failure to recruit, train, and integrate additional skilled personnel, could materially delay our development programs and adversely affect our business and prospects.

As of the date of this prospectus, the Company does not have any full-time or part-time employees. All of the Company’s personnel, including management, technical, and administrative functions, are provided by independent contractors and consultants pursuant to consulting or services arrangements. The Company has not entered into any employment agreements with any individuals.

The Company believes its reliance on independent contractors provides flexibility during its development stage; however, this structure may change as the Company expands its operations.

5. We rely on a limited number of key partners and vendors, including Guinn Partners, Eastern Electrolyser Ltd., and other technology providers, and any disruption to these relationships could materially harm our development efforts.

Our business model assumes that we will continue to rely on a small number of strategic partners and vendors to provide critical engineering, hydrogen fuel cell, and AI capabilities. In particular, we expect to utilize Guinn Partners for significant elements of engineering, product development, prototyping, and early production of our aerial and Wavedrone platforms, as well as for marketing and early distribution support; we rely on Eastern Electrolyser Ltd. for co-development of hydrogen fuel cell power packs and related systems; and we license AI and computer-vision technology from third parties.

If any of these partners or key vendors ceases doing business with us or materially reduces its engagement, encounters financial distress, operational problems or quality issues, fails to deliver according to our technical, quality or schedule requirements, or changes its strategic priorities in a way that conflicts with ours, we may not be able to replace those capabilities or do so on commercially reasonable terms, if at all.

Any such disruption could materially delay our development programs, increase our costs, reduce the functionality or performance of our products, or force us to scale back our business plan. Any such disruption could materially delay our development programs, increase our costs, reduce the functionality or performance of our products, or force us to scale back our business plan. In addition, our Chief Executive Officer's role as Managing Partner of, and his 51% membership interest in, Guinn Partners, and our Advisory Board member Mr. Shivam Tewari's concurrent roles as a director of Eastern Electrolyser Ltd. and Chief Executive Officer of Nuvora Energy, Inc., give rise to actual and potential conflicts of interest in respect of these key partner relationships. See "Risks Related to Conflicts of Interest" below.

6. We rely on a complex supply chain and third-party logistics providers, and disruptions in our supply, manufacturing, or logistics capabilities could materially harm our business.

We rely on a network of third-party suppliers and manufacturers for key components and subsystems of our platforms, including airframes, electronics, sensors, fuel cell components, communications equipment, and computing hardware. We also expect to rely on third-party logistics providers for the transport of components and finished systems. Many of these items are specialized, have limited qualified suppliers, and may have long lead times.

In particular, Guinn Partners and Eastern Electrolyser have been identified as our primary development partners, responsible for sourcing critical components and assembling prototype units. We expect to continue relying on these partners as well as a broader network of suppliers, some of which provide highly specialized components with few or no readily available substitutes.

A variety of factors may disrupt our supply chain and logistics, many of which are outside of our control, including shortages or allocation of raw materials and critical components, quality problems or manufacturing delays at our suppliers, labor disputes, transportation bottlenecks, strikes or slowdowns, natural disasters, pandemics or public health emergencies, geopolitical tensions or armed conflicts, trade restrictions or tariffs, export controls, changes in customs processes and changes in regulatory or safety standards. Any of these events could delay or prevent the timely delivery of materials and components to us or the shipment of products to our customers.

If we are unable to obtain sufficient quantities of components on commercially reasonable terms, or at all, we may be forced to delay development or deliveries, redesign products, qualify alternative suppliers, incur higher costs, or reduce our production volumes. Such disruptions could materially and adversely affect our ability to execute our development and commercialization plans, our relationships with customers and partners, and our business, financial condition, and results of operations.

Risks Related to Conflicts of Interest

7. Our Chief Executive Officer's Managing Partner role at, and 51% membership interest in, Guinn Partners LLC — our principal third-party engineering and development contractor — creates actual and potential conflicts of interest.

Our Chief Executive Officer and director, Mr. Craig Nehrkorn, serves concurrently as the Managing Partner of Guinn Partners LLC ("Guinn Partners") and holds an aggregate 51% membership interest in Guinn Partners. The remaining membership interests are held in the aggregate by other members of Guinn Partners, none of whom is a director, executive officer, or controlling stockholder of the Company. Guinn Partners is our principal third-party engineering and development contractor, has provided substantially all of the engineering, prototype development, and product-development services in respect of our Airdrone Technology and our WaveDrone unmanned surface vessel platform since our inception, and is currently negotiating with us a six-phase, 13-month definitive WaveDrone development program with aggregate contract value approximating $975,000. Guinn Partners also holds 5,000,000 shares of our Common Stock (representing approximately 7.69% of our outstanding Common Stock as of the date of this prospectus) and provides us with the use of its Austin, Texas research-and-development facility on a no-cash-rent basis.

By virtue of his position as Managing Partner of Guinn Partners and his majority membership interest, Mr. Nehrkorn has sole voting power and sole investment power over the 5,000,000 shares of our Common Stock held of record by Guinn Partners and may be deemed to beneficially own such shares pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

These overlapping roles give rise to actual and potential conflicts of interest, including in connection with: (i) the negotiation, scope, pricing, milestones, and acceptance criteria of the pending six-phase WaveDrone development program and any future engagements between us and Guinn Partners; (ii) the allocation of Guinn Partners' personnel, facilities, and resources between projects undertaken on our behalf and projects undertaken for Guinn Partners' other customers; (iii) the establishment and enforcement of intellectual property ownership, confidentiality, non-competition, and quality standards in our agreements with Guinn Partners; and (iv) decisions regarding the voting and disposition of the 5,000,000 shares of our Common Stock held of record by Guinn Partners. Mr. Nehrkorn's economic interest in Guinn Partners creates an incentive for him to favor terms that benefit Guinn Partners over those that would be most favorable to us.

We have, in each case, mitigated these conflicts by requiring Mr. Nehrkorn to abstain from any vote of our Board of Directors approving a transaction or arrangement with Guinn Partners and by requiring approval of each such transaction by the disinterested directors pursuant to Section 144 of the Delaware General Corporation Law ("DGCL"). However, no independent third-party valuation, fairness opinion, or appraisal has been obtained for any of our prior transactions with Guinn Partners, and no such valuation or fairness opinion is currently expected to be obtained for the pending six-phase WaveDrone development program. As a result, the consideration paid by us to Guinn Partners may exceed amounts that would be agreed to in arm's-length transactions with unaffiliated parties, and our results of operations and the value of your investment may be materially adversely affected.

8. Mr. Firoz's financial and managerial interests in numerous related entities create actual and potential conflicts of interest and have resulted in multiple related-party transactions.

Our director and former Interim Chief Financial Officer and former President and Chief Executive Officer, Mr. Imran Firoz, has financial, ownership, or managerial interests in a number of entities that have engaged in transactions with us or otherwise have ongoing arrangements with us. These entities include: (i) Spark Capital Investments LLC ("Spark Capital"), a Delaware limited liability company controlled by Mr. Firoz, which since our inception has paid our monthly Irvine, California rent on our behalf, accrued $20,000 per month in unpaid services fees ($240,000 for the year ended December 31, 2025; $100,000 from inception through December 31, 2024), and advanced $61,010 in unsecured, non-interest-bearing working capital to us as of March 31, 2026; (ii) Fiber Food Systems Inc., a Delaware corporation controlled by Mr. Firoz, which received 5,000,000 founder shares of our Common Stock and exchanged them for shares of BIO-key International, Inc.; (iii) Hudson Dunes Corporation (formerly Central Logistics Services Corp.), a Delaware corporation controlled by Mr. Firoz, which subscribed for 50,000 shares of our Common Stock for $50,000 in cash on December 31, 2024; (iv) SUPA Consolidated Inc. (formerly Tribal Rides International Corp.), a Delaware corporation in which Mr. Firoz is a controlling shareholder, from which we acquired two granted U.S. patents in exchange for 2,906,977 shares of our Common Stock valued at $5,000,000 on December 31, 2024; and (v) Nuvora Energy, Inc. ("Nuvora"), a privately held Delaware corporation in which Mr. Firoz serves as Co-Founder and Interim Chief Financial Officer and which shares our principal-office address — on October 27, 2025, we consummated a share-for-share exchange transaction with Nuvora valued at $2,000,000 in the aggregate.

These overlapping interests give rise to actual and potential conflicts of interest, including in connection with: (i) the timing, terms, valuation, and scope of any current or future transactions between us and any Firoz-controlled entity; (ii) the timing of repayment, conversion, or write-off of related-party loans, accrued service fees, and accrued rent reimbursements owed by us to Spark Capital; (iii) the carrying value of, and any future actions in respect of, our $2,000,000 investment in Nuvora common stock; and (iv) the allocation of Mr. Firoz's time, attention, and managerial focus between us and the other entities he controls or for which he provides services, including FDCTech, Inc. and Eva Live, Inc.

We have mitigated these conflicts by requiring Mr. Firoz to abstain from any vote of our Board of Directors approving a transaction with any of the Firoz-controlled entities and by requiring approval of each such transaction by the disinterested directors pursuant to DGCL §144. However, no independent third-party valuation or fairness opinion was obtained for any of these prior transactions at the time consummated. The fair value of our investment in Nuvora common stock is supported by an independent IRC §409A valuation report dated January 19, 2026, but that valuation was prepared after the closing of the share-for-share exchange. Accordingly, our results of operations, financial position, and the value of your investment may be materially adversely affected if any of these prior transactions, or any future transactions with Firoz-controlled entities, were determined not to be on terms fair and reasonable to us.

9. Mr. Tewari's concurrent roles as a director of Eastern Electrolyser Ltd. and Chief Executive Officer of Nuvora Energy, Inc. create potential conflicts of interest in respect of our hydrogen fuel cell technology arrangements.

A member of our Advisory Board, Mr. Shivam Tewari, serves concurrently as a director of Eastern Electrolyser Ltd. ("Eastern") and as the Chief Executive Officer of Nuvora. Eastern is the counterparty to our September 30, 2024 Hydrogen Fuel Cell Technology Purchase and Assignment Agreement (under which we issued 2,500,000 shares of our Common Stock valued at $2,500,000) and to our January 2026 Amended and Restated Hydrogen Fuel Cell Technology Co-Development and Purchase Agreement, which contemplates the joint development of 4 kW and 8 kW hydrogen fuel cell power packs and, separately, the construction of an approximately 11 MW production facility intended to support a fleet of up to 1,800 drones by the end of fiscal year 2026 (subject to financing, commercial validation, regulatory approvals, and the negotiation and execution of definitive construction and supply agreements). Nuvora is the counterparty to our October 27, 2025 Nuvora Share Swap. Although Mr. Tewari does not serve as a director or executive officer of the Company and our Advisory Board has no voting rights, fiduciary duties, or authority to direct or control our management, operations, or strategic decisions, Mr. Tewari's overlapping roles create potential conflicts of interest in respect of, among other matters, the technical design, development priorities, milestones, costs, intellectual property allocation, and commercialization terms of our hydrogen fuel cell co-development arrangements with Eastern, and any future business arrangements with Nuvora. Although Mr. Tewari does not participate in any vote of our Board of Directors, our reliance on his industry expertise — and the absence of an independent fairness opinion or third-party valuation in respect of any of our arrangements with Eastern or Nuvora — increases the risk that the terms of those arrangements are less favorable to us than could be obtained from unaffiliated parties.

10. We have not adopted a formal written related-party transactions policy, and we do not have standing audit, compensation, or nominating and corporate governance committees, which may impair our ability to identify, evaluate, and address conflicts of interest.

We have not adopted a formal written related-party transactions policy, and our Board of Directors does not currently have standing audit, compensation, or nominating and corporate governance committees. We currently rely on our disinterested directors, acting under DGCL §144, to review and approve related-party transactions, but we have only one independent director (Ms. Beaumont). The absence of a formal written related-party transactions policy and standing committees may impair our ability to: (i) identify all related-party relationships, transactions, and potential conflicts of interest on a timely and consistent basis; (ii) evaluate proposed related-party transactions against established criteria; (iii) document the rationale, alternatives considered, and approval procedures used in connection with the review of related-party transactions; and (iv) provide effective oversight of executive compensation, financial reporting, internal controls, related-party transaction approvals, and the nomination and evaluation of directors. We intend to adopt a formal written related-party transactions policy and to establish standing audit, compensation, and nominating and corporate governance committees in connection with our planned listing on a national securities exchange or the OTC Markets (OTCQB or OTCID). Until we do so, the risk that conflicts of interest are not identified, are not addressed in accordance with best practices for public companies, or are not approved on terms fair and reasonable to us is greater than at companies with formal policies and standing committees in place.

11. We share office space and certain administrative functions with related parties, which may give rise to conflicts of interest and may complicate cost allocation, expense accounting, and the perception of our independence.

Our principal office at 200 Spectrum Center Drive, Suite 300, Irvine, California 92618 is shared with Nuvora and one or more of Spark Capital, Fiber Food Systems Inc., and Hudson Dunes Corporation, each of which is an entity controlled by, or affiliated with, Mr. Firoz. In addition, certain of our administrative and back-office functions are provided by, or coordinated through, Spark Capital. We have not entered into a written cost-sharing or services agreement with Spark Capital governing the allocation of shared office costs, administrative resources, or back-office services. The shared-office and shared-administrative-function arrangements may result in cost allocations and expense accounting that are not on terms that would be agreed to between unaffiliated parties; may give rise to actual or perceived conflicts of interest in respect of the allocation of shared resources, the prioritization of work, the use of confidential information, and the conduct of business communications; and may complicate the operational separation of our business from those of the related parties. If, in the future, we are required to restate our financial statements or are subject to claims of inadequate disclosure, regulatory inquiry, or stockholder litigation in respect of these arrangements, our results of operations, financial condition, and the value of your investment may be materially adversely affected.

Risks Related to Our Markets, Competition, and Strategy

12 .. Adverse macro-economic conditions, including inflation and higher interest rates, could negatively affect demand for our systems, increase our costs, and impair our results of operations.

Our business and prospects are subject to risks associated with adverse macro-economic conditions in the United States and globally. Economic downturns, recessions, periods of high inflation, rising interest rates, tightening of credit markets, reduced government or corporate spending, currency volatility, and other macro-economic factors could negatively affect demand for our systems and services, particularly where our potential customers are government agencies or enterprises with discretionary capital budgets.

Adverse economic conditions may cause customers to delay, reduce, or cancel purchases, lengthen sales cycles, limit funding for pilot programs, or seek lower-cost alternatives. In addition, inflationary pressures and supply-demand imbalances may increase our costs for components, fuel cell systems, materials, labor, logistics, and other inputs. We may not be able to offset such cost increases through price increases, productivity gains, or alternative sourcing.

Deterioration in macro-economic conditions may also affect our ability to raise additional capital on acceptable terms, if at all, and could increase the cost of any debt financing we may incur. Any of these factors could have a material adverse effect on our business, financial condition, results of operations, and prospects.

13 .. The markets in which we expect to compete are highly competitive and characterized by rapid innovation, and we may not be able to compete effectively.

We expect to compete in markets for uncrewed aerial and maritime systems, hydrogen power systems, and AI-enabled analytics. These markets are intensely competitive and are characterized by rapid technological change, evolving customer requirements, price and performance competition, and frequent product introductions. We will face competition from a wide range of companies, including established defense contractors, commercial drone manufacturers, robotics companies, software and analytics providers, and new entrants.

Many of our competitors have significantly greater financial, technical, manufacturing, marketing, and other resources, longer operating histories, broader product lines, and established relationships with customers and regulators. They may be able to respond more quickly to new technologies, changing customer requirements, and industry or regulatory developments.

If we do not compete successfully, we may lose current or potential customers, our revenue and margins may decline, and our business and prospects may be materially and adversely affected.

14 .. We expect to rely on a limited number of key customers and end markets, including potential sales to U.S. government and defense-related customers, which may subject us to concentration and budgetary risks.

We expect that a significant portion of our future revenue, if any, may come from a relatively small number of key customers and end markets, including potential customers in the defense, security, critical infrastructure, and government sectors. As a result, our business may be particularly sensitive to the success, financial condition, and procurement decisions of a limited number of customers or programs.

Government and defense customers in particular are subject to stringent procurement processes, annual or multi-year budget cycles, and shifting political and policy priorities. Reductions or delays in government spending, cancellations or modifications of programs, or changes in priorities away from uncrewed systems or hydrogen-powered technologies could reduce demand for our offerings and adversely affect our business.

If one or more of our key customers reduce, delay, or cancel purchases, or if we are unable to win or renew a small number of important contracts or pilot programs, our business, financial condition, and results of operations could be materially and adversely affected.

15 .. We may become subject to complex government contracting and procurement rules, and failure to comply with these rules could limit our growth and expose us to penalties.

To the extent we contract directly or indirectly with the U.S. government or other governmental entities, we will be required to comply with laws and regulations applicable to government contractors and subcontractors, including the Federal Acquisition Regulations (FAR), agency-specific supplements, and other procurement rules.

These regulations may affect how we price our offerings, allocate costs, manage our supply chain, protect information, and conduct business. Government contracts are often subject to audit, investigation, modification, and termination for convenience by the contracting agency. If a government audit or investigation uncovers improper or illegal activities, or if we fail to comply with applicable regulations, we could be subject to civil or criminal penalties, administrative sanctions, damages, suspension or debarment from future government contracts, and reputational harm.

Any of these outcomes could reduce our revenue, increase our costs, and have a material adverse effect on our business, financial condition, and results of operations.

16 .. We may not achieve broad market adoption of hydrogen-powered AI drone solutions, and even if the markets develop, our specific products and services may not meet customer needs.

Our strategy assumes that markets for hydrogen-powered, AI-enabled uncrewed aerial and maritime systems will expand as customers seek longer endurance, lower emissions, and more advanced analytics. These markets are still emerging and may develop more slowly than we expect, may be limited to niche applications, or may not develop at all.

Even if markets for hydrogen-powered AI drones gain broader acceptance, our specific products and services may not meet customer needs or preferences, or may not be adopted due to concerns about safety, reliability, cost, infrastructure availability, regulatory uncertainty, or competing technologies. Customers may choose alternative solutions, including battery-powered drones, crewed aircraft, satellites, or ground-based systems.

If the markets we are targeting do not develop as we anticipate, or if our offerings fail to gain market acceptance within those markets, our growth prospects and business could be materially and adversely affected.

17 .. Rapid technological change in our markets requires ongoing innovation and product development, which may be costly and may not succeed.

The markets for uncrewed systems, hydrogen power, and AI analytics are characterized by rapid technological advancements, frequent new product introductions, and evolving industry standards. Our future success will depend on our ability to anticipate and respond effectively to these changes, to continue developing and enhancing our products and services, and to bring new solutions to market in a timely and cost-effective manner.

We may not have sufficient resources to make the necessary investments in research and development, testing, and certification. Our efforts to innovate may be more costly or take longer than we expect, or may not result in products or features that achieve commercial success. Competitors, including larger firms with greater resources, may develop technologies that render our offerings less attractive or obsolete.

If we are unable to allocate sufficient resources to product development or fail to create new products and enhancements that keep pace with technological and market developments, customer demand for our offerings may decline, and our business and prospects could be materially and adversely affected.

Risks Related to Our Hydrogen, Uncrewed Systems, and AI Technology

18 .. Hydrogen is a hazardous material, and accidents or safety incidents involving our hydrogen storage, fueling, or fuel cell systems could result in severe consequences, regulatory scrutiny, and reputational damage.

Our systems are being designed around hydrogen fuel cell technology. Hydrogen presents specific safety risks, including flammability, potential for leaks, and high-pressure storage requirements. Incidents involving our hydrogen storage, fueling systems, or fuel cell power packs—whether on our platforms, at customer facilities, or at any future production or test sites—could result in serious injury or death, property damage, environmental harm, regulatory investigations, and significant negative publicity.

Any such incident could result in grounding or recall of affected platforms, redesign or retrofit requirements and associated costs, more stringent regulatory requirements or operational restrictions, and loss of customer and investor confidence. Even if our products do not cause a safety incident, accidents involving hydrogen systems generally could negatively affect public perception and regulatory attitudes toward hydrogen-powered uncrewed systems.

19 .. Our hydrogen fuel cell power systems may not achieve the performance, durability, cost, or certification required for our intended applications.

We are co-developing 4 kW and 8 kW PEM hydrogen fuel cell power packs designed to be ultra-lightweight, high-output, and suitable for integration into aerial and maritime platforms. These systems must satisfy demanding and sometimes conflicting requirements relating to weight, power density, cost, efficiency, reliability, refueling characteristics, and environmental robustness.

There is no assurance that our partners and we will be able to achieve targeted performance and weight metrics under real-world operating conditions, achieve the durability and maintenance intervals required by customers, produce fuel cell systems at a cost that makes our overall solution economically attractive, or obtain any required certifications or approvals from relevant regulators.

If our fuel cell systems underperform, prove unreliable, are too costly, or cannot be certified for their intended use, our platforms may be less attractive to customers or may not be commercially viable at all. This could materially and adversely affect our business, financial condition, and prospects.

20 .. Our uncrewed aerial and maritime systems are complex and may contain defects, errors, or vulnerabilities that could result in performance issues, product recalls, liability, and reputational harm.

Our Airdrone and Wavedrone platforms and related systems are complex, integrating advanced aerostructures, propulsion systems, sensors, avionics, communications, control software, and ground infrastructure. Complex systems may contain design or manufacturing defects, integration issues, software bugs, or vulnerabilities that may not be detected until after deployment.

Defects, errors, or failures in our products—or their misuse—could result in crashes, loss of vehicles, mission failures, property damage, personal injury, or death. We may be required to recall or repair products, provide replacement systems, or implement costly software updates or hardware modifications. Such issues could also damage our brand, delay our development and commercialization efforts, and divert management and engineering resources from other priorities.

21 .. We may face significant product liability and other claims if our products harm people or property, and our insurance coverage may not be adequate.

The operation of uncrewed aerial and maritime systems involves inherent risks of accidents and injuries. If our products malfunction, are misused, or are involved in incidents that cause property damage, personal injury, or death, we could be subject to product liability, negligence, or other claims. Such claims could be expensive to defend, divert management’s attention, and result in substantial damage awards or settlements.

We maintain insurance coverage that we believe is appropriate for our stage and industry; however, our policies may not cover all types of claims, may be subject to significant deductibles and limits, and may not be available or affordable on reasonable terms in the future. A successful claim that exceeds our insurance coverage, or a series of claims, could have a material adverse effect on our business, financial condition, and results of operations.

22 .. Our use of AI and autonomy features exposes us to risks of software defects, unintended behavior, cybersecurity vulnerabilities, and regulatory scrutiny.

We intend to incorporate AI-driven perception, navigation, object recognition, fleet management, and decision-support capabilities into our platforms. AI and autonomy software can behave unpredictably in edge cases or untested scenarios and can be difficult to validate fully. In addition, AI systems may be susceptible to adversarial attacks, spoofing, or manipulation of sensor inputs.

Software defects, misconfigurations, or cyber-related issues affecting our AI systems could result in loss of control of uncrewed platforms, collisions, crashes, unsafe behavior, incorrect or misleading data and analytics, or system downtime and service disruptions. Any such event could lead to property damage, personal injury, regulatory action, contractual liability, and loss of customer trust.

Regulators may also impose additional requirements or limitations on AI-enabled or autonomous operations, which could increase our development costs or restrict the capabilities of our products.

23 .. Our systems and data infrastructure are subject to cybersecurity and data privacy risks, including potential breaches affecting sensitive flight, sensor, and customer data.

We expect to collect, transmit, process, and store significant amounts of data, including flight telemetry, sensor readings, imagery, and customer-provided information. Our platforms and infrastructure may be vulnerable to cyberattacks, including hacking, malware, ransomware, phishing, insider threats, and attacks on third-party service providers.

A successful cyberattack or data breach could result in unauthorized access to, or exfiltration of, sensitive data; manipulation of control systems or loss of control of uncrewed platforms; disruption of our operations, development, or support activities; significant remediation, notification, and litigation costs; and regulatory investigations, fines, and reputational damage.

Our cybersecurity measures may prove inadequate, especially as attackers become more sophisticated. In addition, evolving data protection and privacy regulations may impose increasing obligations and costs on us.

24 .. Our provisional patent application may not result in an issued patent, which could adversely affect our competitive position.

We have filed U.S. Provisional Patent Application No. 63/727,652 for our self-righting USV technology. A provisional patent application does not itself mature into a patent; rather, it establishes a priority date and provides a 12-month period during which we must file a non-provisional (utility) patent application to preserve the priority date. Our provisional application was filed on December 3, 2024, requiring us to file a non-provisional application by December 3, 2025.

Even if we timely file a non-provisional application, there can be no assurance that:

•The USPTO will grant a patent based on our application;

•The scope of any patent granted will be broad enough to provide meaningful protection for our technology;

•Our patent claims will not be challenged, invalidated, or circumvented by competitors;

•Prior art or other patents will not limit the enforceability of our patent, or

•We will have sufficient resources to enforce our patent rights against potential infringers.

Failure to obtain patent protection or the invalidation of our patent rights could enable competitors to replicate our self-righting USV technology, which would materially and adversely affect our competitive position and business prospects.

25 .. Our non-provisional patent application is subject to USPTO examination and may not result in an issued patent.

Under U.S. patent law, a provisional patent application automatically expires 12 months after filing if a corresponding non-provisional application is not filed claiming priority to the provisional. Our provisional application (No. 63/727,652) expiry date was on December 3, 2025. In December 2025, we filed a non-provisional patent application with the USPTO for our self-righting USV technology, claiming priority to our provisional application filed December 3, 2024. The application is now subject to examination by the USPTO, a process that typically takes 18 to 24 months. During examination, the USPTO may reject some or all of our patent claims, require amendments that narrow the scope of protection, or identify prior art that limits patentability.

Even if we overcome all USPTO objections and a patent is issued, there can be no assurance that:

•The issued claims will be broad enough to provide meaningful competitive protection;

•Competitors will not design around our patent claims;

•Third parties will not challenge the validity of our patent through inter partes review or litigation; or

•We will have sufficient resources to enforce our patent rights against infringers. if we do not timely file a non-provisional application.

26 .. We may face intellectual property infringement claims from third parties.

The maritime drone and autonomous vessel industry involves numerous patents and proprietary technologies. Other companies may hold patents or intellectual property rights that could be interpreted to cover aspects of our self-righting USV technology. We have not conducted a comprehensive freedom-to-operate analysis, and there can be no assurance that our technology does not infringe the intellectual property rights of others.

We may be required to pay substantial damages, obtain licenses on unfavorable terms, or redesign our products at high cost and delay, any of which could materially harm our business and financial condition if we are found to infringe third-party intellectual property rights.

27 .. Our Asset Purchase and IP Agreement with Shore House IVF contains a clawback provision that could result in the loss of our core Wavedrone Technology if we do not uplist on a National Securities Exchange.

As of the date of this prospectus, we have not listed our common stock on a national securities exchange and do not currently satisfy all applicable listing requirements of Nasdaq or the NYSE. There can be no assurance that we will be able to complete an uplisting on acceptable terms, or at all, within the required twelve-month period, which expires on December 31, 2025. Our ability to uplist is subject to numerous factors, many of which are beyond our control, including market conditions, regulatory review timelines, investor demand, minimum bid price requirements, stockholders’ equity thresholds, corporate governance requirements, and the availability of audited financial statements meeting the standards of the applicable exchange.

If Shore House IVF were to exercise its clawback right, we would lose ownership and control of the Wavedrone maritime drone platform, which constitutes a core component of our current and planned business operations, product roadmap, and commercialization strategy. The loss of this technology would materially and adversely affect our business, financial condition, results of operations, and prospects. In such circumstances, we would be required to develop, license, or acquire alternative maritime drone or autonomous surface vessel technology, which could require substantial additional capital, result in significant delays, involve unfavorable terms, or ultimately prove unsuccessful. There can be no assurance that any alternative technology would be comparable to the Wavedrone platform in terms of performance, cost, regulatory readiness, or market acceptance.

The existence of this clawback provision may also adversely affect investor confidence, our valuation, our ability to raise capital, and our strategic flexibility during the uplisting process. Accordingly, failure to uplist within the specified timeframe could have a material adverse effect on our business and may impair our ability to continue executing our current business plan.

28 .. We have not yet completed development of our Hydrogen Fuel Cell Power Systems, and delays or failure to achieve revised development milestones could adversely affect our business.

Although we acquired hydrogen fuel cell technology from Eastern Electrolyser Ltd. in September 2024, the continued development and refinement of 4 kW and 8 kW hydrogen fuel cell power packs remain subject to an ongoing co-development program. The original target date for completing prototype fuel cell products by December 31, 2024, was not met due to supply chain constraints, technical development requirements, and resource allocation priorities.

In January 2026, we amended and restated our agreement with Eastern to waive any default related to the original milestone date and to establish revised development milestones extending through June 30, 2027. These milestones include engineering design completion, prototype fabrication, bench testing, integration testing, and delivery of production-ready units.

The revised milestones are subject to a number of risks, including technical challenges inherent in hydrogen fuel cell systems, integration risks with our drone platforms, availability of components and materials, reliance on Eastern’s engineering and development resources, and broader supply chain and geopolitical risks. While the agreement requires the parties to use commercially reasonable efforts to achieve the milestones, it does not guarantee successful or timely completion.

If we are unable to complete development of commercially viable hydrogen fuel cell power systems on the anticipated timeline, or at all, our ability to commercialize hydrogen-powered drone platforms could be delayed or impaired, which could adversely affect our business strategy, competitive position, financial condition, and results of operations.

Risks Related to Regulation and Government Policy

29 .. We may not be able to obtain, maintain, or expand the regulatory approvals and operational permissions required to deploy our systems at scale.

Our ability to commercialize our aerial and maritime platforms depends on complying with, and obtaining approvals under, a complex and evolving set of regulations administered by authorities such as the U.S. Federal Aviation Administration (FAA), other civil aviation and maritime regulators, and, in some cases, defense or national security agencies.

These regulations may limit where, how, and for what purposes our uncrewed systems can operate; restrict beyond visual line of sight (BVLOS) operations or require additional certifications or waivers; impose requirements on pilot training, maintenance, airworthiness, and safety systems; or change in ways that render our current or planned designs non-compliant.

We may experience delays, costs, or failures in obtaining specific approvals, waivers, or certificates needed for certain operations or customers. Regulatory authorities may also suspend or revoke approvals based on safety incidents, policy changes, or other factors. Inability to obtain or maintain required regulatory permissions could delay or prevent commercial deployments and materially harm our business.

30 .. As we pursue applications in defense, critical infrastructure, and cross-border markets, we may be increasingly subject to export control, sanctions, and national security regulations.

To the extent we sell to or work with defense, security, or critical infrastructure customers, or export our products or technology outside the United States, we may become subject to U.S. export control laws and regulations, including the International Traffic in Arms Regulations (ITAR) and Export Administration Regulations (EAR), as well as similar foreign regimes.

If our products, software, or technology are classified as controlled items, we may be required to obtain export licenses or authorizations for certain transactions, implement additional compliance programs and internal controls, restrict access to technology by certain foreign nationals, or decline business opportunities in sanctioned jurisdictions or with sanctioned counterparties.

Failure to comply with export controls or sanctions could result in significant civil or criminal penalties, denial of export privileges, reputational harm, and loss of access to certain markets or customer segments. Geopolitical developments could also affect our ability to sell into certain regions or collaborate with foreign partners.

31 .. Changes in environmental, health, and safety regulations, or in climate and ESG expectations, may adversely affect our operations, supply chain, and markets.

Although hydrogen-powered platforms can offer emissions advantages over fossil fuel-based systems, our operations are subject to environmental, health, and safety laws and regulations related to hydrogen production, storage, and use, as well as manufacturing, testing, and waste disposal. Changes in such regulations or in enforcement practices could increase our compliance costs or limit our operations.

In addition, climate-related policies, carbon pricing, hydrogen certification schemes, and environmental permitting could affect the availability and cost of hydrogen or other inputs. Investor and customer expectations regarding environmental, social, and governance (ESG) performance are also evolving. If we fail to meet these expectations, or if climate-related disruptions affect our operations or those of our partners, our reputation, cost structure, and access to capital could be negatively impacted.

32 .. As we expand internationally, we will be subject to additional risks, including regulatory, operational, geopolitical, and foreign currency risks, which could adversely affect our business.

Although we are currently in the development stage, we expect to pursue opportunities outside the United States, including through our subsidiary Boumarang Pty Ltd in Australia and in other regions where our uncrewed systems and hydrogen technologies may be deployed. Operating and expanding internationally subjects us to numerous additional risks, including:

•differing technical standards, certification requirements, and operational regulations for uncrewed systems and hydrogen technologies;

•complex, inconsistent, or rapidly changing legal and regulatory environments, including aviation, maritime, environmental, safety, data protection, and labor laws;

•difficulties in establishing and managing relationships with local partners, suppliers, and customers;

•challenges in recruiting, training, and retaining local personnel;

•increased costs and complexities associated with logistics, customs, duties, tariffs, and trade restrictions;

•exposure to political or social instability, changes in government policies, nationalization or expropriation of assets; and

•restrictions or delays related to export controls, sanctions, or national security reviews, as described under “Risks Related to Regulation and Government Policy.”

We may also become exposed to fluctuations in foreign currency exchange rates as we incur expenses or generate any revenues in currencies other than the U.S. dollar. Significant movements in exchange rates could affect our reported results of operations and cash flows, particularly if we do not implement effective hedging or other risk-management strategies.

If we are unable to manage the risks associated with international operations effectively, our ability to grow our business, compete in global markets, and achieve our strategic objectives could be materially and adversely affected.

33 .. We may have greater than anticipated tax liabilities, and changes in tax laws or adverse outcomes in tax examinations could adversely affect our results of operations and cash flows.

We are subject to income and other taxes in the United States and, as we expand, may become subject to taxation in additional jurisdictions. Our tax liabilities are based on our corporate structure, our intercompany arrangements, and the allocation of income and expenses among taxing jurisdictions, all of which require significant judgment. Tax authorities may challenge our tax positions, and the outcome of any audits or examinations may differ from our expectations.

In addition, tax laws, regulations, and administrative practices are subject to change, interpretation, and varying enforcement. Changes in tax rates, the adoption of new tax laws, including digital services taxes or minimum tax regimes, changes in how existing tax laws are interpreted or applied, or changes in our corporate structure or operations could result in increased tax liabilities, require us to pay additional taxes or penalties, or affect the value of our deferred tax assets.

We may not have established adequate reserves for our tax positions, and any increase in our tax obligations, including as a result of an adverse outcome in a tax audit or examination, could have a material adverse effect on our results of operations, financial condition, and cash flows.

Risks Related to Our Intellectual Property and Strategic Transactions

34 .. We may not be able to protect or enforce our intellectual property rights adequately, and we rely on intellectual property that we do not own outright.

Our success depends in part on our ability to obtain, maintain, and enforce intellectual property rights covering our technologies, including rights acquired from third parties such as Guinn Partners and SUPA Consolidated Inc. (formerly Tribal Rides International Corp.) , and rights licensed from technology providers such as Trust Stamp. We also rely on trade secrets and know-how.

Our IP protection may be limited because patents may not issue from pending or future applications or, if issued, may be challenged, narrowed or invalidated; our trade secrets may be disclosed or misappropriated, including by future employees, contractors, partners or competitors; we may be unable to detect or prove unauthorized use of our technology; and contractual protections, such as confidentiality and IP ownership clauses, may be breached or difficult to enforce.

We also rely on technology that we license rather than own. Licenses may be subject to field-of-use restrictions, may not be exclusive, and may be terminable under certain circumstances. If we are unable to maintain these licenses on commercially reasonable terms, or if licensors fail to perform, our products and services could be impaired.

If we cannot protect our intellectual property or must license critical technology on unfavorable terms, our competitive position, revenue, and margins could be adversely affected.

35 .. We may be subject to claims that our products or technologies infringe the intellectual property rights of others.

The industries in which we operate, including aerospace, robotics, hydrogen systems, and AI, are characterized by extensive patenting and frequent intellectual property disputes. Third parties may allege that our products, services, or technologies infringe their patents, copyrights, trademarks, trade secrets, or other proprietary rights.

Any such claims—whether or not meritorious—could result in costly and time-consuming litigation or administrative proceedings, injunctions or other orders limiting or preventing sales or use of our products, the need to redesign products or obtain licenses (which may not be available on reasonable terms, or at all), and payment of damages, royalties or settlement amounts.

An adverse outcome in any intellectual property dispute could materially harm our business, financial condition, and prospects.

36 .. Future strategic transactions, including acquisitions or additional IP purchases, may not achieve their intended benefits and may create integration, accounting, and operational risks.

Our strategy may involve acquiring additional intellectual property, technology assets, or companies to complement or expand our capabilities. Any such transaction could involve significant risks, including difficulties in integrating technology, products, systems, operations and personnel; diversion of management’s time and attention from our core business; higher than expected costs, including restructuring charges and integration expenses; the assumption of unknown or contingent liabilities; and the risk that anticipated synergies, cost savings or other expected benefits do not materialize.

In addition, acquisitions may require us to record goodwill or other intangible assets that could be subject to future impairment charges, adversely affecting our results of operations.

Risks Related to Our Common Stock and This Offering

37 .. An active trading market for our common stock may not develop or be sustained, and the market price of our stock may be volatile.

Prior to this offering, there has been no public market for our common stock. We cannot predict the extent to which investor interest will lead to the development of an active, liquid trading market. Even if a market develops, it may not be sustained, and you may be unable to sell your shares at or above the initial public offering price, or at all.

The market price of our common stock may be highly volatile and may be affected by factors such as our operating performance and financial condition; delays or developments (favorable or unfavorable) in our product development, testing or regulatory approvals; announcements regarding our partners, customers or competitors; changes in analyst estimates or market perceptions of our sector; regulatory or policy developments affecting drones, hydrogen or AI; and general economic, market and geopolitical conditions.

Securities of emerging technology and drone-related companies have often experienced substantial price and volume fluctuations unrelated to operating performance. Such volatility could result in the initiation of securities class action litigation, which could entail substantial costs and divert management’s attention.

38 .. This is a "best efforts" offering with no minimum, which means we may not raise any funds or may raise less than the full offering amount, and investors may be the only participants in this offering.

We are offering our shares on a "best efforts, no minimum" basis. This means there is no minimum amount we must raise, and we may close the offering without selling any shares or after selling only a portion of the offered shares. Our officers and directors will use their best efforts to sell the shares, but are not required to sell any specific amount. Because there is no minimum offering amount: (i) you may be the only investor in this offering; (ii) we may not raise sufficient capital to execute our business plan; (iii) your investment will not be returned if we fail to sell additional shares; and (iv) we will have immediate access to any funds raised with no escrow protection. If we raise significantly less than the full offering amount, we may not have sufficient capital to execute our stated use of proceeds, and you could lose your entire investment. If less than 50% of the offering is completed, the Company will be required to materially curtail product development, delay commercialization efforts, and may not be able to continue operations without additional financing.

39. We may not be able to raise follow-on equity financing of up to $2,000,000 from our subscription agreements or through a public offering or private placement.

As part of our liquidity strategy, management intends to pursue a follow-on equity financing of approximately $2,000,000 within 12 months following the completion of this offering. This planned financing may take the form of a private placement, registered offering, or other equity or equity-linked transaction. As of the date of this prospectus, we have no binding commitments, subscription agreements, or other arrangements in place with respect to this financing, and there can be no assurance that we will be able to raise this amount, or any additional capital, on acceptable terms or at all. Our ability to complete a follow-on financing will depend on market conditions, investor interest, our operating performance, and other factors beyond our control. If we are unable to raise additional capital, we may be required to significantly curtail our operations, delay our development programs, or seek strategic alternatives.

40 .. There is currently no market for the Company's equity securities.

The Company's Common Stock is not traded on any market exchange. The Company intends to apply for trading in the future. However, there is no assurance that its application for trading will be accepted or, if accepted, that a trading market will develop.

At the time of this Offering, there was no public market for our Common Stock, and we have not applied for the listing or quotation of our Common Stock on any public market. The Company or shareholders will offer and sell Common Stock at a fixed price until our Common Stock is listed on the OTCID, OTCQX, or OTCQB, or any other stock exchange, at which time they may be sold at prevailing market prices or in privately negotiated transactions. As of the date of this prospectus, the Company has not submitted an application for quotation on any OTC market.

41 .. Specific provisions of our Certificate of Incorporation and bylaws allow the concentration of voting power in founding shareholders, which may, among other things, delay or frustrate the removal of incumbent directors or a takeover attempt, even if such events may be beneficial to our stockholders.

Provisions of our certificate of incorporation and bylaws may have the effect of delaying, discouraging, or preventing a change in control of the Company, including changes that our stockholders may consider beneficial. These provisions may also make it more difficult for stockholders to remove incumbent directors or to effect a merger, tender offer, proxy contest, or other corporate transaction that is not approved by our board of directors, even if such a transaction may be in the best interests of our stockholders.

In addition, certain of our stockholders beneficially own significant portions of our outstanding Common Stock. Yessenia Hernandez, through her control of Tolemac Holdings LLC and TAH-DAH Ventures LLC, beneficially owns approximately 24.98% of our outstanding Common Stock. Imran Firoz beneficially owns approximately 18.52% of our outstanding Common Stock. As a result of these ownership positions, each of these stockholders may be able to exercise significant influence over matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions.

However, no stockholder or group of stockholders controls the Company within the meaning of Rule 405 of the Securities Act. No stockholder holds a majority of the Company’s outstanding voting power, and there are no voting agreements, stockholder agreements, or other arrangements pursuant to which any stockholders act together. No stockholder has contractual rights to appoint directors, approve or veto corporate actions, or otherwise control the Company.

The concentration of ownership among certain stockholders, together with the anti-takeover provisions in our organizational documents, could have the effect of discouraging potential acquisition proposals, delaying or preventing a change in control, or reducing the likelihood that a third party will acquire control of the Company, even if such a transaction might otherwise be beneficial to our stockholders. As a result, the market price of our Common Stock could be adversely affected.

42 .. Future sales or issuances of our securities, or the perception that such sales or issuances may occur, could depress the market price of our common stock and be dilutive to existing stockholders.

After this offering, we will have a significant number of shares of common stock outstanding, a substantial portion of which will be held by existing stockholders and will be subject to contractual lock-up agreements for 90 days or other transfer restrictions for a period of time. When these restrictions lapse, or if lock-ups are waived, a substantial number of shares may become eligible for sale into the public market.

Sales of a large number of shares, or the perception that such sales could occur, could depress the market price of our common stock and make it more difficult for you to sell your shares at a time and price you consider appropriate. Future equity or equity-linked issuances by us, including in connection with financings, acquisitions, employee equity grants, or strategic transactions, could also depress our stock price and be dilutive to existing stockholders.

In addition, we may issue debt or preferred equity securities with rights that are preferential to, and could cause a decrease in the value of our existing equity securities. The issuance of any such securities could increase our leverage, reduce the amount of cash available for working capital, capital expenditures, and other corporate purposes, and adversely affect the market price of our common stock.

43 .. Our common stock may be illiquid, and you may not be able to resell your shares when or at the price you desire.

The public market for our common stock, if and when it develops, may be limited in size and trading volume. As a result, you may not be able to sell your shares quickly or at a price that you consider attractive. Market makers may not be willing or able to maintain quotations for our common stock, and additional market makers may not enter the market.

In addition, our common stock is expected to be classified as a "penny stock" under applicable SEC rules. A penny stock is generally defined as any equity security that has a market price of less than $5.00 per share and is not listed on a national securities exchange. Penny stocks are subject to a number of regulations, including Rule 15g-9 under the Exchange Act, which requires broker-dealers to provide risk disclosures and obtain a written agreement from investors prior to executing transactions.

These rules may limit the ability of broker-dealers to trade our common stock and could reduce the liquidity and market price of our shares. As a result, you may find it more difficult to sell your shares or to obtain accurate quotes for their value.

An investment in our common stock should be considered illiquid and long-term. You should be prepared to bear the economic risk of your investment for an indefinite period of time and to withstand a complete loss of your investment.

44 .. We do not intend to pay dividends in the foreseeable future, and any return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings, if any, to fund the development and growth of our business, and do not anticipate paying any cash dividends on our common stock in the foreseeable future.

As a result, any return on your investment in our common stock will depend on appreciation in the price of our common stock, which may not occur. Investors seeking cash dividends should not purchase our common stock.

45 .. If we do not maintain effective internal control over financial reporting and disclosure controls and procedures, or if material weaknesses are identified, we may not be able to accurately report our financial results, which could adversely affect investor confidence and the market price of our common stock.

We are a newly formed development-stage company with limited resources and personnel devoted to finance and accounting. As we prepare to operate as a public company, we will need to design, implement, and maintain internal control over financial reporting and disclosure controls and procedures meeting the standards required by the Sarbanes-Oxley Act.

If we fail to maintain effective controls, or if material weaknesses are identified in the future, we may be unable to accurately or timely report our financial results, which could result in restatements, regulatory inquiries or sanctions, loss of investor confidence, and a decline in the market price of our common stock. Implementing and testing necessary controls will require significant management time and external resources.

46 .. The Company is subject to the risk of non-compliance with State and Federal securities laws.

The Company has previously conducted private placements of its securities in reliance on exemptions from registration under the Securities Act of 1933, as amended, including Regulation D, and applicable exemptions under state securities laws. There can be no assurance that such offerings complied in all respects with applicable federal and state securities laws, including qualification requirements for exemption from registration.

The offering of securities pursuant to this registration statement is being conducted as a registered public offering under the Securities Act. However, if any of the Company’s prior or future offerings are found not to qualify for an exemption from registration, or otherwise fail to comply with applicable securities laws, the Company could be subject to claims for rescission, civil liabilities, fines, penalties, or other enforcement actions. Any such claims or proceedings could have a material adverse effect on the Company’s business, financial condition, results of operations, and prospects.

47 .. We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering. We currently intend to use the net proceeds for Wavedrone development, research and development, sales & marketing, working capital, and general corporate purposes, as described under “Use of Proceeds.”

Because our management has broad discretion, investors will be relying on the judgment of our management regarding the application of the proceeds. If we do not use the proceeds effectively, our business, financial condition, and results of operations could be adversely affected, and we may need to seek additional financing sooner than expected.

48 .. As a public company, we will be subject to additional regulatory and compliance requirements, and failure to comply with securities laws and stock exchange rules could adversely affect us.

Upon completion of this offering, we will be subject to the reporting, disclosure, and other obligations imposed by the Securities Exchange Act of 1934, as amended, the rules and regulations of the Securities and Exchange Commission, and, if our common stock is listed, the listing requirements and corporate governance rules of the applicable stock exchange or market.

Compliance with these requirements will increase our legal, accounting, and other compliance costs and will require significant management attention. If we fail to comply with applicable securities laws or listing rules, we could be subject to enforcement actions, fines, penalties, reputational damage, and, in extreme cases, delisting of our common stock. Any such outcomes could adversely affect the liquidity and value of our common stock and our ability to raise capital in the future.

49 .. Distributions upon Dissolution or Liquidation.

An investment in the Company is highly speculative and involves a considerable degree of risk. In the event of a voluntary or involuntary dissolution or liquidation of the Company, the Company’s creditors would be entitled to receive payment in full before any distributions are made to holders of the Company’s Common Stock.

As of the date of this prospectus, the Company does not have any outstanding convertible promissory notes. However, the Company may incur indebtedness in the future, including convertible promissory notes or other debt instruments. If the Company were to issue such indebtedness, holders of those instruments would generally have priority over holders of Common Stock with respect to distributions upon liquidation or dissolution.

After payment in full of all liabilities and obligations, if any proceeds remain, holders of Common Stock would be entitled to receive distributions on a pro rata basis. As a result, holders of Common Stock may recover less than the amount they invested, or may receive no distribution at all.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $210,000, based on gross proceeds of $250,000 and estimated offering expenses of approximately $40,000. However, because this is a best effort offering with no minimum, we may sell fewer than all of the shares offered.

The following table sets forth the estimated use of net proceeds at various funding levels:

Use of Proceeds	25% of net amount	50% of net amount	75% of net amount	Total Amount	%
Wavedrone Development	$25,000	$50,000	$75,000	$100,000	47.62%
Research & Development	$10,000	$20,000	$30,000	$40,000	19.05%
Sales & Marketing	$6,250	$12,500	$20,000	$25,000	11.90%
General & Administrative	$5,000	$12,500	$17,500	$20,000	9.52%
Working Capital	$6,250	$10,000	$15,000	$25,000	11.90%
Total	$52,500	$105,000	$157,500	$210,000	100.00%

If we raise less than 100% of the offering amount, we will prioritize working capital and essential operating expenses and will scale back or delay development activities accordingly. If less than 50% of the offering is completed, the Company will be required to materially curtail product development, delay commercialization efforts, and may not be able to continue operations without additional financing. There can be no assurance that we will raise any funds in this offering.

Description of Intended Uses (assuming the net proceeds are $210,000)

Wavedrone Platform Development. We intend to use approximately $100,000 of the net proceeds to continue development of our Wavedrone maritime technology platform. This includes engineering, product development, and integration work with our development partners, including Guinn Partners, our primary engineering and product development contractor.

Research and Development. We intend to use approximately $40,000 to advance research and development activities related to our intellectual property portfolio, including our Airdrone Technology, Hydrogen Fuel Cell Technology, and related proprietary systems.

Sales and Marketing. We intend to use approximately $25,000 to support sales and marketing initiatives to build market awareness of our Wavedrone platform and develop customer relationships in the maritime technology sector.

General and Administrative. We intend to use approximately $20,000 for general and administrative expenses, including professional fees for legal, accounting, and compliance services associated with our operations and SEC reporting obligations.

Working Capital. We intend to use the remaining $25,000 for working capital and general corporate purposes.

Management Discretion

The amounts and timing of our actual expenditure will depend on numerous factors, including the status of our development efforts, sales and marketing activities, the amount of cash generated or used by our operations, and other factors. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending any such uses, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

All development timelines and milestones are non-binding, subject to funding availability, and do not include penalties for non-completion. No assurance can be given that such milestones will be achieved on the anticipated schedule or at all.

The foregoing represents our current intentions based upon our present plans and business conditions. See "Risk Factors" for a discussion of certain risks that may affect our use of proceeds.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, a substantial number of shares of our common stock will be eligible for future sale in the public market, subject to applicable lock-up agreements and restrictions under federal securities laws, including Rule 144 under the Securities Act.

For a more complete description of shares eligible for future sale, including applicable lock-up agreements, Rule 144 resale limitations, and the potential impact on the market price of our common stock.

DIVIDEND POLICY

We have never declared any dividends on our Common Stock, and we do not anticipate paying any dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Any future determination to declare dividends will be subject to the discretion of our board of directors and will depend on various factors, including applicable Delaware law, future earnings, capital requirements, results of operations, and any other relevant factors. In general, as a Delaware corporation, we may pay dividends out of surplus capital or, if there is no surplus capital, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

CAPITALIZATION

The following table sets forth our cash, cash equivalents, short-term investments, and capitalization as of March 31, 2026 :

●on an actual basis;

●On a pro forma basis to further reflect the issuance and sale of 125,000 shares of Common Stock offered in this offering at an assumed public offering price of $2.00 per share, resulting in estimated proceeds of $210,000 after deducting estimated offering expenses.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Selected Consolidated Financial Data,” “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of March 31, 2026
	Actual	Proforma (1)
Cash and cash equivalents	$25,000	$235,000

Capitalization
Current liabilities:
Accounts payable and accrued liabilities	$666,770	$666,770
Related party advances	61,010	61,010
Total current liabilities	$727,780	$727,780
Total liabilities	$727,780	$727,780
Stockholders’ Equity
Common stock, par value $0.0001, 100,000,000 shares authorized; 65,056,977 (Actual) and 65,181,977 (Proforma) shares issued and outstanding	6,506	6,519
Additional paid-in capital	23,148,494	23,358,481
Accumulated deficit	(3,508,678)	(3,508,678)
Total Stockholders’ Equity	$19,646,322	$19,856,322

Total capitalization	$20,374,102	$20,584,102

(1) Based on the gross proceeds of $250,000 from the sale of 100% of the offering, less estimated offering expenses of approximately $40,000, resulting in net proceeds of approximately $210,000.

Each $1.00 increase (decrease) in the assumed public offering price of $2.00 per share would increase (decrease) the as adjusted amount of each of cash and cash equivalents, working capital, total assets and total stockholders' equity by approximately $125,000, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated offering expenses payable by us. Similarly, each increase (decrease) of 100,000 shares in the number of shares offered by us at the assumed public offering price of $2.00 per share would increase (decrease) the as adjusted amount of each of cash and cash equivalents, working capital, total assets, and total stockholders' equity by approximately $200,000.

Each $1.00 increase (decrease) in the assumed public offering price would increase (decrease) our as adjusted net tangible book value per share by approximately $0.002 and increase (decrease) the dilution per share to new investors by approximately $0.998, assuming no change in the number of shares offered.

The number of shares of Common Stock to be outstanding after this offering, or 65,181,977 shares of Common Stock, is based on:

● 65,056,977 shares of Common Stock outstanding as of the date of this prospectus, and

●125,000 shares of Common Stock issuable in this offering.

DILUTION

If you invest in the Common Stock, your interest will be diluted to the extent of the difference between the public offering price per share and our pro forma net tangible book value of the Common Stock after this offering. Dilution results from the fact that the public offering price per share of Common Stock is substantially in excess of the net tangible book value per share of Common Stock attributable to the existing shareholders for our presently outstanding Common Stock. The sale of the offering of 125,000 shares by the Company in this primary offering is fixed at $2.00 per share. This price is significantly higher than the prices per share paid by our founders and other existing shareholders who purchased the shares before the offering. The total shares of common stock issued and outstanding before and after the offering will be 65,056,977 and 65,181,977 ..

Our net tangible book value as of March 31, 2026 , was $ 3,646,322 , or approximately $ 0.056 per share. Net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets), minus the amount of total liabilities, divided by the total number of shares of Common Stock outstanding. Our calculation of net tangible book value excludes $16,000,000 in acquired intangible assets as reported on our balance sheet as of March 31, 2026 ..

After giving effect to our issuance and sale of 125,000 shares of Common Stock offered in this offering at the assumed public offering price of $2.00 per share after deduction of estimated offering expenses of $40,000 payable by us, our pro forma net tangible book value as of March 31, 2026 , would have been approximately $3,856,322 , or $ 0.059 per share. This represents an immediate increase in net tangible book value of $0.003 per share to our existing stockholders and an immediate dilution in net tangible book value of $ 1.941 per share to purchasers of Common Stock in this offering.

The following table illustrates the dilution on a per share basis at the assumed public offering price per share:

Offering Option
Assumed public offering price per share	$2.00
Net tangible book value per share as of March 31, 2026	$0.056
Pro forma net tangible book value per share as of March 31, 2026	$0.059
Increase in pro forma net tangible book value per share attributable to new investors purchasing shares in this offering	$0.003
Dilution per share to new investors in this offering	$1.941

The pro forma information, as discussed above, is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our Common Stock in this offering.

The following table sets forth the differences between net tangible book value attributable to our existing stockholders and the purchasers of shares of common stock in this offering with respect to the number of shares of common stock purchased from us, the total consideration paid to us and the weighted average price paid per share, based on a public offering price of $2.00 per share, before deducting estimated offering expenses payable by us.

					Weighted
	Shares Purchased		Total Net Tangible Assets Contributed (1)		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders	65,056,977	99.81%	$3,646,322	93.58%	$0.056
New investors	125,000	0.19%	$250,000	6.42%	$2.000
Total	65,181,977	100.00%	$3,896,322	100.00%	$0.060

(1) Net tangible assets contributed represents, for existing stockholders, total stockholders' equity attributable to such stockholders less acquired intangible assets as of March 31, 2026, and for new investors, the gross cash proceeds to be contributed by such investors in this offering before deducting estimated offering expenses. See "Net Tangible Book Value" above.

The number of shares held by existing stockholders will be reduced to 99.81% of the total number of shares of common stock that will be outstanding upon completion of this offering, and the number of shares of common stock held by new investors participating in this offering will be 0.19% of the total number of shares of common stock that will be outstanding upon completion of the offering.

To the extent that we issue any additional convertible securities or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering. The net tangible assets to be contributed by our new investors would be $250,000, or 6.42% of the aggregate net tangible assets attributable to our common stock outstanding upon the completion of this offering. The weighted average net tangible asset value per share attributable to our existing stockholders would be $0.056, and the average price per share to be paid by our new investors would be $2.00.

A $1.00 increase or decrease in the public offering price of $2.00 per share would increase or decrease, as appropriate, the total consideration paid by new investors by $125,000, assuming the number of shares we are offering, as set forth on the cover page of this prospectus, remains the same, after deducting estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. Similarly, each increase or decrease of 100,000 shares in the number of shares offered by us would increase or decrease, as appropriate, the total consideration paid by new investors by $200,000, assuming that the assumed initial price to the public remains the same, and after deducting estimated offering expenses payable by us.

We may choose to raise additional capital through the sale of equity or equity-linked securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that any options are issued under our equity incentive plan or we issue additional shares of common stock or equity-linked securities in the future, there will be further dilution to investors purchasing in this offering.

The number of shares of Common Stock to be outstanding after this offering, or 65,181,977 shares of Common Stock, is based on:

● 65,056,977 shares of Common Stock outstanding as of the date of this prospectus, and

●125,000 shares of Common Stock issuable in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly under "Risk Factors."

Overview

Boumarang Inc. (the “Company,” “we,” “us,” or “our”) was incorporated on July 26, 2024, under the laws of the State of Delaware. We are headquartered in Irvine, California, with an additional location in Austin, Texas. We are a development-stage company focused on revolutionizing industrial operations with sustainable, long-range, intelligent drones powered by hydrogen fuel cells.

Our target sectors include natural resource monitoring, infrastructure analysis, agriculture, and forestry. Our drones are designed to leverage AI and machine learning to deliver real-time, actionable insights, optimizing decision-making and operational efficiency across industries. We operate on a B2B SaaS model with planned revenue streams from drone hardware leasing, an AI analytics subscription platform, and customized AI solutions.

Since inception, we have focused on research and development, technology acquisition, prototype development, and capital formation. We have not generated any revenue from contracts with customers during the periods presented.

Results of Operations

Comparison of Fiscal Year Ended December 31, 2025 and Period from Inception (July 26, 2024) through December 31, 2024

	Year Ended December 31, 2025	Period from Inception (July 26, 2024) through December 31, 2024	Change
Operating expenses	$2,121,154	$873,166	$1,247,988
Operating loss	$(2,121,154)	$(873,166)	$(1,247,988)
Net loss	$(2,121,154)	$(873,166)	$(1,247,988)

Operating Expenses. Operating expenses for the year ended December 31, 2025 were $2,121,154, consisting entirely of general and administrative expenses, compared to $873,166 for the period from inception (July 26, 2024) through December 31, 2024. The increase of $1,247,988 was primarily attributable to (i) a full twelve months of operations in 2025 versus an approximately five-month stub period in 2024 (158 days from inception); (ii) a full year of amortization of prepaid development costs associated with our T Stamp Inc. licensing agreement totaling $1,666,668 in 2025; and (iii) higher legal, accounting, and other professional fees incurred in connection with the preparation of our Form S-1 registration statement and related corporate governance activities.

Net Loss. Net loss for the year ended December 31, 2025 was $2,121,154, or $(0.03) per share (basic and diluted), based on 66,056,977 weighted average shares outstanding. This compares to a net loss of $873,166, or $(0.02) per share (basic and diluted), for the period from inception (July 26, 2024) through December 31, 2024, based on 56,131,013 weighted average shares outstanding. The increase in weighted average shares outstanding reflects a full twelve months of weighting for shares issued during the period from inception, partially offset by the cancellation of 1,000,000 shares in connection with the rescission of the Greenlink Pty Ltd. subscription receivable in December 2025, as further described under “Liquidity and Capital Resources” below.

Comparison of Three Months Ended March 31, 2026, and Three Months Ended March 31, 2025

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025	Change
Operating expenses	$514,358	$523,109	$(8,751)
Operating loss	$(514,358)	$(523,109)	$8,751
Net loss	$(514,358)	$(523,109)	$8,751

Operating Expenses. Operating expenses for the three months ended March 31, 2026 were $514,358, consisting entirely of general and administrative expenses, which were primarily attributable to the amortization of prepaid development costs associated with our T Stamp Inc. licensing agreement, together with legal, accounting, and other professional fees incurred in connection with our Form S-1 registration statement and ongoing corporate governance. This compares to operating expenses of $523,109 for the three months ended March 31, 2025. The decrease of $8,751, or approximately 1.7%, principally reflects modestly lower professional fees in the current quarter, partially offset by an increase in accrued expenses and accounts payable to related parties.

Net Loss. Net loss for the three months ended March 31, 2026 was $514,358, or $(0.01) per share (basic and diluted), based on 65,056,977 weighted average shares outstanding. This compares to a net loss of $523,109, or $(0.01) per share (basic and diluted), for the three months ended March 31, 2025, based on 66,056,977 weighted average shares outstanding. The decrease in weighted average shares outstanding reflects the cancellation of 1,000,000 shares in connection with the rescission of the Greenlink Pty Ltd. subscription receivable completed during the year ended December 31, 2025, as further described under “Liquidity and Capital Resources” below.

Liquidity and Capital Resources

Since inception, we have funded our operations primarily through equity financing. As of March 31, 2026, we had cash of $25,000 compared to $16,084 as of December 31, 2025 and $50,242 as of December 31, 2024. Our principal uses of cash have been to fund our operations and development activities.

The following table summarizes our liquidity position at the dates indicated:

	March 31, 2026	December 31, 2025	December 31, 2024
Cash	$25,000	$16,084	$50,242
Total current assets	$1,691,668	$1,682,752	$1,716,910
Total assets	$20,374,102	$20,781,853	$20,482,679
Total current liabilities	$727,780	$621,173	$200,845
Working capital	$963,888	$1,061,579	$1,516,065
Total stockholders’ equity	$19,646,322	$20,160,680	$20,281,834
Accumulated deficit	$(3,508,678)	$(2,994,320)	$(873,166)

Year-Over-Year Comparison (December 31, 2025 vs. December 31, 2024). Total assets increased from $20,482,679 at December 31, 2024 to $20,781,853 at December 31, 2025, an increase of $299,174. The increase was primarily attributable to the recognition of a $2,000,000 Investment in private equities representing the 1,000,000 common shares of Nuvora Energy received in the December 2025 share-for-share exchange transaction, partially offset by (i) a $1,666,668 decrease in total prepaid expenses (current and noncurrent combined, from $4,332,437 to $2,665,769) reflecting twelve months of amortization of the T Stamp Inc. licensing prepaid; and (ii) a $34,158 decrease in cash. Acquired intangible assets of $16,000,000 and capitalized drone development costs of $100,000 were unchanged. Total current liabilities increased from $200,845 at December 31, 2024 to $621,173 at December 31, 2025, an increase of $420,328, principally due to a $253,000 increase in accounts payable to related parties (from $200,000 to $453,000), a $122,328 increase in accrued expenses, related party (from $845 to $123,173), and the recognition of $45,000 of related-party loans (none at December 31, 2024). Working capital decreased from $1,516,065 at December 31, 2024 to $1,061,579 at December 31, 2025, a decrease of $454,486, primarily reflecting the increase in current liabilities described above. Total stockholders’ equity decreased modestly from $20,281,834 at December 31, 2024 to $20,160,680 at December 31, 2025, a decrease of $121,154, as the Company’s $2,121,154 net loss for fiscal 2025 was substantially offset by the elimination of the $2,000,000 subscription receivable in connection with the Greenlink rescission and Nuvora share exchange completed during the year.

Period-Over-Period Comparison (March 31, 2026 vs. December 31, 2025). Total assets decreased from $20,781,853 at December 31, 2025 to $20,374,102 at March 31, 2026, a decrease of $407,751. This decrease was primarily due to the amortization of prepaid expenses associated with our technology licensing agreement with T Stamp Inc., partially offset by an $8,916 increase in cash. Prepaid expenses (current and noncurrent combined) decreased from $2,665,769 at December 31, 2025 to $2,249,102 at March 31, 2026, reflecting $416,667 of amortization recognized during the three-month period. As of March 31, 2026, current prepaid expenses were $1,666,668 and noncurrent prepaid expenses were $582,434. The Company’s acquired intangible assets of $16,000,000 (representing our portfolio of drone, hydrogen fuel cell, AI, and Wavedrone intellectual property) and $100,000 of capitalized drone development costs were unchanged during the period. The Company’s $2,000,000 investment in private equities, consisting of common shares of Nuvora Energy received pursuant to a non-cash equity exchange completed during the year ended December 31, 2025, was also unchanged.

Total liabilities increased from $621,173 at December 31, 2025 to $727,780 at March 31, 2026, an increase of $106,607. This increase was primarily attributable to a $60,000 increase in accounts payable to related parties (from $453,000 to $513,000), a $30,597 increase in accrued expenses, related party (from $123,173 to $153,770), and a $16,010 increase in related-party loans (from $45,000 to $61,010). The Company has no interest-bearing third-party debt, no operating lease liabilities, and no other long-term obligations as of March 31, 2026.

Working capital decreased from $1,061,579 at December 31, 2025 to $963,888 at March 31, 2026, a decrease of $97,691. The decrease in working capital was primarily attributable to the $106,607 increase in current liabilities described above, partially offset by an $8,916 increase in cash and a modest reclassification of prepaid expenses between current and noncurrent.

Equity Activity — Rescission of Subscription Receivable and Nuvora Equity Exchange. There was no equity activity during the three months ended March 31, 2026. As previously disclosed, during the year ended December 31, 2025 the Company eliminated the $2,000,000 subscription receivable that had been recorded at December 31, 2024 in two related transactions: (i) the rescission and cancellation of 1,000,000 shares of common stock previously issued to Greenlink Pty Ltd., satisfying $1,000,000 of the subscription receivable; and (ii) a non-cash equity exchange in which the Company received 1,000,000 common shares of Nuvora Energy at a contractual exchange value of $2.00 per share (aggregating $2,000,000), with $1,000,000 of such consideration applied to satisfy the remaining subscription receivable balance and $1,000,000 recorded as additional paid-in capital. The Nuvora shares were valued by reference to an independent valuation report obtained by the Company. Following these transactions, the Company had 65,056,977 shares of common stock issued and outstanding (as compared to 66,056,977 shares as of December 31, 2024), and a $2,000,000 “Investment in private equities” representing the Nuvora Energy shares is reflected on the consolidated balance sheet at both December 31, 2025 and March 31, 2026. No subscription receivable balance remains outstanding.

Cash Flows

Year Ended December 31, 2025 Compared to Period from Inception (July 26, 2024) through December 31, 2024.

	Year Ended December 31, 2025	Period from Inception (July 26, 2024) through December 31, 2024
Net cash used in operating activities	$(79,158)	$(258)
Net cash used in investing activities	$—	$(100,000)
Net cash provided by financing activities	$45,000	$150,500
Net increase (decrease) in cash	$(34,158)	$50,242

Operating Activities. Net cash used in operating activities was $79,158 for the year ended December 31, 2025, compared to net cash used in operating activities of $258 for the period from inception (July 26, 2024) through December 31, 2024. The Company’s net loss of $2,121,154 for fiscal 2025 was substantially offset by a $1,666,668 non-cash adjustment for the amortization of prepaid expenses, a $253,000 increase in accounts payable (including $103,000 to related parties), and a $122,328 increase in accrued expenses, related party. For the period from inception through December 31, 2024, the net loss of $873,166 was offset by $5,004,500 of non-cash common stock issued for services, partially offset by a $4,332,437 increase in prepaid expenses (reflecting the initial recognition of the T Stamp Inc. licensing prepaid), a $100,000 increase in accounts payable to related parties, and an $845 increase in accrued expenses, related party.

Investing Activities. There were no investing activities during the year ended December 31, 2025. Net cash used in investing activities for the period from inception through December 31, 2024 was $100,000, consisting of capitalized drone development costs.

Financing Activities. Net cash provided by financing activities was $45,000 for the year ended December 31, 2025, consisting entirely of advances from a related party. Net cash provided by financing activities for the period from inception through December 31, 2024 was $150,500, consisting of $500 of opening capital contributions and $150,000 of cash proceeds from the issuance of common stock.

Non-Cash Investing and Financing Activities. During the year ended December 31, 2025, the Company recognized the following material non-cash investing and financing activities: (i) the acquisition of $2,000,000 of investment in Nuvora Energy through a share-for-share exchange; (ii) the settlement of $1,000,000 of subscription receivable in connection with the Nuvora share swap; and (iii) the cancellation of 1,000,000 shares of common stock and release of the remaining $1,000,000 subscription receivable. During the period from inception through December 31, 2024, the Company recognized $16,000,000 of common stock issued for the acquisition of intangible assets and $2,000,000 of subscription receivable recorded in connection with stock issuances during that period.

Three Months Ended March 31, 2026 Compared to Three Months Ended March 31, 2025.

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Net cash used in operating activities	$(7,094)	$(15,905)
Net cash used in investing activities	$-	$-
Net cash provided by financing activities	$16,010	$-
Net increase (decrease) in cash	$8,916	$(15,905)

Operating Activities. Net cash used in operating activities was $7,094 for the three months ended March 31, 2026, compared to net cash used in operating activities of $15,905 for the three months ended March 31, 2025. The improvement of $8,811 was primarily attributable to changes in working capital. The Company’s net loss of $514,358 for the three months ended March 31, 2026 was substantially offset by a non-cash adjustment of $416,667 for the amortization of prepaid expenses, together with a $60,000 increase in accounts payable to related parties and a $30,597 increase in accrued expenses, related party. For the three months ended March 31, 2025, the net loss of $523,109 was offset by $416,667 of prepaid expense amortization, a $60,000 increase in accounts payable to related parties, and a $30,537 increase in accrued expenses, related party.

Investing Activities. There were no investing activities during either of the three months ended March 31, 2026 or March 31, 2025.

Financing Activities. Net cash provided by financing activities was $16,010 for the three months ended March 31, 2026, consisting entirely of advances from a related party. There were no financing activities during the three months ended March 31, 2025.

Going Concern

Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the ordinary course of business. As of March 31, 2026, we had an accumulated deficit of $3,508,678 and have incurred net losses since inception. We had working capital of $963,888 and cash on hand of $25,000 as of March 31, 2026.

Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and to obtain the necessary financing to meet our obligations and pay our liabilities arising from normal business operations when they come due. Management has developed plans to mitigate conditions raising substantial doubt, including:

●Equity financing: Management intends to raise additional equity capital through a private placement, public offering, or other equity financing transactions. As of the date of this prospectus, the Company has no signed subscription agreement, term sheet, indication of interest, or other binding or non-binding equity financing commitment in place, and is not currently a party to any active negotiations with respect to any such financing. There can be no assurance that any such financing will be obtained on acceptable terms, or at all.

●Debt financing or convertible instruments: Management is exploring debt or convertible note facilities to provide interim funding.

●Cost management: We are prioritizing critical development activities and deferring non-critical expenditures. All development timelines and milestones are non-binding, subject to funding availability, and do not include penalties for non-completion. No assurance can be given that such milestones will be achieved on the anticipated schedule or at all.

●Commercial milestones: Management plans to complete prototype testing and demonstrations for key drone systems and secure strategic partnerships to support future financing.

There can be no assurance that we will be successful in obtaining additional funding or achieving profitability. Management has not assumed the consummation of any follow-on financing in concluding that substantial doubt exists regarding the Company’s ability to continue as a going concern. Further, the consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary if we cannot continue as a going concern.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates.

Intangible Assets. We have acquired significant intangible assets consisting of intellectual property related to our drone technology, including Airdrone Technology, Hydrogen Fuel Cell Technology, Wavedrone Platform, and SUPA IP, with a total carrying value of $16,000,000 as of March 31, 2026. These assets are classified as indefinite-lived intangible assets and are not amortized, but are tested for impairment at least annually or more frequently if events or changes in circumstances indicate that the asset might be impaired.

Prepaid Expenses. Prepaid expenses include $5,000,000 of consideration paid under our technology licensing agreement with T Stamp Inc. for AI and computer vision technology used in our Airdrone platform. The T Stamp licensing consideration was paid entirely through the issuance of 5,000,000 shares of common stock and is recorded as a prepaid expense because we did not acquire ownership of the underlying intellectual property. This prepaid is being amortized on a straight-line basis over the service period of the license. As of March 31, 2026, we had current prepaid expenses of $1,666,668 and noncurrent prepaid expenses of $582,434.

Investment in Private Equities. Our investment in private equities consists of 1,000,000 common shares of Nuvora Energy received during the year ended December 31, 2025 in a non-cash equity exchange transaction valued at $2.00 per share, supported by an independent valuation report. Because Nuvora Energy is a private company whose shares do not have a readily determinable fair value, we have elected the measurement alternative under ASC 321-10-35-2 and carry the investment at cost ($2,000,000), less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer. As of March 31, 2026, no impairment indicators have been identified and no observable price changes have occurred that would require an adjustment to the carrying value.

Stock-Based Compensation. We measure and recognize compensation expense for equity instruments issued in exchange for services based on the fair value of the equity instruments at the grant date. For stock issued to non-employees, we measure the fair value of the equity instruments at the earlier of the commitment date or the date at which the counterparty’s performance is complete.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

Recently Issued Accounting Pronouncements

We have reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements will have a material impact on our financial condition or results of operations.

JOBS Act

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of certain exemptions from various public company reporting requirements, including the requirement that our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, certain requirements related to the disclosure of executive compensation in our periodic reports and proxy statements, and the requirement that we hold a non-binding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an emerging growth company.

OUR PLANNED BUSINESS

This Business section contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding our business strategy, technology development plans, market opportunities, competitive position, and future operations. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. See "Risk Factors" for a discussion of factors that could cause our actual results to differ materially from those described in forward-looking statements.

Overview

Boumarang Inc. ("Boumarang," "we," "us," "our," or the "Company") is a development-stage maritime technology company focused on designing, developing, and commercializing hydrogen-powered drone platforms integrated with advanced artificial intelligence analytics capabilities. We were incorporated in the State of Wyoming on July 26, 2024. Our principal executive offices are located in Irvine, California.

Our flagship product under development is the Wavedrone platform, an autonomous maritime drone system designed to address critical needs in environmental monitoring, maritime security, infrastructure inspection, and ocean research applications. The Wavedrone platform combines proprietary hydrogen fuel cell technology for extended operational range with AI-powered analytics for real-time data processing and autonomous decision-making capabilities.

We are a pre-revenue company with no commercial operations to date. Since our inception, we have focused on acquiring intellectual property assets, establishing development partnerships, and advancing our technology platform through our collaboration with Guinn Partners, our primary development contractor. We have acquired intellectual property assets with an aggregate carrying value of $16,000,000 as of March 31, 2026 , including hydrogen fuel cell technology, AI software platforms, and the foundational Wavedrone system architecture.

Our products require various components and raw materials, including carbon fiber composite materials for airframes, electronic components (processors, sensors, communications modules), battery systems, hydrogen fuel cell components (including proton exchange membranes and catalyst materials), and specialized sensors and cameras. We do not currently manufacture components in-house; instead, we rely on Guinn Partners and Eastern Electrolyser as our primary development partner to source components and assemble prototype units.

We expect to rely on a network of suppliers for key components. Many of these components are available from multiple suppliers; however, certain specialized components, including hydrogen fuel cell stacks and certain NDAA-compliant electronic components, may have limited qualified suppliers. We have not yet entered into long-term supply agreements. As we approach commercialization, we intend to establish relationships with qualified suppliers and negotiate appropriate supply arrangements. See "Risk Factors—We rely on a complex supply chain and third-party logistics providers, and disruptions in our supply, manufacturing, or logistics capabilities could materially harm our business."

Industry Analysis

Commercial Drone Market

The commercial drone industry represents one of the fastest-growing technology sectors globally. According to Grand View Research, the global commercial drone market was valued at approximately $30 billion in 2024 and is projected to reach approximately $55 billion by 2030, representing a compound annual growth rate (CAGR) of 10.6% during the forecast period. North America accounts for approximately 31% of the global market share, with significant adoption across sectors including agriculture, logistics, construction, energy, and infrastructure inspection.

The market is characterized by rapid technological advancement, increasing enterprise adoption, and expanding regulatory frameworks that are enabling broader commercial deployment. Key growth drivers include the increasing demand for cost-effective inspection and monitoring solutions, advances in battery and propulsion technology, integration of artificial intelligence for autonomous operations, and growing applications in logistics and delivery services.

Hydrogen Fuel Cell Drone Market

The hydrogen fuel cell drone market represents an emerging high-growth segment within the broader drone industry. According to Grand View Research, the global hydrogen fuel cell drone segment generated revenue of approximately $1.7 billion in 2024 and is projected to reach approximately $4.4 billion by 2030, representing a CAGR of 16.7%. This growth is driven by demand for extended flight duration, reduced environmental impact, and improved operational efficiency compared to traditional battery-powered drones.

Hydrogen fuel cell technology offers significant advantages for commercial drone applications, including flight times of three to five hours compared to 30 to 60 minutes for conventional lithium-ion battery systems. Additionally, hydrogen fuel cells produce only water vapor as a byproduct, aligning with growing sustainability requirements across commercial and government sectors. Industry analysts project that approximately 59% of new UAVs in industrial monitoring applications will be fuel-cell powered by 2027.

Maritime Drone Market

The maritime drone market, encompassing both aerial and underwater unmanned systems for marine applications, is experiencing substantial growth. According to Market.us, the global maritime drones market was valued at approximately $5.1 billion in 2024 and is projected to reach approximately $22.9 billion by 2034, representing a CAGR of 16.2%. The United States maritime drone market alone was valued at approximately $1.96 billion in 2024

Growth in this sector is driven by heightened maritime security concerns, the need for efficient offshore infrastructure inspection, and the pursuit of cost-effective methods for oceanographic research. North America holds a dominant position in the maritime drone market, capturing over 42% of global market share in 2024, driven by substantial defense investments and mature ecosystems for marine technology development.

Drone Inspection and Monitoring Market

The drone inspection and monitoring market represents a critical application segment for our Wavedrone platform. According to Market Research Future, the global drone inspection and monitoring market was valued at approximately $15.8 billion in 2024 and is projected to reach approximately $64 billion by 2034, representing a CAGR of 15.1%. The market growth is primarily driven by increasing demand for cost-effective and efficient solutions for inspecting critical infrastructure across energy, utilities, construction, and transportation sectors.

The energy and utilities segment held the largest market share in 2024, accounting for approximately 34% of the global inspection drone market, driven by aging power grid infrastructure, increasing renewable energy installations, and stringent maintenance requirements. Drones equipped with thermal imaging, LiDAR, and advanced sensor packages enable detailed structural analysis while reducing human safety risks associated with traditional inspection methods.

AI in Drone Market

Artificial intelligence integration represents a transformative force in the drone industry. According to Grand View Research, the global AI in drone market was valued at approximately $12.3 billion in 2024 and is projected to reach approximately $51.3 billion by 2033, representing a CAGR of 17.9%. AI-enabled drones enhance operational capabilities through real-time navigation, obstacle detection, autonomous decision-making, and advanced data analytics.

The fully autonomous UAV segment is projected to grow at the highest CAGR during 2025-2030, driven by advances in sensor fusion, edge AI decision-making, and adaptive mission planning using machine learning. According to MarketAndMarkets, the global UAV market is projected to grow from $26.1 billion in 2025 to $40.6 billion by 2030, with AI integration serving as a core enabler of autonomy, safety, and mission effectiveness.

Industry Market Data Summary

Market Segment	2024 Value	Projected Value	CAGR
Commercial Drone Market	$30.0B	$54.6B (2030)	10.6%
Hydrogen Fuel Cell Drone	$1.7B	$4.4B (2030)	16.7%
Maritime Drones	$5.1B	$22.9B (2034)	16.2%
Drone Inspection & Monitoring	$15.8B	$64.3B (2034)	15.1%
AI in Drone Market	$12.3B	$51.3B (2033)	17.9%

Sources: Grand View Research, Market.us, Market Research Future, Fortune Business Insights (2024-2025 industry reports).

Market Opportunity

We believe our Wavedrone platform is positioned to address several large and growing market opportunities at the intersection of hydrogen propulsion technology, artificial intelligence, and maritime applications. Our target markets include:

•Environmental Monitoring and Research: Oceanographic data collection, water quality monitoring, marine ecosystem assessment, and climate research applications for government agencies, research institutions, and environmental organizations.

•Maritime Security and Surveillance: Coastal patrol, border security, port surveillance, search and rescue operations, and anti-smuggling activities for defense departments and coast guard organizations.

•Infrastructure Inspection: Offshore oil and gas platform inspection, underwater pipeline monitoring, wind farm maintenance, and port infrastructure assessment for energy companies and utility operators.

•Commercial Fishing and Aquaculture: Fish stock monitoring, aquaculture facility management, illegal fishing detection, and marine resource assessment for commercial fishing enterprises and regulatory agencies.

Business Strategy

Our business strategy is designed to leverage our proprietary technology platform and strategic partnerships to establish a leadership position in the hydrogen-powered maritime drone market. Key elements of our strategy include:

Technology Development and Platform Completion

Our near-term priority is completing development of the Wavedrone platform through our collaboration with Guinn Partners, our primary development contractor. Our future development program consists of six phases, progressing from conceptual design through prototype development, testing, regulatory certification, and initial production. We intend to structure our development agreement to preserve capital while maintaining intellectual property ownership and control over the development process.

•Phase 1 (Completed): Conceptual design, technology assessment, and requirements definition

•Phase 2: Detailed engineering design and component specification

•Phase 3: Prototype fabrication and subsystem integration

•Phase 4: Testing, validation, and performance optimization

•Phase 5: Regulatory certification and compliance validation

•Phase 6: Initial production setup and manufacturing scale-up

Intellectual Property Protection and Enhancement

We are committed to building and protecting a comprehensive intellectual property portfolio covering our core technologies. Our IP strategy encompasses patent protection for novel hardware and software innovations, trade secret protection for proprietary manufacturing processes and algorithms, and licensing arrangements that provide access to complementary technologies while preserving our ability to commercialize our platform independently.

Strategic Partnerships and Market Access

We intend to establish strategic partnerships with established players in our target markets to accelerate commercialization and market access. Subject to the availability of the funds, potential partnership structures include joint development agreements with defense contractors and maritime equipment manufacturers, distribution partnerships with companies having established relationships with government agencies and commercial customers, technology licensing arrangements that generate recurring revenue while expanding market reach, and service partnerships with companies providing complementary capabilities in data analytics, maintenance, and training. At present, we do not have any active development agreement with our partners.

Government and Defense Market Penetration

Government and defense applications represent a significant opportunity for our platform. We intend to pursue government contracts and grants through direct engagement with relevant agencies, including the U.S. Coast Guard, U.S. Navy, National Oceanic and Atmospheric Administration (NOAA), Environmental Protection Agency (EPA), and state-level environmental and public safety agencies. We believe our hydrogen-powered platform offers compelling advantages for government applications requiring extended operational range, reduced environmental impact, and reduced operational costs.

Commercial Market Development

In parallel with government market development, we plan to establish commercial market presence through targeted engagement with companies in our priority sectors. Our commercial go-to-market strategy will emphasize the operational cost advantages of our hydrogen-powered platform, the value of AI-enabled autonomous capabilities in reducing labor requirements and improving data quality, and the environmental benefits that align with corporate sustainability initiatives. We anticipate offering both equipment sales and drone-as-a-service (DaaS) business models to address varying customer preferences and capital availability.

Scalable Manufacturing Strategy

Our manufacturing strategy is designed to minimize capital requirements while maintaining quality and scalability. Initially, we intend to outsource manufacturing to qualified contract manufacturers while retaining control over final assembly, testing, and quality assurance. As production volumes increase, we may consider establishing owned manufacturing capabilities for critical components and final assembly. This approach allows us to preserve capital for technology development and market establishment while maintaining flexibility to scale production in response to market demand.

Competitive Strengths

We believe we possess several competitive strengths that position us favorably in our target markets:

•Integrated Technology Platform: Our Wavedrone platform integrates hydrogen propulsion, AI analytics, and maritime-optimized design into a unified system, creating differentiation versus competitors focused on single technology elements.

•Extended Operational Range: Hydrogen fuel cell technology provides significantly longer flight times compared to battery-powered alternatives, enabling missions not feasible with conventional drone platforms.

•AI-Enabled Autonomous Operations: Our AI platform enables real-time data analysis, autonomous navigation, and intelligent decision-making, reducing operator requirements and enhancing mission effectiveness.

•Environmental Sustainability: Zero-emission hydrogen propulsion aligns with government sustainability mandates and corporate environmental commitments, providing competitive advantage in environmentally-sensitive applications.

•Established Development Partnership: Our relationship with Guinn Partners provides access to experienced engineering capabilities and established development processes while preserving capital and maintaining IP ownership.

•Comprehensive IP Portfolio: Our acquired intellectual property assets, with an aggregate carrying value of $16,000,000, provide foundational technology across multiple critical platform elements.

Products and Technology

Wavedrone Platform

The Wavedrone platform is our flagship product under development, designed to address demanding maritime applications requiring extended operational range, autonomous operation, and real-time data analytics. The platform combines several proprietary technology elements:

•Hydrogen Fuel Cell Propulsion System: Our Eastern Electrolyser hydrogen fuel cell technology provides extended operational range of three to five hours compared to 30 to 60 minutes for conventional battery systems, with rapid refueling capability and zero-emission operation.

•Maritime-Optimized Airframe: Our Wavedrone airframe design, originally conceived by Dánial Hoydal and David Geyti under Shore House IVF, is specifically engineered for maritime operating environments, incorporating corrosion-resistant materials, enhanced weather capability, and optimized aerodynamics for coastal and offshore operations.

•AI Analytics Platform: Our Airdrone Technology software platform, licensed from T Stamp Inc., provides real-time data processing, object detection and classification, autonomous navigation, and predictive analytics capabilities integrated with the drone control system.

•Sensor Integration: The platform is designed to accommodate various sensor payloads including high-resolution imaging, thermal imaging, multispectral sensors, LiDAR, and specialized maritime monitoring equipment.

Technology Roadmap

Following completion of our initial Wavedrone platform, we intend to pursue continuous technology enhancement, including increased hydrogen storage capacity and fuel cell efficiency, enhanced AI capabilities incorporating advanced machine learning and edge computing, expanded sensor integration and data fusion capabilities, development of swarming and multi-unit coordination capabilities, and adaptation for additional maritime and terrestrial applications.

Development Partner and Manufacturing

Guinn Partners serves as our primary development contractor for the Wavedrone platform. Under our proposed development agreement, subject to the availability of funding, Guinn Partners shall provide engineering design services, prototype fabrication, testing and validation, and regulatory certification support. The agreement specifies a six-phase development program with defined milestones, deliverables, and payment schedules.

As of March 31, 2026 , we have prepaid development costs totaling $3,082,436 (current and noncurrent combined) under this agreement. These costs are being amortized as depreciation expense over the development period. We retain ownership of all intellectual property developed under this agreement.

Our manufacturing strategy initially contemplates outsourced production to qualified contract manufacturers, with Boumarang retaining responsibility for final integration, testing, quality assurance, and customer delivery. This approach minimizes capital requirements while maintaining quality control and flexibility to scale production in response to demand.

Hydrogen Fuel Cell Technology Development

On September 30, 2024, we entered into a hydrogen fuel cell technology purchase and co-development arrangement with Eastern Electrolyser Ltd. (“Eastern”) pursuant to which we acquired certain hydrogen fuel cell system technology for use in our drone platforms. In connection with that arrangement, the parties initially contemplated completing prototype 4 kW and 8 kW proton exchange membrane (“PEM”) hydrogen fuel cell power packs by December 31, 2024.

On January 15, 2026, we entered into an Amended and Restated Hydrogen Fuel Cell Technology Co-Development and Purchase Agreement with Eastern, which waived any default related to the original milestone date and established revised development milestones for the continued co-development of the fuel cell products.

Under the amended agreement, the parties agreed to a phased development program with target completion dates extending through June 30, 2027. These revised milestones include completion of detailed engineering designs by June 30, 2026, fabrication of functional prototype units by September 30, 2026, completion of bench testing and performance validation by December 31, 2026, integration testing with our aerial and maritime platforms by March 31, 2027, and delivery of production-ready units and manufacturing documentation by June 30, 2027.

Eastern is primarily responsible for engineering design, fabrication, and testing of the fuel cell products, while we are responsible for providing platform specifications, integration requirements, and testing support. Each party has agreed to use commercially reasonable efforts to achieve the revised milestones; however, the agreement does not impose liquidated damages or automatic termination solely for failure to meet a milestone if such efforts are used and the parties continue to work in good faith toward completion.

As of the date of this prospectus, the revised development program is ongoing, and no production-ready fuel cell units have yet been delivered. There can be no assurance that the revised milestones will be achieved on the anticipated timeline, or at all.

Material Development Agreements

Eastern Electrolyser Ltd.

We have entered into an Amended and Restated Hydrogen Fuel Cell Technology Co-Development and Purchase Agreement with Eastern Electrolyser Ltd. (“Eastern”), pursuant to which we acquired ownership of certain hydrogen fuel cell technology and agreed to collaborate with Eastern on the continued development and refinement of hydrogen fuel cell power systems for use in our aerial and maritime drone platforms.

The agreement provides for a structured co-development program covering design finalization, prototype fabrication, testing, validation, platform integration, and production readiness of 4 kW and 8 kW proton exchange membrane hydrogen fuel cell power packs. The agreement includes revised development milestones extending through June 2027.

The co-development provisions are subject to termination by either party upon 90 days’ prior written notice in the event of a material uncured breach or by mutual written agreement, while our ownership of the acquired technology survives any such termination. The agreement remains in effect until all obligations of the parties have been fully performed.

Guinn Partners

We have engaged in preliminary discussions with Guinn Partners regarding a potential future development collaboration. No definitive development agreement has been executed, and any such agreement would be subject to, among other things, the availability of funding and the negotiation of final terms. Accordingly, there can be no assurance that a development agreement with Guinn Partners will be entered into on acceptable terms or at all.

Competition

The commercial drone market is highly competitive and rapidly evolving. We compete and expect to compete with established drone manufacturers, technology companies entering the drone market, and emerging companies developing specialized drone platforms. Key competitive factors include technology performance and reliability, operational range and endurance, autonomous capabilities and ease of use, total cost of ownership, regulatory compliance and certifications, and customer support and service infrastructure.

Major established competitors in the commercial drone market include DJI (the global market leader), Parrot Drones SAS, Skydio, AeroVironment, General Atomics, and Northrop Grumman. In the specialized maritime and hydrogen drone segments, we compete with companies including Doosan Mobility Innovation, H3 Dynamics, ECA Group, Saab Seaeye, and Oceaneering International.

Many of our competitors have significantly greater financial, technical, manufacturing, marketing, and other resources than we do. They may be able to respond more quickly to new or emerging technologies and changes in customer requirements and may be able to devote greater resources to the development, promotion, and sale of their products. We believe our integrated approach combining hydrogen propulsion, AI analytics, and maritime-optimized design provides meaningful differentiation, but there can be no assurance that we will be able to compete successfully.

Intellectual Property

Our intellectual property portfolio consists of acquired technology assets and any intellectual property developed through our internal efforts and development partnerships. Our acquired intellectual property assets, with an aggregate carrying value of $16,000,000 as of March 31, 2026 , include:

Owned Intellectual Property:

•Guinn Partners IP (Intellectual Property Rights Purchase And Transfer Agreement, August 2024): Development methodology, engineering designs, and technical specifications for drone platform development. This IP was acquired in exchange for 5,000,000 shares of common stock and is ours in perpetuity. We own outright the intellectual property acquired from Guinn Partners, including the Airdrone technology, MoonTower analytics system, and B-HUD technology.

•Eastern Electrolyser Hydrogen Fuel Cell Technology (Hydrogen Fuel Cell Technology Purchase and Assignment Agreement, September 30, 2024): Proprietary hydrogen fuel cell system designs and related technology for drone propulsion applications, valued at $2,500,000. We have the right to technology developed jointly under our Amended and Restated Hydrogen Fuel Cell Technology Co-Development and Purchase Agreement (January 2026). The arrangement provides for joint ownership of jointly developed IP, with exclusive commercialization rights for our intended applications.

•Shore House IVF Wavedrone Technology (Asset Purchase and IP Agreement, December 31, 2024): Maritime drone platform architecture and designs originally conceived by Dánial Hoydal and David Geyti, valued at $3,500,000. We own the Wavedrone maritime drone platform technology, including U.S. Provisional Patent Application No. 63/727,652. This provisional patent application must be converted to a non-provisional application within 12 months of filing (by December 3, 2025) to preserve priority rights. If converted, the resulting utility patent would have a term of 20 years from the filing date of the non-provisional application.

•The Asset Purchase and IP Agreement with Shore House IVF, dated December 31, 2024, contains a clawback provision in Section 1.2. Under this provision, if the Company does not successfully list its common stock on a national securities exchange (Nasdaq or NYSE) within twelve months of the closing date (i.e., by December 31, 2025), Shore House IVF may elect to reverse the transaction and require the return of the Wavedrone intellectual property in exchange for cancellation of the 3,500,000 shares issued. As of the date of this prospectus, the Company has not been listed on a national securities exchange and does not currently meet the listing requirements for Nasdaq or NYSE. The twelve-month period expires on December 31, 2025. If Shore House IVF exercises its clawback right, we would lose our core Wavedrone technology and would need to develop or acquire alternative maritime platform technology. See "Risk Factors."

• SUPA Consolidated Inc. (formerly Tribal Rides International Corp.) IP (Asset Purchase Agreement, December 31, 2024): Supplementary technology and intellectual property assets, valued at $5,000,000 (acquired for 2,906,977 shares). We own U.S. Patent No. 9,984,574 (issued May 29 , 2018, expires June 2038) and U.S. Patent No. 11,217,101 (issued January 4, 2022, expires approximately January 2042).

Licensed Intellectual Property:

•Airdrone Technology (T Stamp Inc. licensing agreement, licensed August 2024): AI and machine learning software for autonomous drone operations and data analytics, valued at $5,000,000. We hold a non-exclusive license for AI and computer vision technology. The license has an initial term of five years (through August 2029), with automatic annual renewals thereafter unless terminated.

We protect our intellectual property through a combination of patents, trade secrets, copyrights, trademarks, and contractual provisions. We will require future employees, current consultants, and development partners to execute confidentiality and intellectual property assignment agreements. Our agreement with Guinn Partners provides that we retain ownership of all intellectual property developed in the course of the engagement.

Government Approvals Required for Our Products

Airdrone (Aerial Systems): Commercial operation of our UAV platforms will require FAA certification and operational authorizations. Specifically, we will need: (i) aircraft registration with the FAA; (ii) FAA Part 107 certification for pilots; and (iii) for beyond visual line-of-sight (BVLOS) operations, we will need to obtain a Part 107 waiver or operate under an FAA-approved BVLOS framework. As of the date of this prospectus, we have not applied for or received any FAA certifications or waivers for our aerial platforms.

Wavedrone (Maritime Systems): Our Wavedrone platform will require compliance with U.S. Coast Guard regulations for unmanned maritime vessels. We may also need authorizations from NOAA and state agencies for certain environmental monitoring applications. International operations would require compliance with flag state requirements and relevant maritime safety conventions. As of the date of this prospectus, we have not applied for or received any Coast Guard certifications for the Wavedrone platform.

Hydrogen Fuel Cell Systems: Transportation, storage, and handling of hydrogen fuel will require compliance with Department of Transportation (DOT) hazardous materials regulations and applicable state and local fire codes. We have not yet determined the specific permits required for our intended operations.

Employees

As of March 31, 2026 , we have no full-time employees. Our operations are currently managed by our executive officers and directors, with development activities conducted through our partnership with Guinn Partners and other contractors. As we progress through our development program and approach commercialization, we expect to hire additional personnel in areas including engineering, operations, sales and marketing, and administration. None of our personnel is represented by a labor union or covered by a collective bargaining agreement.

As of the date of this prospectus, the Company does not have any full-time or part-time employees. All of the Company’s personnel, including management, technical, and administrative functions, are provided by independent contractors and consultants pursuant to consulting or services arrangements. The Company has not entered into any employment agreements with any individuals.

The Company believes its reliance on independent contractors provides flexibility during its development stage; however, this structure may change as the Company expands its operations.

Facilities

Our principal executive offices are located in Irvine, California. The Company maintains a virtual office arrangement in Irvine, California, pursuant to which it has a business address and access, on an as-needed basis, to meeting rooms, conference facilities, and related office services. The Company does not lease or own dedicated office space under this arrangement.

The Company does not currently maintain any owned or leased physical facilities for manufacturing or operational activities. Product development activities shall be conducted at facilities operated by Guinn Partners under the Company’s proposed development agreement, should we obtain necessary funding.

As the Company progresses toward commercialization, it expects to evaluate its future facility requirements and may establish owned or leased facilities for manufacturing, assembly, testing, research and development, or administrative operations.

Future development activities are conducted at Guinn Partners' facilities under our development agreement. As we approach commercialization, we will evaluate facility requirements and may establish owned or leased facilities for final assembly, testing, and administrative operations.

Legal Proceedings

We are not currently a party to any material pending legal proceedings. From time to time, we may become involved in litigation arising in the ordinary course of our business. Regardless of the outcome, litigation could have an adverse impact on us due to defense and settlement costs, diversion of management resources, and other factors.

MANAGEMENT

Executive Officers and Directors

S et forth below is information concerning our directors, executive officers, and Advisory Board members as of the date of this prospectus, including a description of each individual's other present and recent business affiliations and any related-party transactions, arrangements, or understandings between the individual and the Company that may present a potential or actual conflict of interest.

Name	Age	Position
Candice Beaumont	47	Non-Executive Director
Craig Nehrkorn	45	Chief Executive Officer and Director
Himanshu Sharma	33	Interim CFO
Imran Firoz	52	Director
Shivam Tewari	41	Advisory Board

All directors hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified. Executive officers serve at the discretion of the Board of Directors. The Company's Advisory Board is non-binding, has no voting rights, no fiduciary duties, and no authority to direct or control the Company's management, operations, or strategic decisions. See "— Advisory Board" below.

Craig Nehrkorn — Chief Executive Officer and Director

Background

Mr. Nehrkorn has served as Chief Executive Officer and as a member of our Board of Directors since January 2025. Since 2010 and continuing through the present, Mr. Nehrkorn has served as the Managing Partner of Guinn Partners LLC ("Guinn Partners"), a Texas-based product-development firm specializing in drone, robotics, and Internet-of-Things ("IoT") technologies for government, enterprise, and consumer markets. Mr. Nehrkorn holds an aggregate 51% membership interest in Guinn Partners, with the remaining membership interests held in the aggregate by other members of Guinn Partners, none of whom is a director, executive officer, or controlling stockholder of the Company. During the past five years, in his capacity as Managing Partner, he has led and overseen the development of advanced unmanned systems and related technologies for customers including Amazon, World View Space Systems, DJI, 3D Robotics, and Autel Robotics.

Within the past five years, Mr. Nehrkorn has also provided engineering and product-development leadership to technology clients across the aerospace and robotics sectors. Earlier in his career, he worked in Yaskawa Motoman's International Research and Development group and spent several years at Microsoft supporting its North American network of value-added resellers. He was also an early team member of two venture-backed technology startups, eVapt and Agile Planet, both spun out of the Austin Technology Incubator.

Our Board believes Mr. Nehrkorn is qualified to serve as a director based on his deep technical expertise in unmanned systems, robotics, and product commercialization, and his experience leading technology development programs, managing cross-functional engineering teams, and bringing advanced hardware platforms to market.

Other Affiliations and Related-Party Arrangements with the Company

Mr. Nehrkorn's continuing role at Guinn Partners — as its Managing Partner and the holder of a 51% membership interest — gives rise to potential or actual conflicts of interest because Guinn Partners is a related party of the Company under ASC 850 and Item 404 of Regulation S-K, and is the Company's principal third-party engineering and development contractor for both the Airdrone and WaveDrone platforms. By virtue of his position as Managing Partner of Guinn Partners and his majority membership interest, Mr. Nehrkorn has sole voting power and sole investment power over the 5,000,000 shares of our Common Stock held of record by Guinn Partners and, accordingly, may be deemed to beneficially own all 5,000,000 shares pursuant to Rule 13d-3, while disclaiming beneficial ownership of such shares except to the extent of his pecuniary interest therein. As of the date of this prospectus, the number of shares of our Common Stock, if any, that may ultimately be distributed by Guinn Partners to Mr. Nehrkorn or any other member of Guinn Partners has not been determined by the members of Guinn Partners. See "Principal Stockholders." Specifically:

(a) Acquisition of Airdrone Technology (August 28, 2024). On August 28, 2024, the Company acquired certain unmanned-aerial-systems and robotics intellectual property and development know-how from Guinn Partners pursuant to the Intellectual Property Agreement (Exhibit 10.2). As consideration, the Company issued 5,000,000 shares of common stock at a deemed value of $1.00 per share, for an aggregate transaction value of $5,000,000. As of the date of this prospectus, Guinn Partners holds 5,000,000 shares of our common stock, representing approximately 7.69% of our outstanding common stock, and is entitled to customary demand and piggyback registration rights with respect to those shares.

(b) Use of Guinn Partners' Austin facility (since inception). Since the Company's inception, Guinn Partners has, on a no-cash-rent basis, made its facility at 2120 West Braker Lane, Suite M, Austin, Texas 78758 available to the Company for research and development, product design, prototyping, and government-facing demonstrations. The Company has not entered into a written lease agreement with Guinn Partners for these premises, and Guinn Partners has agreed to make the facility available to the Company for the foreseeable future.

(c) Engineering and development services. Guinn Partners has, since inception, performed engineering and development services for the Company in respect of both the Airdrone and WaveDrone platforms. At March 31, 2026 and December 31, 2025, the Company had $103,000 of accounts payable to Guinn Partners (included in accounts payable, related parties) for unpaid invoices in respect of Phase 1 SME Validation, Product Requirements & Project Planning services performed under a 2024 statement of work (Invoice No. 1986).

(d) Pending six-phase, 13-month WaveDrone development program. In the first quarter of 2026, the Company commenced negotiation with Guinn Partners of a definitive six-phase, 13-month WaveDrone development program with aggregate contract value approximating $975,000, to be paid in cash on a phase-completion milestone basis. As of the date of this prospectus, the long-form definitive agreement has not been executed and has not been approved by our Board of Directors. When finalized, that agreement will be presented to the Board for approval, with Mr. Nehrkorn abstaining from the relevant Board vote, and no independent third-party valuation or fairness opinion has been obtained in respect of the proposed engagement.

Compensation and Equity in the Company

Mr. Nehrkorn does not hold of record any shares of our Common Stock. By virtue of his position as Managing Partner of Guinn Partners and his majority membership interest, however, Mr. Nehrkorn may be deemed to beneficially own the 5,000,000 shares of Common Stock held of record by Guinn Partners pursuant to Rule 13d-3, with sole voting power and sole investment power over such shares. Mr. Nehrkorn disclaims beneficial ownership of the shares held of record by Guinn Partners LLC except to the extent of his pecuniary interest therein. Effective January 1, 2025, the Company began accruing a monthly fee of $10,000 payable to Mr. Nehrkorn for services rendered as Chief Executive Officer. For the year ended December 31, 2025, $120,000 was accrued under this arrangement; for the three months ended March 31, 2026, $30,000 was accrued. No portion of these amounts has been paid in cash. The Company has not entered into an employment agreement with Mr. Nehrkorn, and Mr. Nehrkorn is not entitled to any equity awards, bonus, or other compensation other than the monthly accrual described above. See "Principal Stockholders."

Conflict-Mitigation Procedures

Each related-party transaction between the Company and Guinn Partners has, to date, been approved by our Board of Directors with the related-party status of Guinn Partners acknowledged in the supporting Board resolutions. In each case, Mr. Nehrkorn has abstained from the relevant Board vote, and the disinterested directors have approved the transaction pursuant to Section 144 of the Delaware General Corporation Law ("DGCL"), having determined that each such transaction is on terms that are fair and reasonable to the Company. Mr. Nehrkorn has not derived, and is not entitled to derive, any personal financial benefit from Guinn Partners' transactions with the Company other than such indirect benefit as may arise from his ownership and management interests in Guinn Partners. See "Related Party Transactions and Relationships — Acquisitions of Intellectual Property and Technology from Related Parties — Guinn Partners LLC" and "Related Party Transactions and Relationships — Conflicts of Interest and Related-Party Transaction Approvals. See also 'Risk Factors — Risks Related to Conflicts of Interest."

Imran Firoz — Director, Co-Founder

Background

Mr. Firoz has served as a Director and Co-Founder of the Company since July 2024. He served as our Interim Chief Financial Officer (and previously as our President and Chief Executive Officer) from inception through December 2025, when Mr. Sharma was appointed as Interim Chief Financial Officer. Mr. Firoz continues to serve as a Director.

From January 2019 to the present, Mr. Firoz has been the owner and principal of Spark Capital Investments LLC ("Spark Capital"), a Delaware limited liability company that provides strategic planning, corporate development, mergers-and-acquisitions, financial restructuring, and risk-management consulting services to private and public companies. From January 2016 to the present, Mr. Firoz has served as Co-Founder, Director, and Chief Financial Officer of FDCTech, Inc., a fintech company focused on acquiring and scaling financial services and brokerage technology businesses. Since September 2025, he has also served as Interim Chief Financial Officer of Eva Live, Inc., an artificial-intelligence company serving the marketing, healthcare, and manufacturing sectors. Since April 2025, Mr. Firoz has served as Co-Founder and Interim Chief Financial Officer of Nuvora Energy, Inc. ("Nuvora"), a privately held, development-stage Delaware corporation engaged in advanced energy technologies.

Mr. Firoz holds an MBA from the Richard Ivey School of Business at the University of Western Ontario and a Bachelor of Engineering in Chemical Engineering from Aligarh University. He has been a Certified Financial Risk Manager (FRM) since 2003.

Our Board believes Mr. Firoz is qualified to serve as a director based on his extensive experience in corporate finance, mergers and acquisitions, capital markets, and public-company operations. His background as a founder, CFO, and strategic advisor to multiple growth-stage and public companies provides our Board with expertise in financial oversight, transaction execution, and regulatory compliance.

Other Affiliations and Related-Party Arrangements with the Company

Mr. Firoz's positions at, and his control of, the entities described below give rise to potential or actual conflicts of interest because each of them has had, or from time to time may have, transactions with the Company:

(a) Spark Capital Investments LLC. Mr. Firoz is the sole member of, and controls, Spark Capital, which is a related party of the Company. Spark Capital has, since August 2024, paid the Company's monthly Irvine, California rent of $169 directly to the Company's lessor on the Company's behalf, with reimbursement in subsequent periods. Since the Company's inception, the Company has been accruing a monthly fee of $20,000 payable to Spark Capital for founder services, Chief Financial Officer services, and strategic-consulting services rendered by Mr. Firoz. For the year ended December 31, 2025, $240,000 was accrued under this arrangement; for the period from inception through December 31, 2024, $100,000 was accrued. From June 2025 through September 2025, Spark Capital advanced the Company an aggregate $45,000 in unsecured, non-interest-bearing, demand cash advances; during the three months ended March 31, 2026, Spark Capital advanced an additional $16,010 in cash. The aggregate Spark Capital loan balance was $61,010 at March 31, 2026. None of the foregoing accrued fees, rent reimbursements, or loan amounts has been paid in cash as of the date of this prospectus.

(b) Fiber Food Systems Inc. Mr. Firoz controls Fiber Food Systems Inc. ("Fiber"), a Delaware corporation that is a related party of the Company. In July 2024, the Company issued 5,000,000 shares of common stock to Fiber at par value (aggregate value $500) in consideration for founder services rendered to the Company. Fiber subsequently exchanged these 5,000,000 shares with BIO-key International, Inc. ("BIO-key") for 595,000 shares of BIO-key common stock; the Company received no cash or other consideration in connection with the exchange. Mr. Firoz did not participate in our Board's deliberations or vote regarding the original founder issuance to Fiber, and Fiber's subsequent exchange with BIO-key did not involve the Company or Mr. Firoz acting in his capacity as a director or officer of the Company.

(c) Hudson Dunes Corporation. Mr. Firoz controls Hudson Dunes Corporation (formerly known as Central Logistics Services Corp.) ("Hudson Dunes"), a Delaware corporation that is a related party of the Company. On December 31, 2024, the Company issued 50,000 shares of common stock to Hudson Dunes in exchange for cash consideration of $50,000 ($1.00 per share). The transaction was approved by our Board with Mr. Firoz abstaining from the vote, and the disinterested directors approved the transaction pursuant to DGCL §144.

(d) SUPA Consolidated Inc. (formerly Tribal Rides International Corp.). Mr. Firoz is a controlling shareholder of SUPA Consolidated Inc. ("SUPA"), a Delaware corporation that is a related party of the Company. SUPA changed its corporate name from Tribal Rides International Corp. to SUPA Consolidated Inc. on October 21, 2025. On December 31, 2024, the Company acquired from SUPA two granted U.S. patents (Nos. 9,984,574 and 11,217,101) directed to autonomous and shared-mobility systems, in exchange for the issuance of 2,906,977 shares of common stock at a deemed value of $1.72 per share, for an aggregate transaction value of $5,000,000. The transaction was approved by our Board with Mr. Firoz abstaining from the vote, and the disinterested directors approved the transaction pursuant to DGCL §144.

(e) Nuvora Energy, Inc. Nuvora is a related party of the Company by virtue of common management, including Mr. Firoz's concurrent service as Co-Founder and Interim Chief Financial Officer of Nuvora. Nuvora and the Company also share the principal-office address of 200 Spectrum Center Drive, Irvine, California. On October 27, 2025, the Company entered into the share-for-share exchange transaction described under "Related Party Transactions and Relationships — Nuvora Energy, Inc. — October 2025 Share Swap." In connection with that transaction, the Company received 1,000,000 shares of Nuvora common stock valued at $2,000,000 in the aggregate, in part as in-kind settlement of a previously recorded $1,000,000 subscription receivable. Mr. Firoz did not participate in our Board's deliberations or vote regarding any aspect of the Nuvora share-swap transaction.

Compensation and Equity in the Company

Mr. Firoz directly holds 12,050,000 shares of our common stock, representing approximately 18.52% of our outstanding common stock as of the date of this prospectus, consisting of (i) 12,000,000 shares received in July 2024 in connection with the founder share issuances at par value and (ii) 50,000 shares acquired indirectly through Hudson Dunes in December 2024 (Mr. Firoz holds an aggregate beneficial ownership disclosure that includes the Hudson Dunes shares). The Company has not entered into an employment agreement with Mr. Firoz, and Mr. Firoz is not entitled to any cash compensation, equity awards, bonus, or other consideration from the Company other than the indirect benefit of the Spark Capital service-fee accrual described above. See "Principal Stockholders" and "Executive Compensation."

Conflict-Mitigation Procedures

Each related-party transaction between the Company and any entity controlled by, or affiliated with, Mr. Firoz has been approved by our Board of Directors with the related-party status of the counterparty acknowledged in the supporting Board resolutions. In each case, Mr. Firoz has abstained from the relevant Board vote, and the disinterested directors have approved the transaction pursuant to DGCL §144, having determined that each such transaction is on terms that are fair and reasonable to the Company. With respect to the October 27, 2025 Nuvora share-swap transaction, no independent third-party valuation or fairness opinion was obtained at the time the transaction was consummated; the per-share fair value of $2.00 applied to the Nuvora common stock received by the Company was a good-faith determination by our Board, supported, with respect to the year-end carrying amount, by an independent qualified valuation specialist in a written IRC §409A valuation report dated January 19, 2026 (See – Exhibit – 10.13 and Related Party Transactions and Relationships — Conflicts of Interest and Related-Party Transaction Approvals."

For the avoidance of doubt, neither Mingta Capital LLC nor Mr. Dánial Hoydal is affiliated with Mr. Firoz or with any entity controlled by Mr. Firoz.

Candice Beaumont — Non-Executive Director

Background

Ms. Beaumont has served as a Non-Executive Director of the Company since the Company's inception in July 2024 and currently serves in that capacity. Since 2020, Ms. Beaumont has served as Chairman of the Salsano Group, a Panama-based family office and conglomerate focused on private equity and strategic investments. During this period, she has also served as Chief Investment Officer of L Investments, where she oversees capital allocation and portfolio management for a diversified group of public and private equity investments.

Within the past five years, Ms. Beaumont has served on the boards of directors of Clean Earth Acquisition Corp. (Nasdaq: CLINU) and Israel Acquisitions Corp. (Nasdaq: ISRLU), and has acted as an advisor to Athena Technology Acquisition Corp. (NYSE: ATHN.U) and Springwater Situations Corp. (Nasdaq: SWSSU). Her responsibilities have included governance oversight, strategic transaction review, and capital markets advisory.

Earlier in her career, Ms. Beaumont executed more than $20 billion in mergers and acquisitions advisory transactions while at Lazard Frères and served as a private equity principal at Argonaut Capital. She began her career in corporate finance at Merrill Lynch.

Ms. Beaumont holds a Bachelor of Business Administration from the University of Miami, where she graduated first in her class with a concentration in International Finance and Marketing. She completed the Global Leadership & Public Policy for the 21st Century program at Harvard Kennedy School in 2015 and was named a Young Global Leader by the World Economic Forum in 2014.

Our Board believes Ms. Beaumont is qualified to serve as a director based on her extensive experience in finance, private equity, mergers and acquisitions, and public-company governance. Her background in evaluating complex transactions, overseeing investment portfolios, and serving on boards of publicly traded companies provides valuable strategic, financial, and governance expertise relevant to the Company's growth, capital-raising, and public-company obligations.

Independence

Our Board has determined that Ms. Beaumont satisfies the "independence" requirements under the OTC Markets (OTCQB or OTCID) Rules. Ms. Beaumont has no material business relationship with the Company, with any of our other directors or executive officers, or with any of the related-party counterparties identified under "Related Party Transactions and Relationships," other than her role as a Non-Executive Director and her direct equity ownership of the Company described below. Ms. Beaumont is currently the only independent director on our Board.

Other Affiliations and Related-Party Arrangements with the Company

Ms. Beaumont has no related-party arrangement with the Company other than her direct equity ownership and her capacity as a Non-Executive Director. She is not affiliated with, and does not have any equity, management, or other interest in, any of Guinn Partners, Eastern Electrolyser Ltd., Nuvora, Spark Capital, Fiber, Hudson Dunes, SUPA, T Stamp Inc., Shore House IVF, BIO-key, Mingta Capital LLC, or any other counterparty to a related-party transaction described in this prospectus, other than the Salsano Group and L Investments described above (neither of which has had any transaction with the Company).

Compensation and Equity in the Company

Ms. Beaumont directly holds 1,000,000 shares of our common stock, representing approximately 1.54% of our outstanding common stock as of the date of this prospectus. These shares were originally issued by the Company to Mingta Capital LLC at par value in July 2024 in connection with the founder share issuances and were transferred to Ms. Beaumont by Mingta on July 26, 2024 pursuant to the nominee structure described under "Related Party Transactions and Relationships — Founder Share Issuances — Mingta Capital LLC — Founder Nominee Structure." Ms. Beaumont has not received, and is not entitled to receive, any cash compensation, equity awards (other than her founder’s shares), or other consideration for her service as a Director of the Company. The Company has not entered into a director’s services agreement with Ms. Beaumont. See "Principal Stockholders" and "Executive Compensation — Director Compensation. See also 'Risk Factors — Risks Related to Conflicts of Interest."

Himanshu Sharma — Interim Chief Financial Officer

Background

Mr. Sharma has served as our Interim Chief Financial Officer since December 2025. From April 2021 to the present, Mr. Sharma has served as Senior Lead Auditor at Aprari Solutions, an Indore, India-based offshore audit and accounting firm providing SEC financial-reporting, audit-assistance, and outsourced CFO services to U.S. and international clients. During this period, his work has focused on U.S. GAAP financial reporting, audit coordination, technical accounting analysis, and SEC compliance support for growth-stage and public companies.

Over the past five years, Mr. Sharma has gained experience supporting PCAOB-compliant audits, preparing and reviewing financial statements, and assisting management teams with equity financings, mergers and acquisitions, and other complex accounting matters. His role has included coordination with U.S.-based auditors and advisors in connection with SEC reporting obligations.

Mr. Sharma holds a Master of Business Administration (MBA) from the Institute of Management Studies, Indore, India (June 2021), and a Bachelor of Commerce (B.Com) from Devi Ahilya Vishwavidyalaya, India (May 2013). He has also obtained several certifications in auditing and accounting.

Engagement Structure

Mr. Sharma is engaged by the Company on a services-contract basis through a UAE-based fractional CFO services agreement that provides for cash fees billed at customary professional services rates. The Company has not entered into an employment agreement with Mr. Sharma, and Mr. Sharma is not entitled to any equity awards, bonus, or other compensation other than the cash fees described above. Fees billed under the agreement are recorded as accrued expenses, related parties, in the period the services are performed; for the year ended December 31, 2025, $2,000 was accrued under this arrangement, and additional amounts have been accrued during the three months ended March 31, 2026. See "Executive Compensation" and "Related Party Transactions and Relationships — Officer and Director Compensation Arrangements."

Other Affiliations and Equity in the Company

Mr. Sharma does not hold any shares of our common stock and does not hold, and has not been granted, any options, warrants, or other rights to acquire shares of our common stock. Mr. Sharma is not a controlling person, director, or executive officer of Aprari Solutions and does not have any equity interest in Aprari Solutions; the Company has no contractual or commercial relationship with Aprari Solutions other than the services-contract relationship through which Mr. Sharma performs his duties as Interim Chief Financial Officer. Mr. Sharma has no other related-party arrangement with the Company and is not affiliated with any other counterparty to a related-party transaction described in this prospectus.

Advisory Board

The Company has established an Advisory Board to provide non-binding strategic, technical, and industry-specific guidance to management from time to time. The Advisory Board does not have any voting rights, fiduciary duties, or authority to direct or control the Company's management, operations, or strategic decisions. Members of the Advisory Board do not serve as officers or directors of the Company and do not participate in meetings of our Board of Directors unless specifically invited. Advisory Board members do not have, and have never been delegated, the authority to approve corporate actions, transactions, financings, or development agreements, and do not participate in our Board's review or approval of related-party transactions.

Shivam Tewari — Advisory Board

Background

Mr. Tewari has served on the Company's Advisory Board since September 2024. From 2009 to the present, including throughout the past five years, Mr. Tewari has served as Director of Business Development at Eastern Electrolyser Ltd. ("Eastern"). In addition, Mr. Tewari serves as a director on the board of directors of Eastern. In his Director of Business Development role, he is responsible for global market expansion, customer engagement, and strategic alignment of hydrogen-generation technologies with industrial and energy-sector demand; his work includes product optimization, research and development coordination, and commercialization of hydrogen-generation, purification, storage, and transmission systems. Eastern provides turnkey hydrogen solutions to power plants, steel producers, float-glass manufacturers, and gas companies worldwide.

In addition, Mr. Tewari serves as the Chief Executive Officer of Nuvora Energy, Inc. ("Nuvora"), a privately held, development-stage Delaware corporation engaged in advanced energy technologies. Mr. Firoz, our Director, also serves as Co-Founder and Interim Chief Financial Officer of Nuvora; Nuvora and the Company share a common principal-office address.

Mr. Tewari holds a Bachelor of Arts in Economics from the University of Southern California (2006).

Other Affiliations and Related-Party Arrangements with the Company

By virtue of his concurrent service as Chief Executive Officer of Nuvora, both Eastern and Nuvora are related parties of the Company under ASC 850 and Item 404 of Regulation S-K. Mr. Tewari does not, and has never, served as a director or executive officer of the Company; the Advisory Board has no voting rights, fiduciary duties, or authority to direct or control the Company's management, operations, or strategic decisions, and Mr. Tewari has not participated in any Board approval of transactions with Eastern or Nuvora. Eastern has no right to designate or nominate any director or officer of the Company; Mr. Tewari's invitation to serve on the Advisory Board was not the result of any arrangement or understanding with Eastern, Nuvora, or any other person.

(a) Acquisition of Hydrogen Fuel Cell Technology from Eastern (September 30, 2024). On September 30, 2024, the Company acquired from Eastern certain proprietary hydrogen fuel cell system designs and related technology for drone propulsion applications, in exchange for the issuance of 2,500,000 shares of common stock at a deemed value of $1.00 per share, for an aggregate transaction value of $2,500,000.

(b) Amended and Restated Co-Development Agreement (January 2026). In January 2026, the Company and Eastern entered into an Amended and Restated Hydrogen Fuel Cell Technology Co-Development and Purchase Agreement, pursuant to which the parties confirmed the Company's ownership of the previously assigned technology and agreed to collaborate on the continued development and refinement of 4 kW and 8 kW PEM hydrogen fuel cell power packs for use in our aerial and maritime drone platforms.

(c) Planned 11 MW production facility. The parties have agreed in principle, but have not yet entered into a definitive construction or supply agreement, to construct an approximately 11 MW fuel cell production facility intended to support a fleet of up to 1,800 drones by the end of fiscal year 2026, subject to financing, commercial validation, regulatory approvals, and the negotiation and execution of definitive agreements.

(d) Nuvora Share Swap (October 27, 2025). Mr. Tewari did not participate in our Board's deliberations or vote regarding the October 27, 2025 Nuvora share-swap transaction, in which the Company received 1,000,000 shares of Nuvora common stock (valued at $2,000,000 in the aggregate) in part as in-kind settlement of a previously recorded $1,000,000 subscription receivable owed to the Company. Mr. Tewari does not, and has never, served as a director or executive officer of the Company in connection with that transaction.

Compensation and Equity in the Company

Mr. Tewari does not hold any shares of our common stock and does not hold, and has not been granted, any options, warrants, or other rights to acquire shares of our common stock. Mr. Tewari has not received, and is not entitled to receive, any cash compensation, equity awards, or other consideration from the Company for his service on the Advisory Board. The Company has not entered into an Advisory Board services agreement with Mr. Tewari. See also 'Risk Factors — Risks Related to Conflicts of Interest.

ARRANGEMENTS AND UNDERSTANDINGS REGARDING SELECTION OF DIRECTORS AND OFFICERS

Other than as described in this section and elsewhere in this prospectus, there are no arrangements or understandings between any of our directors, executive officers, or Advisory Board members and any other person pursuant to which such individual was selected as a director, executive officer, or advisor of the Company.

Mr. Nehrkorn, our Chief Executive Officer and a member of our Board of Directors, serves as the Managing Partner of Guinn Partners, a product-development firm in which he holds a 51% membership interest and that has provided, and continues to provide, engineering and development services to the Company pursuant to the arrangements described above and elsewhere in this prospectus. Mr. Nehrkorn was selected to serve as Chief Executive Officer and director based on his technical expertise and leadership experience in unmanned systems and robotics. His selection was not made pursuant to any arrangement or understanding with Guinn Partners or any other person, and Guinn Partners has no right to designate or nominate any director or officer of the Company.

Mr. Firoz, a Director, Co-Founder and former Interim Chief Financial Officer and former President and Chief Executive Officer of the Company, has continuing affiliations with each of Spark Capital, Fiber, Hudson Dunes, SUPA, FDCTech, Inc., Eva Live, Inc., and Nuvora, as described above. Mr. Firoz was selected to serve as a Director based on his experience in corporate finance, mergers and acquisitions, capital markets, and public-company operations. His selection was not made pursuant to any arrangement or understanding with Spark Capital, Fiber, Hudson Dunes, SUPA, FDCTech, Inc., Eva Live, Inc., Nuvora, or any other person, and none of those entities has any right to designate or nominate any director or officer of the Company.

Ms. Beaumont, our Non-Executive Director, was selected based on her experience in finance, private equity, mergers and acquisitions, and public-company governance. Her selection was not made pursuant to any arrangement or understanding with the Salsano Group, L Investments, or any other person, and none of those entities has any right to designate or nominate any director or officer of the Company.

Mr. Sharma, our Interim Chief Financial Officer, was engaged based on his experience in U.S. GAAP financial reporting, SEC compliance, and outsourced CFO services. His engagement was not made pursuant to any arrangement or understanding with Aprari Solutions or any other person, and Aprari Solutions has no right to designate or nominate any director or officer of the Company.

Mr. Tewari, a member of our Advisory Board, is a director and the Director of Business Development of Eastern, a company with which the Company has entered into the hydrogen fuel cell technology arrangements described above, and concurrently serves as Chief Executive Officer of Nuvora, a company that is a related party of the Company by virtue of common management. Mr. Tewari was invited to serve on the Advisory Board based on his industry experience in hydrogen-generation technologies and international business development. His advisory appointment was not the result of any arrangement or understanding with Eastern, Nuvora, or any other person, and neither Eastern nor Nuvora has any right to designate or nominate any director or officer of the Company.

Each Director and executive officer is required to disclose to our Board of Directors any potential or actual conflict of interest of which the Director or officer becomes aware, and to recuse himself or herself from any related Board deliberation and vote. The Company's procedures for review and approval of related-party transactions are described under "Related Party Transactions and Relationships — Conflicts of Interest and Related-Party Transaction Approvals."

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of our directors, executive officers, significant employees, or control persons has, during the past ten (10) years, been involved in any legal proceeding of the type required to be disclosed pursuant to Item 401(f) of Regulation S-K, including, without limitation:

(a) any bankruptcy petition filed by or against such person;

(b) any criminal proceeding (excluding traffic violations or similar minor offenses);

(c) any judicial or administrative proceeding resulting in a judgment, decree, or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities, commodities, banking, or insurance laws;

(d) any finding by a court or regulatory authority that such person violated federal or state securities or commodities laws; or

(e) any disciplinary sanctions imposed by a stock exchange, self-regulatory organization, or other regulatory authority.

Accordingly, there are no legal proceedings to disclose under Item 401(f) of Regulation S-K.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics, which is applicable to all of our directors, executive officers, and employees. A copy of the code of business conduct and ethics will be posted on our corporate investor-relations website prior to our listing on the OTC Markets (OTCQB or OTCID) or any other public trading venue. The code of business conduct and ethics addresses, among other things, the identification, disclosure, and management of conflicts of interest, including with respect to related-party transactions of the type described in this prospectus.

BOARD COMMITTEES

Our board of directors consists of three directors, one of whom is independent. We have determined that Candice Beaumont satisfies the “independence” requirements under OTC Markets (OTCQB or OTCID) Rules. These individuals are expected to have no material business or close personal relationships with the company, and they often serve on key committees, such as audit and compensation.

At present, we have not established an audit committee, a compensation committee, or a nomination and corporate governance committee, nor adopted a charter for each of the three committees.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, significant employees, or control persons has, during the past ten (10) years, been involved in any legal proceeding of the type required to be disclosed pursuant to Item 401(f) of Regulation S-K, including, without limitation:

•any bankruptcy petition filed by or against such person;

•any criminal proceeding (excluding traffic violations or similar minor offenses);

•any judicial or administrative proceeding resulting in a judgment, decree, or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities, commodities, banking, or insurance laws;

•any finding by a court or regulatory authority that such person violated federal or state securities or commodities laws; or

•any disciplinary sanctions imposed by a stock exchange, self-regulatory organization, or other regulatory authority.

Accordingly, there are no legal proceedings to disclose under Item 401(f) of Regulation S-K.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics, which is applicable to all of our directors, executive officers, and employees. A copy of the code of business conduct and ethics will be posted on our corporate investor relations website prior to our listing on the OTC Markets (OTCQB or OTCID).

EXECUTIVE COMPENSATION

At present, we have not established a formal executive compensation plan for our officers or directors.

2025 and 2024 Summary Executive Compensation Table

				Stock	Option	Non-Equity Incentive Plan	Nonqualified Deferred	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	Compensation ($)	Compensation ($)	Compensation ($)	Total ($)
Craig Nehrkorn, CEO (1)	2025	120,000	-0-	-0-	-0-	-0-	-0-	-0-	120,000
	2024	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Himanshu Sharma, Interim CFO (2)	2025	2,000	-0-	-0-	-0-	-0-	-0-	-0-	2,000
	2024	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Imran Firoz, former interim CFO and former President and Chief Executive Officer (3)	2025	240,000	-0-	-0-	-0-	-0-	-0-	-0-	240,000
	2024	100,000	-0-	-0-	-0-	-0-	-0-	-0-	100,000

(1) Effective January 1, 2025, the Company is accruing a monthly payment of $10,000 for Mr. Nehrkorn, which is reflected in the accounts payable, related party.

(2) Effective December 2025, Himanshu Sharma was appointed as the Interim CFO, and Firoz shall continue his role as a Director of the Company.

(3) Mr. Firoz served as Chief Financial Officer from the Company’s inception through December 2025. Since inception, the Company has been accruing a monthly payment of $20,000 under Spark Capital Investments, LLC (‘Spark’) for founding services, CFO, and strategic consulting work. Firoz controls Spark as the sole member.

2025 and 2024 Summary Director Compensation Table

				Stock	Option	Non-Equity Incentive Plan	Nonqualified Deferred	All Other
Name of Directors (4)	Year	Fees ($)	Bonus ($)	Awards ($)	Awards ($)	Compensation ($)	Compensation ($)	Compensation ($)	Total ($)
Candice Beaumont	2025	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2024	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Craig Nehrkorn	2025	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2024	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Imran Firoz	2025	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2024	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(4) During fiscal year 2025, the Company did not pay cash retainers, meeting fees, or grant equity awards to its non-employee directors for board service. Mr. Nehrkorn received compensation in his capacity as Chief Executive Officer, and Mr. Firoz received compensation through Spark Capital Investments LLC for services as Chief Financial Officer and management consultant; both are described above under 'Executive Compensation.'

Stock Option Grants

We had no outstanding equity awards as of the end of the fiscal period ended March 31, 2026 ..

EMPLOYMENT AGREEMENTS

As of March 31, 2026 , we do not have any employment agreements with our officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, as of the date of this prospectus, concerning (i) each person whom we know to beneficially own more than 5% of our Common Stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. We have determined beneficial ownership in accordance with the rules of the SEC.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. Under Rule 13d-3, a person is deemed to be the beneficial owner of any security with respect to which such person, directly or indirectly, has or shares (i) voting power, including the power to vote or to direct the voting of, such security, or (ii) investment power, including the power to dispose of, or to direct the disposition of, such security. Shares of Common Stock issuable upon the exercise of stock options or warrants are deemed outstanding for purposes of computing the beneficial ownership of a person only to the extent such options or warrants are held by that person and are exercisable within 60 days of the date of this prospectus.

As of the date of this prospectus, no director, executive officer, or 5%-or-greater stockholder holds, or has been granted, any stock options, warrants, or other rights to acquire shares of our Common Stock that are exercisable within 60 days of the date of this prospectus. Accordingly, no shares issuable upon the exercise of options or warrants are included in the beneficial ownership calculations below, and all percentage ownership figures are based solely on shares of Common Stock outstanding.

Applicable percentage ownership is based on (i) 65,056,977 shares of Common Stock issued and outstanding as of the date of this prospectus (the "Pre-Offering Outstanding Shares"), and (ii) 65,181,977 shares of Common Stock outstanding immediately following completion of this offering, assuming the issuance of all 125,000 shares of Common Stock offered hereby at the public offering price of $2.00 per share (the "Post-Offering Outstanding Shares"). The Pre-Offering Outstanding Shares figure of 65,056,977 reflects the December 31, 2025 cancellation of the 1,000,000 shares previously subscribed for by Greenlink Pty Ltd ATF The Debsago Trust pursuant to the Subscription Rescission and Share Return Agreement described under "Related Party Transactions and Relationships."

Each footnote outside the table identifies, for each beneficial owner listed in the table, (i) the natural person or persons who have or share voting power and/or investment (dispositive) power with respect to the shares of Common Stock beneficially owned, and (ii) the amounts as to which such persons have sole voting power, shared voting power, sole investment power, or shared investment power, in each case as applicable, in accordance with Instruction 2 to Item 403 of Regulation S-K.

Common Stock

The percentages below are calculated based on 65,056,977 shares of our common stock issued and outstanding for the period ending March 31, 2026 ..

			Before Offering	After Offering
	Title of	Number of Shares	Percent of	Percent of
Name and Address(1)	Class	Beneficially Owned	Class	Class
Name d Executive Officers and Directors
Craig Nehrkorn, C hief Executive Officer and Director (2)	Common	5,000,000	7.69%	7.67%
Himanshu Sharma, Interim C FO (3)	Common	0	0%	0.00%
Imran Firoz, Director (4)	Common	12,050,000	18.52%	18.49%
Candice Beaumont, Non-Executive Director (5)	Common	1,000,000	1.54%	1.53%
Officers a nd Directors a s a Group (4 Persons) (6)	Common	1 8 ,050,000	27.74%	27.69%
5% Shareholders
Tolemac Holdings LLC (7)	Common	8,750,000	13.45%	13.42%
Tah-Dah Ventures LLC (8)	Common	7,500,000	11.53%	11.51%
T Stamp Inc. (9)	Common	5,100,000	7.84%	7.82%
BIO-key International, Inc. (10)	Common	5,000,000	7.69%	7.67%
Guinn Partners Llc (11)	Common	5,000,000	7.69%	7.67%
Shore House IVF (12)	Common	3,500,000	5.38%	5.37%

(1)All Officers and Directors, unless otherwise indicated below, the address for each beneficial owner is c/o 200 Spectrum Center Drive, Suite 300, Irvine, CA 92618.

(2) Mr. Nehrkorn does not hold of record any shares of our Common Stock and does not hold, and has not been granted, any options, warrants, or other rights to acquire shares of our Common Stock that are exercisable within 60 days of the date of this prospectus. The 5,000,000 shares of Common Stock shown as beneficially owned by Mr. Nehrkorn are held of record by Guinn Partners LLC. Mr. Nehrkorn serves as the Managing Partner of Guinn Partners LLC and holds an aggregate 51% membership interest in Guinn Partners LLC. By virtue of his position as Managing Partner and his majority membership interest, Mr. Nehrkorn exercises sole voting power and sole investment power over all 5,000,000 shares of Common Stock held of record by Guinn Partners LLC and may be deemed to beneficially own such shares pursuant to Rule 13d-3. Mr. Nehrkorn disclaims beneficial ownership of the shares held of record by Guinn Partners LLC except to the extent of his pecuniary interest therein. As of the date of this prospectus, the number of shares of our Common Stock, if any, that may ultimately be distributed by Guinn Partners LLC to Mr. Nehrkorn personally has not been determined by the members of Guinn Partners LLC. The 5,000,000 shares attributed to Mr. Nehrkorn in the table are the same shares as those reported in the row for Guinn Partners LLC; the table does not double count these shares against the total Pre-Offering Outstanding Shares or Post-Offering Outstanding Shares. See footnote (11).

(3)Mr. Sharma does not hold of record any shares of our Common Stock and does not hold, and has not been granted, any options, warrants, or other rights to acquire shares of our Common Stock that are exercisable within 60 days of the date of this prospectus. Mr. Sharma does not have, and is not deemed to have, voting power or investment power over any shares of Common Stock.

(4)Mr. Firoz beneficially owns an aggregate of 12,050,000 shares of Common Stock, consisting of (i) 12,000,000 shares held directly by Mr. Firoz, with respect to which he has sole voting power and sole investment power, and (ii) 50,000 shares held of record by Hudson Dunes Corporation (formerly known as Central Logistics Services Corp.), a Delaware corporation of which Mr. Firoz is the controlling shareholder. By virtue of his control of Hudson Dunes Corporation, Mr. Firoz has sole voting power and sole investment power over the 50,000 shares held by Hudson Dunes Corporation and, accordingly, may be deemed to beneficially own such shares pursuant to Rule 13d-3. Of the 12,050,000 shares of Common Stock beneficially owned by Mr. Firoz, all 12,050,000 shares are subject to sole voting power and sole investment power; Mr. Firoz does not have shared voting power or shared investment power with respect to any shares of Common Stock.

(5)Ms. Beaumont holds 1,000,000 shares of Common Stock directly, with respect to which she has sole voting power and sole investment power. These shares were originally issued by the Company to Mingta Capital LLC at par value in July 2024 in connection with the founder share issuances and were transferred to Ms. Beaumont on July 26, 2024 pursuant to the founder nominee structure described under "Related Party Transactions and Relationships." Ms. Beaumont does not have shared voting power or shared investment power with respect to any shares of Common Stock.

(6)Includes the beneficial ownership of Mr. Craig Nehrkorn (Chief Executive Officer and Director), Mr. Imran Firoz (Director), Ms. Candice Beaumont (Non-Executive Director), and Mr. Himanshu Sharma (Interim Chief Financial Officer). All 18,050,000 shares of Common Stock beneficially owned by all Officers and Directors as a group are subject to sole voting power and sole investment power held by the respective beneficial owner, consisting of (i) 12,000,000 shares held directly by Mr. Firoz, (ii) 50,000 shares held of record by Hudson Dunes Corporation and beneficially owned by Mr. Firoz through his control of Hudson Dunes Corporation, (iii) 1,000,000 shares held directly by Ms. Beaumont, and (iv) 5,000,000 shares held of record by Guinn Partners LLC and beneficially owned by Mr. Nehrkorn through his role as Managing Partner of, and 51% membership interest in, Guinn Partners LLC. The 5,000,000 shares attributed to Mr. Nehrkorn in this aggregate are the same shares as those reported in the row for Guinn Partners LLC; the aggregate does not double count these shares against the total Pre-Offering Outstanding Shares or Post-Offering Outstanding Shares. See footnotes (2) and (11).

(7)Tolemac Holdings LLC is a Delaware limited liability company. Tolemac Holdings LLC has sole voting power and sole investment power over the 8,750,000 shares of Common Stock held of record by Tolemac Holdings LLC. Ms. Yessenia Hernandez, as the sole member of Tolemac Holdings LLC, exercises such voting and investment power on its behalf and accordingly is the natural person who has sole voting power and sole investment power with respect to such shares. Tolemac Holdings LLC's address is 838 Walker Road Suite 21-2, Dover, DE 19904. See footnote (13).

(8)TAH-DAH Ventures LLC is a Wyoming limited liability company. TAH-DAH Ventures LLC has sole voting power and sole investment power over the 7,500,000 shares of Common Stock held of record by TAH-DAH Ventures LLC. Ms. Yessenia Hernandez, as the sole member of TAH-DAH Ventures LLC, exercises such voting and investment power on its behalf and accordingly is the natural person who has sole voting power and sole investment power with respect to such shares. TAH-DAH Ventures LLC's address is 30 N Gould St N, Sheridan, WY 82801. See footnote (13).

(9)T Stamp Inc. (operating as Trust Stamp) is a Delaware corporation whose Class A Common Stock is listed on The Nasdaq Stock Market LLC under the trading symbol "IDAI." T Stamp Inc. has sole voting power and sole investment power over the 5,100,000 shares of Common Stock held of record by T Stamp Inc. Mr. Gareth N. Genner, the co-founder, Chief Executive Officer, and Executive Director of T Stamp Inc., exercises voting and investment power on behalf of T Stamp Inc. with respect to such shares and accordingly is the natural person who has sole voting power and sole investment power with respect to such shares. The Company has no contractual or commercial relationship with T Stamp Inc. other than the Technology Licensing Agreement described under "Related Party Transactions and Relationships — Technology Licensing Agreement — T Stamp Inc." T Stamp Inc.'s principal address is 3017 Bolling Way NE, Floor 2, Atlanta, Georgia 30305.

(10)BIO-key International, Inc. is a Delaware corporation whose Common Stock is listed on The Nasdaq Capital Market under the trading symbol "BKYI." BIO-key International, Inc. has sole voting power and sole investment power over the 5,000,000 shares of Common Stock held of record by BIO-key International, Inc. Mr. Michael W. DePasquale, the founder, Chairman of the Board, and Chief Executive Officer of BIO-key International, Inc., exercises voting and investment power on behalf of BIO-key International, Inc. with respect to such shares and accordingly is the natural person who has sole voting power and sole investment power with respect to such shares. BIO-key International, Inc. acquired its 5,000,000 shares of Common Stock through a share-for-share exchange with Fiber Food Systems Inc. described under "Related Party Transactions and Relationships — Founder Share Issuances — Direct Issuances to Related Parties." BIO-key International, Inc. is not a related party of the Company, and the Company has no contractual or commercial relationship with BIO-key International, Inc. BIO-key International, Inc.'s principal address is 101 Crawfords Corner Road, Suite 4116, Holmdel, New Jersey 07733.

(11)Guinn Partners LLC is a Texas limited liability company. Guinn Partners LLC has sole voting power and sole investment power over the 5,000,000 shares of Common Stock held of record by Guinn Partners LLC. Mr. Craig Nehrkorn, the Company's Chief Executive Officer and a Director, serves as the Managing Partner of Guinn Partners LLC and holds an aggregate 51% membership interest in Guinn Partners LLC; the remaining membership interests are held in the aggregate by other members of Guinn Partners LLC, none of whom is a director, executive officer, or controlling stockholder of the Company. By virtue of his position as Managing Partner of Guinn Partners LLC and his majority membership interest, Mr. Nehrkorn exercises sole voting power and sole investment power over the 5,000,000 shares of Common Stock held of record by Guinn Partners LLC and accordingly is the natural person who has sole voting power and sole investment power with respect to such shares. The supermajority requirement set forth in the limited liability company agreement of Guinn Partners LLC governs distributions of available cash and does not apply to the voting or disposition of securities held by Guinn Partners LLC. Mr. Nehrkorn may be deemed to beneficially own such shares pursuant to Rule 13d-3, but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Guinn Partners LLC is a related party of the Company, and the Company has the contractual and commercial relationships with Guinn Partners LLC described under "Related Party Transactions and Relationships — Acquisitions of Intellectual Property and Technology from Related Parties — Guinn Partners LLC" and "Management — Craig Nehrkorn — Other Affiliations and Related-Party Arrangements with the Company." Guinn Partners LLC's address is 2503 Westlake Drive No. 2, Austin, Texas 78746. See footnote (2).

(12)Shore House IVF is a corporate entity organized under the laws of the Faroe Islands. Shore House IVF has sole voting power and sole investment power over the 3,500,000 shares of Common Stock held of record by Shore House IVF. The natural person(s) who exercise voting and investment power on behalf of Shore House IVF with respect to such shares are Mr. David Geyti and Mr. Dánial Hoydal, who share voting power and investment power over the 3,500,000 shares (neither of whom has sole voting power or sole investment power with respect to such shares). No director, executive officer, employee, or controlling stockholder of the Company holds any equity, management, or other interest in Shore House IVF, and Shore House IVF is not a related party of the Company. The Company's contractual relationship with Shore House IVF, including the December 31, 2024 Asset Purchase and IP Agreement and the Company's conditional commitment to provide up to $300,000 of funding to Shore House IVF for the WaveDrone Project, is described under "Related Party Transactions and Relationships — Non-Related-Party Transactions Disclosed for Transparency — Shore House IVF." Shore House IVF's principal address is J. Paturssonargota 72, FO-100 Tórshavn, Faroe Islands.

(13) Yessenia Hernandez – Ms. Hernandez beneficially owns an aggregate of 16,250,000 shares of Common Stock, consisting of (i) 8,750,000 shares held of record by Tolemac Holdings LLC, a Delaware limited liability company (see footnote (7)), and (ii) 7,500,000 shares held of record by TAH-DAH Ventures LLC, a Wyoming limited liability company (see footnote (8)). Ms. Hernandez is the sole member of each of Tolemac Holdings LLC and TAH-DAH Ventures LLC and, in such capacity, has sole voting power and sole investment power over all 16,250,000 shares; Ms. Hernandez does not hold any shares of Common Stock directly, does not have shared voting power or shared investment power with respect to any shares of Common Stock, and may be deemed to beneficially own the 16,250,000 shares pursuant to Rule 13d-3. The 16,250,000 shares attributed to Ms. Hernandez in the table are the same shares as those reported in the rows for Tolemac Holdings LLC and TAH-DAH Ventures LLC; the table does not double count these shares against the total Pre-Offering Outstanding Shares or Post-Offering Outstanding Shares. Ms. Hernandez's address is 1875 Century Park East, Suite 1120, Los Angeles, California 90067.

RELATED PARTY TRANSACTIONS AND RELATIONSHIPS

The following discussion describes the related-party transactions, arrangements, and understandings that have occurred since our inception on July 26, 2024 through the date of this prospectus, and any continuing arrangements that may present a potential or actual conflict of interest. The disclosures set forth below have been prepared in accordance with Item 404 of Regulation S-K and Accounting Standards Codification ("ASC") 850, Related Party Disclosures. The information presented in this section is consistent with, and should be read together with, Note 4 to our audited consolidated financial statements for the year ended December 31, 2025 and Note 7 to our unaudited consolidated financial statements for the three months ended March 31, 2026, each included elsewhere in this prospectus.

Identification of Related Parties

For purposes of this section, our related parties consist of:

(i)members of our Board of Directors and executive officers, comprising Mr. Craig Nehrkorn (Chief Executive Officer and Director), Mr. Imran Firoz (Director, former Interim Chief Financial Officer and former President and Chief Executive Officer), and Ms. Candice Beaumont (Non-Executive Director);

(ii)Mr. Himanshu Sharma, our Interim Chief Financial Officer, engaged on a services-contract basis effective December 2025;

(iii)entities controlled by, or under common control with, Mr. Firoz, including, without limitation, Spark Capital Investments LLC ("Spark Capital"), Fiber Food Systems Inc. ("Fiber"), Hudson Dunes Corporation (formerly Central Logistics Services Corp., "Hudson Dunes"), and SUPA Consolidated Inc. (formerly Tribal Rides International Corp., name changed October 21, 2025, "SUPA");

(iv)Nuvora Energy, Inc. ("Nuvora"), a Delaware corporation in which Mr. Firoz serves as Co-Founder and Interim Chief Financial Officer and which shares our principal-office address at 200 Spectrum Center Drive, Irvine, California;

(v)Eastern Electrolyser Ltd. ("Eastern"), an entity in which Mr. Shivam Tewari, a member of our Advisory Board, serves as a director and which is a related party of the Company by virtue of Mr. Tewari's concurrent service as Chief Executive Officer of Nuvora;

(vi)Guinn Partners LLC ("Guinn Partners"), a Texas-based product-development firm for which Mr. Nehrkorn also serves as the Managing Partner and in which Mr. Nehrkorn holds a 51% membership interest;

(vii)Boumarang Pty Ltd (ACN 681 831 998), our wholly owned Australian subsidiary, of which Mr. Victor Turco serves as a director and authorized signatory; and

(viii) the original beneficial owners of founder shares received via the Mingta Capital LLC nominee structure described under "— Founder Share Issuances" below.

Mingta Capital LLC, Mr. Dánial Hoydal, Shore House IVF and Greenlink Pty Ltd ATF The Debsago Trust are not related parties of the Company. Transactions with these non-related-party counterparties are nonetheless described under "— Non-Related-Party Transactions Disclosed for Transparency" below to the extent material to an understanding of our capital structure or our intellectual-property portfolio.

Founder Share Issuances (July 2024)

In July 2024, in connection with the formation and organization of the Company, we issued an aggregate of 45,000,000 shares of common stock at par value ($0.0001 per share) for founder services, as follows:

Direct Issuances to Related Parties

Imran Firoz, Co-Founder and Director: 12,000,000 shares issued at par value (aggregate value $1,200) in consideration for founder services rendered in establishing and forming the Company.

Fiber Food Systems Inc., a Delaware corporation controlled by Mr. Firoz: 5,000,000 shares issued at par value (aggregate value $500) in consideration for founder services. Fiber subsequently exchanged these 5,000,000 shares with BIO-key International, Inc. ("BIO-key") for 595,000 shares of BIO-key common stock; the Company received no cash or other consideration in connection with the exchange. As a result, BIO-key holds 5,000,000 shares of our common stock as of the date of this prospectus, but no transaction occurred directly between the Company and BIO-key, and BIO-key is not a related party of the Company.

Mingta Capital LLC — Founder Nominee Structure

On July 26, 2024, we issued 28,000,000 shares of common stock to Mingta Capital LLC ("Mingta"), valued at par value (aggregate value $2,800), for services rendered in connection with the formation of the Company. Mingta acted as a nominee for, and on the same day transferred all 28,000,000 shares to, the following beneficial owners (collectively, the "Mingta Beneficiaries"):

Beneficial Owner	Shares Received	Aggregate Par Value
Tolemac Holdings LLC (controlled by Yessenia Hernandez)	8,750,000	$875.00
TAH-DAH Ventures LLC (controlled by Yessenia Hernandez)	7,500,000	$750.00
Blackstar Energy Pty Ltd.	3,000,000	$300.00
EIR Holdings LLC	2,500,000	$250.00
Greenlink Pty Ltd ATF The Debsago Trust	2,500,000	$250.00
Rod Jones	2,000,000	$200.00
Candice Beaumont, Non-Executive Director	1,000,000	$100.00
Jake Williams	500,000	$50.00
Unaffiliated consultant*	250,000	$25.00
Total	28,000,000	$2,800.00

Following the foregoing transfers, Mingta does not hold any shares of our common stock, has no continuing relationship with the Company, and is not a related party of the Company. Mingta did not receive any cash or other consideration from the Company in connection with the foregoing nominee arrangement other than the par-value services issuance described above. Of the Mingta Beneficiaries, only Ms. Beaumont (in her capacity as a Director) is a related party of the Company. Tolemac Holdings LLC and TAH-DAH Ventures LLC are 5%-or-greater stockholders of the Company but are not related parties of the Company within the meaning of ASC 850 or Item 404 of Regulation S-K, and no director, officer, or controlling stockholder of the Company holds any equity, management, or other interest in either of those entities.

As of the date of this prospectus, Mingta Capital LLC (i) does not own or hold, beneficially or of record, any shares of the Company's common stock or any other class of the Company's equity securities; (ii) holds no warrants, options, convertible securities, or other rights or arrangements to acquire any equity interest in the Company; and (iii) has no continuing contractual, economic, voting, or other relationship with the Company.

Acquisitions of Intellectual Property and Technology from Related Parties

Since our inception, we have acquired all of the intellectual property assets currently reflected on our consolidated balance sheets through three transactions with related parties (Guinn Partners, Eastern, and SUPA) and one transaction with a non-related-party counterparty (Shore House IVF, described under "— Non-Related-Party Transactions Disclosed for Transparency" below). The aggregate consideration for our four IP acquisitions was $16,000,000, all of which was satisfied through the issuance of shares of our common stock. None of these acquisitions involved a cash payment by the Company, and no independent third-party valuation was obtained at the time of any of the acquisitions described below.

Guinn Partners LLC (Airdrone Technology — August 28, 2024)

Guinn Partners is a Texas-based product-development firm. Mr. Nehrkorn, our Chief Executive Officer and a director, also serves as the Managing Partner of Guinn Partners and holds a 51% membership interest in Guinn Partners. Accordingly, Guinn Partners is a related party of the Company under ASC 850 and Item 404 of Regulation S-K. By virtue of his position as Managing Partner of Guinn Partners and his majority membership interest, Mr. Nehrkorn has sole voting power and sole investment power over the 5,000,000 shares of our Common Stock held of record by Guinn Partners and, accordingly, may be deemed to beneficially own all 5,000,000 shares pursuant to Rule 13d-3, while disclaiming beneficial ownership of such shares except to the extent of his pecuniary interest therein. As of the date of this prospectus, the number of shares of our Common Stock, if any, that may ultimately be distributed by Guinn Partners to Mr. Nehrkorn or any other member of Guinn Partners has not been determined by the members of Guinn Partners. See "Principal Stockholders" and "Management — Craig Nehrkorn — Chief Executive Officer and Director."

On August 28, 2024, the Company entered into an Intellectual Property Agreement with Guinn Partners (Exhibit 10.2 to the registration statement) pursuant to which we acquired certain intellectual property and development know-how related to unmanned aerial systems and robotics, including the Airdrone Technology platform. As consideration, we issued 5,000,000 shares of common stock at a deemed value of $1.00 per share, for an aggregate transaction value of $5,000,000. Under Section 9 of the IP Agreement, Guinn Partners is entitled to customary demand and piggyback registration rights with respect to the shares issued, subject to standard cutbacks and lock-up provisions.

Since our inception, Guinn Partners has, on a no-cash-rent basis, made its facility at 2120 West Braker Lane, Suite M, Austin, Texas 78758 available to the Company for research and development, product design, prototyping, government-facing demonstrations, and outreach. The Company has not entered into a written lease agreement with Guinn Partners for these premises, and Guinn Partners has agreed to make the facility available to the Company for the foreseeable future. Guinn Partners has also been the Company's principal third-party engineering and development contractor for both the Airdrone Technology and the WaveDrone unmanned surface vessel platforms. At March 31, 2026 and December 31, 2025, the Company had $103,000 of accounts payable to Guinn Partners (included in accounts payable, related parties) for unpaid invoices in respect of Phase 1 SME Validation, Product Requirements & Project Planning services performed under a 2024 statement of work (Invoice No. 1986).

In the first quarter of 2026, the Company commenced negotiation with Guinn Partners of a definitive six-phase, 13-month WaveDrone development program with aggregate contract value approximating $975,000, to be paid in cash on a phase-completion milestone basis. As of the date of this prospectus, the long-form definitive agreement has not been executed, the Company's only contractual commitment to Guinn Partners is the unpaid $103,000 Phase 1 invoice referenced above, and our Board of Directors has not yet approved the long-form definitive WaveDrone development agreement. When finalized, that agreement will be presented to the Board for approval in accordance with the procedures described under "— Conflicts of Interest and Related-Party Transaction Approvals" below, with Mr. Nehrkorn abstaining from the relevant Board vote. No independent third-party valuation or fairness opinion has been obtained in respect of the proposed engagement.

Eastern Electrolyser Ltd. (Hydrogen Fuel Cell Technology — September 30, 2024)

Eastern is a hydrogen-systems developer headquartered in Australia. Mr. Tewari, a member of our Advisory Board, serves as a director of Eastern and concurrently as Chief Executive Officer of Nuvora; accordingly, Eastern is a related party of the Company under ASC 850 and Item 404 of Regulation S-K. Mr. Tewari did not, and does not, serve as a director or executive officer of the Company; the Advisory Board has no voting rights, fiduciary duties, or authority to direct or control the Company's management, operations, or strategic decisions. Eastern has no right to designate or nominate any director or officer of the Company, and Mr. Tewari's appointment to the Advisory Board was not the result of any arrangement or understanding with Eastern.

On September 30, 2024, the Company entered into a Hydrogen Fuel Cell Technology Purchase and Assignment Agreement (the "Original Hydrogen Agreement") with Eastern, pursuant to which we acquired ownership of certain proprietary hydrogen fuel cell system designs and related technology for drone propulsion applications. As consideration, we issued 2,500,000 shares of common stock at a deemed value of $1.00 per share, for an aggregate transaction value of $2,500,000.

In January 2026, the Company and Eastern entered into an Amended and Restated Hydrogen Fuel Cell Technology Co-Development and Purchase Agreement (the "Amended Hydrogen Agreement"), pursuant to which the parties confirmed our ownership of the previously assigned technology and agreed to collaborate on the continued development and refinement of 4 kW and 8 kW proton exchange membrane ("PEM") hydrogen fuel cell power packs for use in our aerial and maritime drone platforms. The Amended Hydrogen Agreement provides for joint ownership of jointly developed intellectual property, with exclusive commercialization rights for the Company's intended applications. The original target date for completing prototype 4 kW and 8 kW fuel cell power packs by December 31, 2024 was not met due to supply chain constraints, technical development requirements, and resource allocation priorities; the parties have not established a revised firm completion date as of the date of this prospectus.

The parties have also agreed in principle, but have not yet entered into a definitive construction or supply agreement, to construct an approximately 11 MW fuel cell production facility intended to support a fleet of up to 1,800 drones by the end of fiscal year 2026. As of the date of this prospectus, no portion of any construction cost is reflected in our consolidated balance sheets, and the construction of the facility remains subject to financing, commercial validation, regulatory approvals, and the negotiation and execution of definitive agreements.

SUPA Consolidated Inc. (formerly Tribal Rides International Corp.) — December 31, 2024

SUPA Consolidated Inc. is a Delaware corporation in which Mr. Firoz is a controlling shareholder; accordingly, SUPA is a related party of the Company under ASC 850 and Item 404 of Regulation S-K. The entity changed its corporate name from Tribal Rides International Corp. to SUPA Consolidated Inc. on October 21, 2025.

On December 31, 2024, the Company acquired from SUPA the following granted U.S. patents pursuant to an Asset Purchase Agreement: (i) U.S. Patent No. 9,984,574 (issued May 29, 2018; expires June 2038), directed to a system and method for arranging transportation among parties through mobile devices; and (ii) U.S. Patent No. 11,217,101 (issued January 4, 2022; expires approximately January 2042), directed to enhanced capabilities for autonomous-vehicle systems. As consideration, we issued 2,906,977 shares of common stock at a deemed value of $1.72 per share, for an aggregate transaction value of $5,000,000. The transaction was approved by our Board of Directors with Mr. Firoz abstaining from the vote, and the disinterested directors approved the transaction pursuant to Section 144 of the Delaware General Corporation Law ("DGCL").

Technology Licensing Agreement — T Stamp Inc.

T Stamp Inc. ("T Stamp" or "Trust Stamp") is a 5%-or-greater stockholder of the Company and accordingly is a related person for purposes of Item 404 of Regulation S-K. As of the date of this prospectus, T Stamp holds 5,100,000 shares of our common stock, representing approximately 7.72% of our outstanding common stock. No director, officer, or controlling stockholder of the Company holds any equity, management, or other interest in T Stamp.

In August 2024, the Company entered into a Technology Licensing Agreement with T Stamp pursuant to which T Stamp granted the Company a non-exclusive license to certain biometric-identity, AI, and computer-vision technology used in connection with our Airdrone platform. The license has an initial term of five years (through August 2029), with automatic annual renewals thereafter unless terminated. As consideration, the Company issued 5,000,000 shares of common stock at a deemed value of $1.00 per share, for an aggregate transaction value of $5,000,000. Because the Company did not acquire ownership of the underlying intellectual property under this arrangement, the consideration paid is recorded as a prepaid expense and is being amortized to expense on a straight-line basis over the 36-month license-service period from August 2024 through August 2027 at a contractual monthly rate of $138,889. Amortization expense recognized in licensing-fee expense (a component of general and administrative expenses) was $416,667 for each of the three months ended March 31, 2026 and 2025, and $1,666,668 for the year ended December 31, 2025.

In addition, in August 2024, the Company issued 100,000 shares of common stock to T Stamp at $1.00 per share for cash proceeds of $100,000. The Company has no remaining cash payment obligation under the Technology Licensing Agreement.

Office Lease Reimbursements and Working-Capital Advances — Spark Capital Investments LLC

Spark Capital is a Delaware limited liability company controlled by Mr. Firoz, who is our Director (and former Interim Chief Financial Officer and former President and Chief Executive Officer). Spark Capital is therefore a related party of the Company. The Company has not entered into a written services agreement with Spark Capital, and the arrangements described below have, in each case, been approved by our Board of Directors with Mr. Firoz abstaining from the relevant vote.

Office Rent Paid on the Company's Behalf

From August 2024 through the date of this prospectus, Spark Capital has paid the Company's monthly Irvine, California rent of $169 per month directly to the Company's lessor on the Company's behalf, with reimbursement in subsequent periods. The unreimbursed balance is included in accrued expenses, related parties on our consolidated balance sheets. Aggregate accrued rent payable to Spark Capital was $2,328 at December 31, 2025 (compared with $845 at December 31, 2024).

CFO and Strategic-Consulting Services Accrual

Since our inception, the Company has been accruing a monthly fee of $20,000 payable to Spark Capital for founder services, Chief Financial Officer services, and strategic-consulting services rendered by Mr. Firoz to the Company. The aggregate accrued and unpaid balance of these fees is included in accounts payable, related parties on our consolidated balance sheets. Mr. Firoz served as our Interim Chief Financial Officer from inception through December 2025, when Mr. Sharma was appointed as Interim Chief Financial Officer; Mr. Firoz continues to serve as a Director.

Working-Capital Advances

From June 2025 through September 2025, Spark Capital advanced the Company an aggregate $45,000 in cash to fund short-term working-capital needs. During the three months ended March 31, 2026, Spark Capital advanced an additional $16,010 in cash. The Spark Capital advances are unsecured, bear no interest, and are payable on demand; they are presented as Loan, related party, on our consolidated balance sheets. The aggregate Spark Capital loan balance was $61,010 at March 31, 2026 (compared with $45,000 at December 31, 2025 and $0 at December 31, 2024). No portion of the loan has been repaid as of the date of this prospectus.

Cash Investment — Hudson Dunes Corporation

Hudson Dunes Corporation (formerly known as Central Logistics Services Corp.), is a Delaware corporation controlled by Mr. Firoz; accordingly, Hudson Dunes is a related party of the Company. On December 31, 2024, the Company issued 50,000 shares of common stock to Hudson Dunes in exchange for cash consideration of $50,000 ($1.00 per share). The transaction was approved by our Board of Directors with Mr. Firoz abstaining from the vote, and the disinterested directors approved the transaction pursuant to Section 144 of the DGCL. No additional transactions with Hudson Dunes have occurred since December 31, 2024.

Nuvora Energy, Inc. — October 2025 Share Swap

Nuvora is a privately held, development-stage Delaware corporation engaged in advanced energy technologies. Mr. Firoz, our Director, also serves as Co-Founder and Interim Chief Financial Officer of Nuvora and is its named incorporator; Nuvora and the Company also share the principal-office address of 200 Spectrum Center Drive, Irvine, California. Accordingly, Nuvora is a related party of the Company by virtue of common management. Mr. Firoz did not participate in the Board of Directors' deliberations or vote regarding any aspect of the share-swap transaction described below.

On October 27, 2025, the Company entered into a series of share-for-share exchanges (the "Nuvora Share Swap") by which: (i) Jetblack Pty Ltd ("Jetblack") and Pearlglow Investments Pty Ltd ("Pearlglow"), each an Australian non-U.S. person within the meaning of Rule 902(k) of Regulation S, transferred to Nuvora the 500,000 shares of Boumarang common stock subscribed by each of them on October 15, 2024 (1,000,000 Boumarang shares in the aggregate); and (ii) Nuvora simultaneously (a) issued 500,000 shares of Nuvora common stock to each of Jetblack and Pearlglow (1,000,000 Nuvora shares in the aggregate) and (b) delivered 1,000,000 shares of Nuvora common stock to the Company in settlement of the previously unpaid $1,000,000 subscription receivable owed to the Company by Jetblack and Pearlglow. Both the Boumarang shares and the Nuvora shares were valued at $2.00 per share for purposes of the exchange, for an aggregate transaction value of $2,000,000.

In accordance with ASC 321 and ASC 850, the Company recorded the 1,000,000 shares of Nuvora common stock received as an Investment in private equity securities at $2,000,000, with $1,000,000 representing the in-kind settlement of the previously recorded $1,000,000 subscription receivable owed to the Company and $1,000,000 representing additional paid-in capital reflecting the appreciation in the fair value per share of the underlying Boumarang stock since the original October 15, 2024 subscription. The transaction was approved by the Boards of Directors of both companies. The Boumarang Board determined the per-share value of $2.00 to be a good-faith determination based on, among other factors, the contemporaneous capital structure and pre-IPO posture of both companies. As of December 31, 2025, the Company's investment in Nuvora is supported by an independent qualified valuation specialist in a written IRC §409A valuation report dated January 19, 2026 (See – Exhibit – 10.13), supporting a fair market value of $2.00 per share. No further transactions occurred between the Company and Nuvora during the three months ended March 31, 2026, and the carrying amount of the investment was unchanged at March 31, 2026.

Pursuant to resolutions adopted by the Nuvora Board on October 27, 2025, the Nuvora Share Swap is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) and Regulation S thereunder. Neither Jetblack nor Pearlglow is a related party of the Company; their original October 2024 subscriptions were entered into on the same terms as those offered to other Regulation S subscribers.

Boumarang Pty Ltd — Wholly Owned Australian Subsidiary

Boumarang Pty Ltd (ACN 681 831 998; ABN 99 681 831 998) is the Company's wholly owned Australian subsidiary, registered in Western Australia on October 25, 2024. Mr. Victor Turco serves as the sole director of, and authorized signatory for, Boumarang Pty Ltd. As of the date of this prospectus, Boumarang Pty Ltd remains dormant, has not commenced operations, has not generated any revenue, and has no employees, no assets material to the consolidated balance sheet, and no liabilities to third parties. Mr. Turco has, from time to time, executed transaction documents on behalf of certain non-related-party counterparties (including Greenlink, Jetblack, and Pearlglow); each such transaction was approved by our Board of Directors and is described in this prospectus and in the corresponding notes to our consolidated financial statements. Mr. Turco does not serve as a director or executive officer of the Company and does not participate in our Board of Directors' deliberations or votes.

Officer and Director Compensation Arrangements

The Company has not entered into employment agreements with any of its directors or officers, has not adopted any equity-incentive plan, and has no formalized performance compensation, bonus, or other incentive plans. Except as described below, no cash compensation has been paid to any of our directors or officers since our inception. All accrued amounts described below are reflected in accounts payable, related parties or accrued expenses, related parties, as applicable, on our consolidated balance sheets.

Mr. Nehrkorn — CEO Services Accrual

Effective January 1, 2025, the Company began accruing a monthly fee of $10,000 payable to Mr. Nehrkorn for services rendered as Chief Executive Officer. For the year ended December 31, 2025, $120,000 was accrued under this arrangement; for the three months ended March 31, 2026, $30,000 was accrued. No portion of these amounts has been paid in cash.

Mr. Firoz — CFO Services Accrual via Spark Capital

As described under "— Office Lease Reimbursements and Working-Capital Advances — Spark Capital Investments LLC" above, since our inception the Company has been accruing a monthly fee of $20,000 payable to Spark Capital, an entity controlled by Mr. Firoz, for founder services, Chief Financial Officer services, and strategic-consulting services rendered by Mr. Firoz. For the year ended December 31, 2025, $240,000 was accrued under this arrangement; for the period from inception through December 31, 2024, $100,000 was accrued. No portion of these amounts has been paid in cash.

Mr. Sharma — Interim CFO Services

Mr. Sharma was appointed as Interim Chief Financial Officer effective December 2025. He is engaged through a UAE-based fractional CFO services agreement that provides for cash fees that are billed at customary professional services rates and recorded as accrued expenses, related parties, in the period the services are performed. For the year ended December 31, 2025, $2,000 was accrued under this arrangement. The Company has not entered into an employment agreement with Mr. Sharma, and Mr. Sharma is not entitled to any equity awards, bonus, or other compensation from the Company.

Ms. Beaumont — Director

Ms. Beaumont has not received, and is not entitled to receive, any cash compensation, equity awards (other than the 1,000,000 founder shares received via the Mingta Beneficiary structure described above), or other consideration for her service as a Director of the Company.

Summary of Related-Party Balances

A summary of related-party balances on our consolidated balance sheets is set forth below:

Related-Party Liability	Counterparty / Nature	March 31, 2026 (Unaudited)	December 31, 2025 (Audited)
Accounts payable, related parties	Spark Capital (CFO/strategic services); Guinn Partners (Phase 1 invoice); Mr. Nehrkorn (CEO services)	$513,000	$453,000
Accrued expenses, related parties	Spark Capital (rent reimbursements and other administrative); related-party service-provider fees	153,770	123,173
Loan, related party	Spark Capital — unsecured, non-interest bearing, payable on demand	61,010	45,000
Total related-party current liabilities		$727,780	$621,173

Conflicts of Interest and Related-Party Transaction Approvals

We recognize that the related-party transactions and arrangements described above give rise to potential or actual conflicts of interest. In particular:

(i) Mr. Firoz, as a Director and former Interim Chief Financial Officer and former President and Chief Executive Officer, has a financial interest in each of Spark Capital, Fiber, Hudson Dunes, and SUPA, each of which has had, or from time to time may have, transactions with the Company; Mr. Firoz also serves as Co-Founder and Interim Chief Financial Officer of Nuvora, the counterparty to the October 27, 2025 Nuvora Share Swap, and shares the Company's principal-office address through Nuvora;

(ii) Mr. Nehrkorn, as Chief Executive Officer and a Director, serves concurrently as the Managing Partner of Guinn Partners (in which he holds a 51% membership interest), the Company's principal third-party engineering and development contractor for both the Airdrone Technology and the WaveDrone unmanned surface vessel platform (including the six-phase, 13-month definitive WaveDrone development program currently under negotiation with aggregate contract value approximating $975,000), and Guinn Partners provides the Company with the use of its Austin, Texas research-and-development facility on a no-cash-rent basis; in addition, by virtue of his position as Managing Partner of Guinn Partners and his majority membership interest, Mr. Nehrkorn has sole voting power and sole investment power over the 5,000,000 shares of Common Stock held of record by Guinn Partners (representing 7.69% of our outstanding Common Stock as of the date of this prospectus);

(iii) Mr. Tewari, a member of the Advisory Board, serves as a director of Eastern, the Company's hydrogen-fuel-cell co-development counterparty, and concurrently as Chief Executive Officer of Nuvora, an entity in which Mr. Firoz also serves as Co-Founder and Interim Chief Financial Officer; and

(iv) the Company shares its principal office address at 200 Spectrum Center Drive, Suite 300, Irvine, California 92618 with Nuvora and with one or more of Spark Capital, Fiber, and Hudson Dunes, and certain of the Company's administrative and back-office functions are provided by, or coordinated through, Spark Capital.

Each of the foregoing related-party transactions consummated to date has been approved by our Board of Directors, with the related-party status of the counterparty acknowledged in the supporting Board resolutions. The interested director (whether Mr. Firoz, in respect of transactions with Spark Capital, Fiber, Hudson Dunes, SUPA, and Nuvora; or Mr. Nehrkorn, in respect of transactions with Guinn Partners) has, in each case, abstained from the relevant Board vote, and the disinterested directors have approved the transaction pursuant to Section 144 of the DGCL, having determined that each such transaction is on terms that are fair and reasonable to the Company. Mr. Tewari, as a member of our Advisory Board (which has no voting rights, fiduciary duties, or authority to direct or control the Company's management, operations, or strategic decisions), has not participated in any Board approval of transactions with Eastern.

No independent third-party valuation, fairness opinion, or appraisal was obtained at the time any of the related-party transactions described above was consummated. The deemed per-share value of $1.00 used for the Guinn Partners, Eastern, and T Stamp share issuances was determined in good faith by our Board with reference to contemporaneous cash sales of common stock to non-related-party investors at $1.00 per share. The deemed per-share value of $1.72 used for the SUPA acquisition was determined in good faith by our Board based on the same $1.00 per-share reference value and the negotiated total consideration of $5,000,000. The per-share fair value of $2.00 applied to the Nuvora common stock received by the Company in the October 27, 2025 Nuvora Share Swap was a good-faith determination by our Board, supported, with respect to the year-end carrying amount, by an independent qualified valuation specialist in a written IRC §409A valuation report dated January 19, 2026 (See – Exhibit – 10.13). When finalized, the long-form definitive WaveDrone development agreement with Guinn Partners will be presented to the Board for approval in accordance with the procedures described above, with Mr. Nehrkorn abstaining from the relevant Board vote, and no independent third-party valuation or fairness opinion has been obtained in respect of the proposed engagement.

We have not adopted a formal written related-party transactions policy, and we have not established an audit committee, a compensation committee, or a nomination and corporate governance committee. We currently rely on our disinterested directors, acting under DGCL §144, to review and approve related-party transactions. We intend to adopt a formal written related-party transactions policy and to establish standing audit, compensation, and nomination and corporate governance committees in connection with our planned listing on a national securities exchange or the OTC Markets (OTCQB or OTCID), as further described under "Management — Board Committees." Until we do so, the absence of these committees and a formal policy may increase the risk that conflicts of interest are not identified or addressed in accordance with best practices for public companies. See "Risk Factors."

Other than as described above and elsewhere in this prospectus, there are no arrangements or understandings between any of our directors, executive officers, or Advisory Board members and any other person pursuant to which such individual was selected as a director, executive officer, or advisor of the Company. Specifically: (i) Mr. Nehrkorn's selection as Chief Executive Officer and Director was not made pursuant to any arrangement or understanding with Guinn Partners or any other person, and Guinn Partners has no right to designate or nominate any director or officer of the Company; and (ii) Mr. Tewari's invitation to serve on the Advisory Board was not the result of any arrangement or understanding with Eastern or any other person, and Eastern has no right to designate or nominate any director or officer of the Company.

Non-Related-Party Transactions Disclosed for Transparency

The following transactions are not related-party transactions within the meaning of ASC 850 or Item 404 of Regulation S-K, but are disclosed here because of their materiality to our capital structure or our intellectual-property portfolio.

Shore House IVF — Acquisition of WaveDrone Platform (December 31, 2024)

On December 31, 2024, the Company entered into an Asset Purchase and IP Agreement with Shore House IVF, a Faroese corporate entity, pursuant to which we acquired the WaveDrone unmanned surface vessel platform and related intellectual property. Shore House IVF is not a related party of the Company within the meaning of ASC 850 or Item 404 of Regulation S-K, and no director, officer, employee, or controlling stockholder of the Company holds any equity, management, or other interest in Shore House IVF. As consideration, the Company issued 3,500,000 shares of common stock at a deemed value of $1.00 per share, for an aggregate transaction value of $3,500,000. Pursuant to Section 9 of the Asset Purchase and IP Agreement (Exhibit 10.4 to the registration statement), Shore House IVF received customary demand and piggyback registration rights with respect to the shares issued, subject to market-standard limitations. The fair value of the consideration transferred was determined by our Board with reference to the contemporaneous $1.00 per share price at which the Company was issuing common stock to non-related-party investors for cash; no independent valuation of the WaveDrone IP was performed at the time of acquisition. The Company has separately committed, subject to the completion of the registered offering described in this prospectus, to provide up to $300,000 of conditional funding to Shore House IVF for the WaveDrone Project by June 2026; Shore House IVF retains certain reversal rights if the Company's funding obligations under that commitment are not met. See "Business — Intellectual Property" and "Risk Factors."

Greenlink Pty Ltd ATF The Debsago Trust — Subscription Rescission (December 31, 2025)

On October 15, 2024, Greenlink Pty Ltd ATF The Debsago Trust ("Greenlink") subscribed for 1,000,000 shares of our common stock at $1.00 per share for an aggregate subscription price of $1,000,000 pursuant to a Regulation S subscription agreement. Greenlink is not a related party of the Company. As of December 31, 2024, Greenlink had not paid the subscription price, and the $1,000,000 unpaid amount was reflected as a reduction of stockholders' equity (subscription receivable, in accordance with SEC Staff Accounting Bulletin Topic 4:E) on our consolidated balance sheet. On December 31, 2025, the Company and Greenlink entered into a Subscription Rescission and Share Return Agreement, mutually rescinding the original subscription agreement and effecting the return and cancellation of the 1,000,000 subscription shares. No cash consideration was due from either party. The rescission was effected for accounting purposes by reversal of the originally recorded common stock par value ($100), additional paid-in capital ($999,900), and subscription receivable ($1,000,000), resulting in no net change to total stockholders' equity but a reduction of 1,000,000 shares to total issued and outstanding common stock. The transaction had no impact on our results of operations.

BIO-key International, Inc.

BIO-key International, Inc. ("BIO-key") holds 5,000,000 shares of our common stock as a result of the share-for-share exchange between Fiber and BIO-key described under "— Founder Share Issuances" above. The Company received no cash or other consideration from BIO-key, and BIO-key is not a related party of the Company; no director, officer, or controlling stockholder of the Company holds any equity, management, or other interest in BIO-key, and the Company has no contractual or commercial relationship with BIO-key.

Mr. Dánial Hoydal — Inventor of WaveDrone Provisional Patent

Mr. Dánial Hoydal is named, together with David Geyti and Eric Davis, as an inventor on U.S. Provisional Patent Application No. 63/727,652 filed December 3, 2024, titled "Self-Righting and Self-Stabilizing Unmanned Surface Vessel," which underpins the WaveDrone platform. Mr. Hoydal does not serve as a director, executive officer, employee, or consultant of the Company in any capacity, has no contractual or compensation arrangement with the Company, and is not a related party of the Company. The non-provisional patent application converted from this provisional application is being prosecuted by Amsel IP Law (Mr. Jason Amsel) on the Company's behalf under reference BLMR-001P; Amsel IP Law is an unaffiliated third party and is not a related party of the Company.

Cross-References

For additional information regarding the related-party transactions described in this section, including the accounting treatment, journal entries, and supporting Board approvals, see Note 4 – Related Party Transactions to our audited consolidated financial statements for the year ended December 31, 2025 and Note 7 – Related Party Transactions to our unaudited consolidated financial statements for the three months ended March 31, 2026, each included elsewhere in this prospectus. For information regarding the conflicts of interest that may arise from the foregoing relationships, see "Risks Related to Conflicts of Interest." For information regarding our directors, officers, and Advisory Board members and their respective business affiliations, see "Management" and "— Arrangements and Understandings Regarding Selection of Directors and Officers."

DESCRIPTION OF OUR SECURITIES

The following descriptions are summaries of the material terms of our Certificate of Incorporation and Bylaws, and of the DGCL. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is part.

Common Stock

Outstanding and Authorized Shares

The Company’s outstanding shares of Common Stock have a par value of $0.0001 per share. The Company’s certificate of Incorporation authorizes 100,000,000 shares of Common Stock. As of the date of this prospectus, we had 65,056,977 shares of our Common Stock issued and outstanding.

Voting

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Holders of Common Stock do not have cumulative voting rights. Persons who hold a majority of the outstanding shares of our Common Stock entitled to vote on the election of directors can elect all of the directors who are eligible for election.

Voting Rights; Election of Directors

Pursuant to Article I, Section 11 of our Bylaws, directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors, present in person or by proxy, at a meeting of stockholders at which a quorum is present.

Accordingly, the nominees receiving the highest number of votes cast will be elected as directors, even if such nominees do not receive a majority of the votes cast.

Stockholder Voting Rights and Required Vote for Stockholder Action

Except as otherwise required by applicable law, our Certificate of Incorporation, or our Bylaws:

•Each share of common stock is entitled to one vote on all matters submitted to stockholders.

•Election of directors: plurality of the votes cast.

•Amendments to the Certificate of Incorporation: approval by a majority of the outstanding shares entitled to vote, unless a greater vote is required by Delaware law.

•Amendments to the Bylaws: may be adopted, amended, or repealed by:

➢the Board of Directors; or

➢the affirmative vote of a majority of the outstanding shares entitled to vote.

•Other matters submitted to stockholders: approval by a majority of the votes cast at a meeting at which a quorum is present, unless a higher vote is required by law or governing documents.

There is no cumulative voting in the election of directors.

Quorum Requirements

A quorum for the transaction of business at a meeting of stockholders consists of the presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at such meeting.

No Supermajority Voting Provisions

Our Certificate of Incorporation and Bylaws do not contain supermajority voting provisions applicable to:

•the election or removal of directors;

•approval of mergers or asset sales; or

•other corporate actions, except as may be required by Delaware law.

Dividends

Holders of our Common Stock are entitled to share equally in dividends, if any, as may be declared from time to time by our Board of Directors.

Liquidation

In the event of liquidation, dissolution, or winding up of our Company, subject to the preferential liquidation rights of any series of preferred stock that we may from time to time designate, the holders of our Common Stock are entitled to share ratably in all of our assets remaining after payment of all liabilities and preferential liquidation rights.

Other Rights and Preferences

Holders of our Common Stock have no conversion, exchange, sinking fund, redemption, or appraisal rights (other than such as may be determined by the Board of Directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

Preferred Stock

We are currently authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which zero shares are issued and outstanding.

Penny Stock Rules

Our common stock is expected to be classified as a “penny stock” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934, as amended. Generally, a security is considered a penny stock if:

•it is not listed on a national securities exchange,

•it has a market price of less than $5.00 per share, and

•it is not otherwise exempt from the definition.

Broker-dealers engaged in transactions in penny stocks are subject to additional sales practice requirements imposed by the SEC. These rules require, among other things, that broker-dealers:

•provide purchasers with a document describing the risks of investing in penny stocks,

•make a special suitability determination for the purchaser, and

•obtain the purchaser’s written agreement to the transaction prior to sale.

These requirements may make it more difficult for broker-dealers to effect transactions in our common stock, which could reduce the liquidity of our shares and have an adverse effect on the trading market, if one develops.

Investors should be aware that the market for penny stocks is often less liquid than that for securities listed on a national exchange, and as a result, you may find it more difficult to dispose of, or obtain accurate quotations for, our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation and Bylaws limit the liability of directors to the fullest extent permitted by the Delaware corporation laws. In addition, our Certificate of Incorporation and Bylaws provide that we will fully indemnify our directors and officers permitted by law.

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Delaware from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if a court of competent jurisdiction ultimately determines it that he is not entitled to be indemnified by the company. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Delaware, and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises. We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement, or payment of a judgment under any circumstances.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our Common Stock, and we cannot predict what effect, if any, market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of our Common Stock in the public market, or the perception that such sales could occur, could materially and adversely affect the market price of our Common Stock and could impair our future ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate. See “Risk Factors - Risks Related to Our Common Stock and This Offering: Risk Factor 37 – Future sales or issuances of our securities, or the perception that such sales or issuances may occur, could depress the market price of our common stock and be dilutive to existing stockholders.”

Lock-up Agreements

Each of our directors and executive officers, for a period of 90 days after the date of commencement of sales under this offering, and holders of 5% or more of our issued and outstanding shares of Common Stock, for a period of 90 days after the date of commencement of sales under this offering, will agree, subject to certain exceptions, not to sell or pledge, directly or indirectly, any number of shares of Common Stock issued by us or any securities convertible into or exercisable or exchangeable for shares of Common Stock.

In addition, we have agreed, subject to certain exceptions, not to sell, transfer, or otherwise dispose of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock for a period of 90 days after the date of the closing of this offering.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is effected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S) and subject to certain other conditions. In general, this means that shares of our Common Stock may be sold in some manner outside the United States without requiring registration in the United States.

Rule 144

In general, under Rule 144 as currently in effect, persons who became the beneficial owner of shares of our Common Stock prior to the completion of this offering may sell their shares upon the earlier of (i) the expiration of a six-month holding period, if we have been subject to the reporting requirements of the Exchange Act for at least 90 days prior to the date of the sale and have filed all reports required thereunder or (ii) the expiration of a one-year holding period.

At the expiration of the six-month holding period (assuming we have been subject to the reporting requirements of the Exchange Act for at least 90 days and have filed all reports required thereunder), a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our Common Stock, and a person who was one of our affiliates at any time during the three months preceding a sale would be entitled to sell, within any three months, a number of shares of our Common Stock that does not exceed the greater of either of the following:

●1% of the number of shares of our Common Stock then outstanding, which will equal approximately 661,819 shares immediately after the completion of this offering; or

●The average weekly trading volume of our Common Stock on the OTC during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our Common Stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under Rule 144 by our affiliates are also subject to the manner of sale provisions and notice requirements and to the availability of current public information about us.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our Common Stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Common Stock.

This discussion is limited to Non-U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

●U.S. expatriates and former citizens or long-term residents of the United States;

●persons subject to the alternative minimum tax;

●persons holding our Common Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction, or other integrated investment;

●banks, insurance companies, and other financial institutions;

●brokers, dealers, or traders in securities;

●“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●partnerships, other entities, or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●tax-exempt organizations or governmental organizations;

●persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

●persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●tax-qualified retirement plans;

●“qualified foreign pension funds” and entities, all of the interests of which are held by qualified foreign pension funds; and

●persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships (and entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Common Stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●an individual who is a citizen or resident of the United States;

●a corporation or entity treated as a corporation that is created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●A trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section titled “Dividend Policy,” we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, let's make distributions of cash or property on our Common Stock. Such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “- Sale or Other Taxable Disposition.”

Subject to the discussions below on effectively connected income, backup withholding and the Foreign Account Tax Compliance Act, or FATCA, dividends paid to a Non-U.S. Holder of our Common Stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also generally will be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussions below regarding backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:

●the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

●the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

●Our Common Stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gains described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also generally will be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we are not currently a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Common Stock will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five years ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If we are a USRPHC and either our Common Stock is not regularly traded on an established securities market or a Non-U.S. Holder holds more than 5% of our Common Stock, actually or constructively, during the applicable testing period, such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Common Stock will not be subject to backup withholding, provided the holder either certifies its non-U.S. status by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Common Stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS also may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless such Non-U.S. Holder provides a properly completed IRS Form W-8BEN-E or W-8BEN-IMY claiming an exemption from FATCA withholding.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies currently to payments of dividends on our Common Stock. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of our Common Stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Common Stock.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there was no active public market for our common stock. The offering price of the common stock was determined arbitrarily by us. Our offering price may not take into account factors normally considered in determining the offering price of the common stock: such as, our capital structure and historical and projected financial performance; prevailing market conditions and valuations for comparable publicly traded companies; the current state of the securities markets, particularly for emerging growth companies; estimates of our business potential and earnings prospects; and the demand expected by us for the securities in this offering. We cannot assure investors that an active trading market for the common stock will develop, or that after the offering, the common stock will trade in the public market at or above its offering price.

PLAN OF DISTRIBUTION

This is a self-underwritten offering. We are offering up to 125,000 shares of our common stock at a price of $2.00 per share. The offering will terminate on the earlier of (i) the date on which all 125,000 shares are sold, or (ii) 365 days from the date of this prospectus, unless extended by us for an additional period not to exceed 90 days. There is no minimum number of shares that must be sold in this offering.

Offering by Officers and Directors

The shares will be offered and sold by our officers and directors on our behalf. Specifically, Ms. Candice Beaumont, Non-Executive Director, Mr. Craig Nehrkorn, Chief Executive Officer and Director, and Mr. Imran Firoz, Director and former Interim Chief Financial Officer and former President and Chief Executive Officer, will be primarily responsible for offering and selling the shares.

Our officers and directors will sell shares by means of personal contacts with friends, family members, business associates, and other persons with whom they have pre-existing relationships. We may also utilize the internet, social media, and other means of communication to disseminate information about this offering. All such communications will be made in compliance with applicable securities laws.

No Underwriter; No Broker-Dealer

We are not using an underwriter for this offering. No broker-dealer is participating in this offering, and no commission will be paid to any person in connection with the sale of shares. Our officers and directors are not registered broker-dealers and are not affiliated with any registered broker-dealer.

Offering Price Determination

We have arbitrarily determined the offering price of $2.00 per share. The offering price bears no relationship to our assets, book value, earnings, or any other traditional criteria of valuation. There is no assurance that the shares offered hereby are worth the offering price or that an investor will be able to resell shares at or above the offering price.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1.Execute and deliver a subscription agreement; and

2.Deliver a check, money order, or wire transfer payable to "Boumarang Inc." for the subscription amount.

All subscription funds will be deposited directly into our corporate bank account. We will deliver stock certificates or book-entry positions to investors promptly upon our acceptance of subscription agreements.

No Escrow

Subscription proceeds will not be placed in escrow. We will have immediate access to all funds received from subscribers. Because there is no minimum offering amount, investors may be the only investors in this offering and may lose their entire investment.

State Securities Laws

We intend to offer and sell shares only in states where the offering has been registered or is exempt from registration. We may rely on Rule 506(b) of Regulation D for exemption from state registration requirements in states that have adopted the National Securities Markets Improvement Act (NSMIA).

Terms of the Offering

The following table summarizes the terms of this offering:

	Per Share	Total
Public Offering Price	$2.00	$250,000
Underwriting Discounts and Commissions	$0.00	$0
Proceeds to the Company (before expenses)(1)	$2.00	$250,000

(1) We estimate that our total offering expenses will be approximately $40,000. The Company is not paying any underwriting discounts or commissions. Net proceeds to us are expected to be approximately $210,000.

Selling Restrictions

Other than in the United States, no action has been taken by us that would permit a public offering of our common stock in any jurisdiction where action for that purpose is required. Our common stock may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any shares of common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction.

Market Information

There is no established public trading market for our common stock, and a market may never develop. We have not applied to list our common stock on any national securities exchange or automated quotation system. Following this offering, we may seek to have our common stock quoted on the OTC Markets (OTCQB or OTCID), although there can be no assurance that we will be successful in obtaining such quotation or that any trading market will develop.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transactions in such securities).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which contains the following:

•a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of the securities laws;

•a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•a toll-free telephone number for inquiries on disciplinary actions;

•the definitions of significant terms in the disclosure document or in the conduct of trading penny stocks; and

•such other information, and is in such form (including language, type size, and format), as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide the customer with the following:

•bid and offer quotations for the penny stock;

•the compensation of the broker-dealer and its salesperson in the transaction;

•the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

Our common stock is subject to these penny stock rules. The penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares. In addition, the market among dealers may not be "liquid" in that there may be no dealer willing to purchase a stockholder's shares of our common stock. As a result, stockholders may be unable to resell shares of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Colonial Stock Transfer, located at 7840 S 700 E, Sandy, UT 84070. The transfer agent's telephone number is (801) 355-5740.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Barnett & Linn, Attorneys at Law, telephone: (442) 274-7571, wbarnett@wbarnettlaw.com, 60 Kavenish Drive, Rancho Mirage, CA 92270. Mr. Barnett, a principal in the firm, owns shares in the Company representing less than 0.002% of the Company’s issued and outstanding common stock.

EXPERTS

The financial statements of Boumarang, Inc. as of December 31, 2024 (Since Inception, July 26, 2024) included in this Registration Statement, have been so included in reliance on the report of LAO Professionals, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act that registers the securities covered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information contained in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copies of the contract or document that have been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We file our annual, quarterly, and current reports, proxy statements, and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov.

The SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy statements, information statements, and other information regarding issuers that file electronically with the SEC.

Our website address is https://boumarang.com. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

BOUMARANG INC.

Boumarang Inc.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash	$25,000	$16,084
Prepaid expenses, current	1,666,668	1,666,668
Total Current assets	1,691,668	1,682,752
Acquired intangible assets	16,000,000	16,000,000
Prepaid expenses, noncurrent	582,434	999,101
Drone capitalization costs	100,000	100,000
Investment in private equities	2,000,000	2,000,000
Total assets	$20,374,102	$20,781,853
Liabilities and Stockholders’ equity (deficit)
Current liabilities:
Accounts payable, related party	513,000	453,000
Accrued expenses, related party	153,770	123,173
Related party advances	61,010	45,000
Total Current liabilities	$727,780	$621,173
Total liabilities	$727,780	$621,173
Commitments and Contingencies (Note 8)	-	-
Stockholders’ equity (deficit):
Common stock, par value $0.0001, 100,000,000 shares authorized; 65,056,977 issued and outstanding shares as of March 31, 2026, and December 31, 2025	6,506	6,506
Additional-paid-in capital	23,148,494	23,148,494
Accumulated deficit	(3,508,678)	(2,994,320)
Total stockholders’ equity	$19,646,322	20,160,680
Total liabilities and Stockholders’ equity	$20,374,102	$20,781,853

See accompanying notes to the unaudited consolidated financial statements.

Boumarang Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	March 31, 2026	March 31, 2025

Operating expenses:
General and administrative	514,358	523,109
Total operating expenses	514,358	523,109
Operating income (loss)	(514,358)	(523,109)
Income (loss) before provision for income taxes	(514,358)	(523,109)
Provision (benefit) for income taxes	-	-
Net income (loss)	(514,358)	$(523,109)
Net income (loss) per common share, basic and diluted	(0.01)	$(0.01)
Weighted average number of common shares outstanding, basic and diluted	65,056,977	66,056,977

See accompanying notes to the unaudited consolidated financial statements.

Boumarang Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(UNAUDITED)

	Common stock		Additional Paid-in	Subscription	Accumulated	Total Stockholders' Equity
	Shares	Amount	Capital	Receivable	Deficit	(Deficit)
March 31, 2025
Balance, December 31, 2024	66,056,977	$6,606	$ 23,148,394	$ (2,000,000)	$ (873,166)	$ 20,281,834
Net loss	-	-	-	-	(523,109)	(523,109)
Balance, March 31, 2025	66,056,977	$6,606	$ 23,148,394	$ (2,000,000)	$ (1,396,275)	$ 19,758,725
March 31, 2026
Balance, December 31, 2025	65,056,977	$6,506	$ 23,148,494	$ -	$ (2,994,320)	$ 20,160,680
Net loss	-	-	-	-	(514,358)	(514,358)
Balance, March 31, 2026	65,056,977	$6,506	$ 23,148,494	$ -	$ (3,508,678)	$ 19,646,322

See accompanying notes to the unaudited consolidated financial statements.

Boumarang Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	March 31, 2026	March 31, 2025
Net income (loss)	$(514,358)	(523,109)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in assets and liabilities:
Prepaid expenses	416,667	416,667
Accounts payable, related parties	60,000	60,000
Accrued expenses, related parties	30,597	30,537
Net cash used in operating activities	$(7,094)	(15,905)
Investing Activities:
Net cash used in investing activities	$-	-
Financing Activities:
Related party advances	16,010	-
Net cash provided by financing activities	$16,010	-
Net increase in cash	8,916	(15,905)
Cash at the beginning of the period	16,084	50,242
Cash at the end of the period	$25,000	34,337
Cash paid for income taxes	$-	-
Cash paid for interest	$-	-
Non-cash investing and financing activities:

See accompanying notes to the unaudited consolidated financial statements.

Boumarang Inc. – NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS

OVERVIEW

The Company (“us,” “we,” and “our”) was incorporated on July 26, 2024 (“Inception”), as Boumarang Inc. (“Boumarang”) under the laws of the State of Delaware. The Company is based in Irvine, California, with an additional location in Austin, Texas. The Company aims to revolutionize industry operations with sustainable, long-range, intelligent drones. In October 2024, the Company established Boumarang Pty Ltd. In Australia, it conducts its business with the Australian government and the non-government sector. At present, there are no significant operations of Boumarang Pty Ltd.

Boumarang aims to revolutionize industrial operations with sustainable, long-range drones powered by hydrogen fuel cells, targeting sectors like natural resource monitoring, infrastructure analysis, agriculture, and forestry. AI and machine learning enable Boumarang’s drones to deliver real-time, actionable insights, optimizing decision-making and operational efficiency across industries.

Boumarang presents a growth opportunity at the forefront of hydrogen-powered, AI-driven drone technology, addressing large market needs in sustainable monitoring and resource management. Their competitive advantages in clean energy and advanced AI analytics position them for high growth potential in a rapidly evolving industry. Our drones are designed for agriculture, forestry, power infrastructure, and environmental monitoring applications, leveraging hydrogen fuel cells for extended flight times and reduced environmental impact.

Boumarang's hydrogen-powered UAV design demonstrates alignment with market trends toward endurance, eco-friendly propulsion, and AI-driven autonomy. The hydrogen fuel cell technology presents advantages in efficiency and eco-friendliness, but shares industry-wide limitations in storage and infrastructure challenges. While certain competitors achieve higher endurance or range, Boumarang’s targeted balance in VTOL capability, payload flexibility, and hybrid design positions it well for versatile applications across commercial and surveillance sectors.

Boumarang’s drones use hydrogen fuel cells, offering extended flight times, minimal environmental impact, and quick refueling capabilities, which are ideal for long-range operations such as infrastructure inspections and SAR (search and rescue). Boumarang’s AI platform integrates data from multiple sensors and provides real-time analysis for predictive maintenance, resource monitoring, and operational insights. This system supports various industries, from agriculture to energy, delivering alerts and detailed reports directly into existing workflows.

Boumarang operates on a B2B SaaS model with revenue streams from drone hardware leasing, an AI analytics subscription platform, and customized AI solutions for logistics, energy, and natural resources. Additional revenue sources include Data-as-a-Service (DaaS), providing advanced analytics and insights based on drone-collected data.

Boumarang's IP portfolio provides advanced technology assets designed for precision targeting, robust device management, and immediate engagement capabilities, with asset rights structured to ensure the Company's exclusive control over these innovations, except for limited MoonTower applications. This IP suite supports military and commercial applications, offering enhanced efficiency and operational effectiveness across various high-tech environments.

To date, the Company has focused on research and development, technology acquisition, prototype development, and capital formation. The Company has not generated revenue from contracts with customers during the period presented.

ACQUISITION OF INTELLECTUAL PROPERTIES

During the year ended December 31, 2024, the Company completed four acquisitions of intellectual property and technology, each accounted for as acquired intangible assets and recorded at cost, consisting of the following:

• Airdrone technology

• Hydrogen fuel cell technology

• Wavedrone maritime drone platform

• SUPA Consolidated Inc.’s intellectual property (formerly Tribal Rides International Corp.)

The aggregate consideration for these four acquisitions was $16.0 million, all of which was satisfied through the issuance of shares of the Company’s common stock. These assets are reflected as acquired intangible assets on the consolidated balance sheets as of March 31, 2026 and December 31, 2025.

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (CONTINUED)

Below is a summary of IP or technology acquisitions completed:

Acquisition	Date	Shares Issued	Fair Value Per Share	Total Consideration	Related party status
Airdrone Technology	08/28/2024	5,000,000	$1.00	$5,000,000	Related
Hydrogen Fuel Cell Technology	09/30/2024	2,500,000	$1.00	$2,500,000	Related
Wavedrone Platform	12/31/2024	3,500,000	$1.00	$3,500,000	None
SUPA Consolidated Inc. (formerly Tribal Rides International Corp.)	12/31/2024	2,906,977	$1.72	$5,000,000	Related

In addition, during 2024, the Company entered into a technology licensing agreement with T Stamp Inc. related to biometric identity and authentication technology used in connection with the Company’s airdrone platform. The Company did not acquire ownership of the underlying intellectual property under this arrangement. Accordingly, the consideration paid under the T Stamp licensing agreement is recorded as a prepaid expense and is not included in acquired intangible assets.

The acquired technology assets are in development and have not yet been placed into service. Accordingly, management has not commenced amortization as of March 31, 2026. Management will reassess the useful lives of the acquired technology assets as technical feasibility, patent status, commercial readiness, and expected legal or economic lives become determinable. Finite-lived intangible assets will be amortized over their estimated useful lives when available for their intended use; assets that are determined to have indefinite useful lives will be tested for impairment at least annually or more frequently if indicators arise.

Management periodically evaluates whether events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable in accordance with ASC Topic 360, Property, Plant, and Equipment, and ASC Topic 350, Intangibles—Goodwill and Other.

Board of Directors

As of March 31, 2026, the Company’s Board of Directors consists of three directors: Mr. Craig Nehrkorn (Chief Executive Officer and Director), Ms. Candice Beaumont (Non-Executive Director), and Mr. Imran Firoz (Director, former Interim Chief Financial Officer and former President and Chief Executive Officer).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and Article 8-03 of Regulation S-X of the U.S. Securities and Exchange Commission (“SEC”) applicable to smaller reporting companies. Accordingly, they do not include all of the information and footnotes required by GAAP for complete annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the Company’s consolidated financial position, results of operations, changes in stockholders’ equity, and cash flows for the interim periods presented have been included.

The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2025. The results of operations for the three months ended March 31, 2026 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2026.

Consolidated Financial Statement Preparation and Use of Estimates

The Company prepared the consolidated financial statements according to accounting principles generally accepted in the United States of America (“GAAP”). The preparation of the consolidated financial statements in conformity with GAAP requires management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the periods presented. Estimates include revenue recognition, the allowance for doubtful accounts, website and internal-use software development costs, recoverability of intangible assets with finite lives, and other long-lived assets. Actual results could materially differ from these estimates.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, bank deposits, and other short-term, highly liquid investments with three months or less of original maturities. The Company maintains its cash balances at a single financial institution. The cash on hand as of March 31, 2026, and December 31, 2025, was $25,000 and $16,084. The balances do not exceed Federal Deposit Insurance Corporation (FDIC) limits as of March 31, 2026 and December 31, 2025.

Prepaid expenses and other current assets

Prepaid expenses consist of advance payments for services, licenses, or other costs that benefit future periods. Amounts expected to be realized or consumed within twelve months are classified as current; amounts beyond twelve months are classified as noncurrent. Prepaid expenses are expensed on a straight-line basis or based on usage patterns consistent with the underlying arrangement.

The current portion is expected to be recognized as an expense within twelve months of the balance sheet date, with the non-current portion recognized over the remaining terms of the related agreements.

Revenue recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers , to all contracts with customers. A contract exists when the parties approve the contract, rights and payment terms are identified, the contract has commercial substance, and collectability is probable.

The Company identifies distinct performance obligations, determines the transaction price, allocates the transaction price to the performance obligations based on standalone selling prices, and recognizes revenue when or as performance obligations are satisfied.

Typical arrangements anticipated in future periods include:

● Hardware and drone systems – revenue recognized at a point in time upon transfer of control, generally upon shipment or delivery;

● Software-as-a-Service and AI analytics – revenue recognized over time, typically on a straight-line basis over the contract term;

● Data-as-a-Service and professional services – revenue recognized over time as services are performed, often based on input measures such as time incurred or output milestones;

● Leasing or usage-based arrangements – when arrangements contain a lease under ASC Topic 842, lease components are accounted for separately; otherwise, revenue is recognized over time based on usage or contractual terms.

The Company had not generated revenue from contracts with customers during the periods presented and therefore had no contract assets or liabilities as of March 31, 2026 or December 31, 2025.

Accounts payable and accrued expenses

Accounts payable represent amounts owed to vendors for goods and services received but not yet paid. Accrued expenses represent obligations incurred for which invoices have not been received, such as professional fees or other operating costs. These liabilities are recorded at estimated amounts and are classified as current.

Accounts Payable

Accounts Payable represents amounts owed by the Company to suppliers and vendors for goods or services received but not yet paid for as of the reporting date. These liabilities are typically short-term and are recorded at their invoiced amounts.

Recognition: Accounts payable are recognized when the goods or services are received, and the obligation to pay arises, regardless of when payment is made.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Measurement: Accounts payable are measured at their amortized cost, typically the invoiced amount due.

Classification: Accounts payable are classified as current liabilities on the balance sheet as they are generally settled within the normal operating cycle, typically 30 to 90 days.

As of March 31, 2026 and December 31, 2025, accounts payable, related parties, were $513,000 and $453,000, respectively, consisting principally of professional, technical, and development fees owed to Spark Capital Investments LLC, Guinn Partners LLC, and other related-party service providers.

Accrued Expenses

Accrued Expenses represent liabilities for costs that have been incurred but not yet invoiced or paid as of the reporting date. These expenses are recognized according to the accrual basis of accounting, ensuring expenses are matched to the period in which they are incurred.

Recognition: Accrued expenses are recorded when the expense is incurred, even if an invoice has not been received.

Measurement: These liabilities are estimated based on contracts, agreements, or historical costs, and adjustments are made when actual amounts are determined.

Classification: Accrued expenses are classified as current liabilities on the balance sheet.

Accrued expenses, related parties, as of March 31, 2026 and December 31, 2025 were $153,770 and $123,173, respectively, and consisted principally of accrued CEO services, CFO services, and rent reimbursements.

Concentrations of Credit Risk

Cash

Cash and cash equivalents include cash on hand, bank deposits, and other short-term, highly liquid investments with three months or less of original maturities. The Company maintains its cash balances at a single financial institution. The cash on hand as of March 31, 2026, and December 31, 2025, was $25,000 and $16,084. The balances do not exceed Federal Deposit Insurance Corporation (FDIC) limits as of March 31, 2026 and December 31, 2025.

Legal Proceedings

The Company discloses a loss contingency if there is at least a reasonable possibility that a material loss has been incurred. The Company records its best estimate of loss related to legal proceedings pending when the loss is probable, and the amount can be reasonably estimated. The Company can reasonably estimate a range of losses with no best estimate in the range; the Company records the minimum estimated liability. As additional information becomes available, the Company assesses the potential liability related to pending legal proceedings, revises its estimates, and updates its disclosures accordingly. The Company’s legal costs associated with defending itself are recorded as expenses when incurred. The Company is currently not involved in any litigation.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment following FASB ASC 360, Property, Plant, and Equipment. We test long-lived assets for recoverability whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. An impairment charge is recognized when the asset’s carrying value exceeds the fair value. There are no impairment charges from Inception to March 31, 2026.

Provision for Income Taxes

The provision for income taxes is determined using the asset and liability method. Under this method, deferred tax assets and liabilities are based on the temporary differences between the consolidated financial statement and income tax bases of assets and liabilities using the enacted tax rates applicable yearly.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions (“tax contingencies”). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount, more than 50%, is likely to be realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and benefits, requiring periodic adjustments, which may not accurately forecast actual outcomes. The Company includes interest and penalties for tax contingencies in providing income taxes in the operations’ consolidated statements. The Company’s management does not expect the total amount of unrecognized tax benefits to change significantly in the next twelve (12) months.

Drone Development Costs

Capitalized Development Costs

The Company capitalizes certain development costs when the criteria in ASC Topic 985‑20, Software to be Sold, Leased, or Marketed, or other applicable guidance are met, including establishment of technological feasibility and intent to complete and market the product.

Capitalized costs may include third‑party development fees, payroll costs directly attributable to development, and other incremental costs incurred during application development. Costs incurred during the preliminary project stage or post‑implementation/maintenance stage are expensed as incurred.

Capitalized development costs are carried at cost and amortized on a straight‑line basis over their estimated useful lives, generally, e.g., three years, commencing when the related software or technology is available for its intended use. The Company amortizes these capitalized development costs over the estimated useful life of three (3) years using the straight-line method. Amortization will commence upon the commercial release of the hydrogen-powered drones.

As of March 31, 2026, the Company had capitalized $100,000 of development costs and had not commenced amortization because the assets were not yet available for general release. Our capitalized costs are mainly for developing hydrogen-powered air and water drones. These costs include expenses incurred during the development stage that meet the criteria for capitalization under ASC 985-20 (Software to be Sold, Leased, or Marketed).

The activities capitalized encompass:

• Planning and design.

• Coding and testing performed after technological feasibility is established.

• Development of software components integrated into the drones.

Capitalized development costs are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. If impairment indicators exist, the Company compares the carrying amount to the undiscounted cash flows expected to be generated by the asset. If impaired, the asset is written down to fair value.

Research and Development (R&D) Expenses

Research and development costs are expensed as incurred in accordance with ASC Topic 730, Research and Development . These costs include third-party engineering, design, prototyping, testing, and related activities. The Company acknowledges that future benefits from research and development (R&D) are uncertain and cannot capitalize on the R&D expenditure. The GAAP accounting standards require us to expense all research and development expenditures as incurred.

In addition to the capitalized costs, the Company incurred $50,000 in research and development expenses. These R&D costs primarily relate to:

• Initial feasibility studies and conceptual designs.

• Experimental testing and prototype development.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The expensed R&D costs are reflected in the Company's income statement under "General & Administrative Expenses" for the period.

Intangible assets and other long-lived assets

Intangible assets acquired, including intellectual property and technology acquired in exchange for equity, are initially recorded at acquisition-date fair value. Finite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives. Indefinite-lived intangible assets are not amortized but tested for impairment annually or more frequently if indicators arise.

Long-lived assets, including finite-lived intangibles and capitalized development costs, are reviewed for impairment in accordance with ASC Topic 360, Property, Plant, and Equipment . If events or changes in circumstances indicate that the carrying amount may not be recoverable, the Company assesses recoverability and measures any impairment loss as the excess of carrying amount over fair value.

The Company distinguishes between owned intellectual property, which is recorded as acquired intangible assets, and licensed technology arrangements, which do not convey ownership of intellectual property and are recorded as prepaid expenses or operating costs, as applicable.

Intellectual Property

As part of our acquisition of WaveDrone technology from Shore House IVF, we acquired provisional patent rights related to self-righting unmanned surface vessel technology. The WaveDrone patent details are as follows: provisional filing date, December 3, 2024; application number, No. 63/727,652; patent title, “Self-Righting and Self-Stabilizing Unmanned Surface Vessel”; and inventors, Dánial Hoydal, David Geyti, and Eric Davis. This intellectual property is included in acquired intangible assets and is accounted for in accordance with ASC 350, Intangibles—Goodwill and Other.

The acquired patent rights have not yet been placed into service and are not being amortized pending the outcome of the patent application and commercialization process.

This classification reflects that:

• The provisional application is currently pending, and no patent has been issued;

• Upon issuance of a patent, the useful life will be determined based on the patent term (typically 20 years from the non-provisional filing date) and reassessed for finite-life amortization; and

• The asset is subject to annual impairment testing under ASC 350-30.

We assess the Wavedrone patent rights for impairment annually and whenever events or circumstances indicate that the carrying value may not be recoverable. Key factors that could trigger impairment include:

• Failure to maintain patent prosecution, abandonment of the application, or an adverse USPTO action that materially limits the expected scope or enforceability of the patent rights;

• Rejection of patent claims by the USPTO;

• Discovery of prior art that materially limits the scope of potential patent claims;

• Significant changes in the competitive landscape or market conditions for autonomous maritime vessels; or

• Technological developments that render our self-righting technology obsolete.

As of the date of this prospectus, we have not identified any impairment indicators, and the carrying value of the acquired patent rights reflects fair value as determined at the acquisition date.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Development Costs

Costs incurred to develop and refine the Wavedrone technology are evaluated under ASC 730, Research and Development, and ASC 350-40, Internal-Use Software. Research activities and preliminary project stage costs are expensed as incurred. Application development stage costs meeting capitalization criteria are capitalized and amortized over the estimated useful life once the technology is placed in service.

Patent prosecution costs, including USPTO filing fees and legal fees associated with preparing and prosecuting the non-provisional patent application, are capitalized as incurred and will be included in the cost basis of the patent asset upon issuance, or written off if the patent application is abandoned or finally rejected.

Critical Accounting Estimates

The valuation of our Wavedrone patent rights involves significant estimates and judgments, including:

Probability of Patent Issuance: We estimate the likelihood that our provisional application will result in an issued patent with commercially meaningful claims.

Royalty Rate: For Relief-from-Royalty valuations, we estimate the royalty rate that a market participant would pay for the right to use the patented technology.

Revenue Projections: Projected revenues from Wavedrone products and services affect the value of the underlying intellectual property.

Discount Rate: The rate used to discount future cash flows reflects the risk profile of early-stage maritime technology.

Changes in these estimates could result in material adjustments to the carrying value of our intangible assets in future periods.

As of March 31, 2026, no impairment charges were recognized for long-lived assets.

Share-based compensation to employees and non-employees

The Company uses ASC 718 guidance to apply share-based compensation accounting to certain employees and non-employee individuals, such as outsourced employees, non-employee directors, and consultants performing management functions, who are employees or non-employees. The differences in the accounting for share-based payment awards granted to an employee versus a non-employee relate to the measurement date and recognition requirements. The Company believes an employee is the one who has the right to exercise sufficient control to establish an employer-employee relationship based on common law, as illustrated in case law and currently under US Internal Revenue Service (IRS) Revenue Ruling 87-41.

Restricted securities are securities acquired in unregistered, private sales from the Company or an affiliate. Restricted securities require the owner to follow the US Securities Exchange Commission guidelines defined under Rule 144 - Selling Restricted and Control Securities. On the other hand, restricted shares issued for consideration other than for goods or employee services are fully paid for immediately. As a result, the Company has expensed these shares at the time of the contract. There is no vesting period for non-employees.

Fair Value

The Company uses current market values to recognize certain assets and liabilities at fair value. Fair value is the estimated price at which the Company can sell the assets or settle a liability in an orderly transaction with a third party under current market conditions. The Company uses the following methods and valuation techniques for deriving fair values:

Market Approach – The market approach uses the prices associated with actual market transactions for similar or identical assets and liabilities to derive a fair value.

Income Approach – The income approach uses estimated future cash flows or earnings, adjusted by a discount rate representing the time value of money and the risk of cash flows not being achieved, to derive a discounted present value.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cost Approach – The cost approach uses the estimated cost to replace an asset adjusted for the obsolescence of the existing asset.

The Company ranks the fair value hierarchy of information sources from Level 1 (best) to Level 3 (worst). The Company uses these three levels to select inputs to valuation techniques:

Level I	Level 2	Level 3
Level 1 is a quoted price for an identical item in an active market on the measurement date. Level 1 is the most reliable evidence of fair value and is used whenever this information is available.

Level 2 is directly or indirectly observable inputs other than quoted prices. An example of a Level 2 input is a valuation multiple for a business unit based on comparable companies’ sales, EBITDA, or net income.

Level 3 is an unobservable input. It may include the company’s data, adjusted for other reasonably available information. An example of a Level 3 input is an internally generated financial forecast.

Basic and Diluted Loss per Share

The Company follows ASC 260, Earnings Per Share, to account for loss per share. Basic loss per share is determined by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is determined by dividing net loss by the weighted average number of common shares and dilutive common share equivalents outstanding. For the three months ended March 31, 2026 and 2025, weighted average basic and diluted shares outstanding were 65,056,977 and 66,056,977, respectively.

Common stock equivalents, if any, were anti-dilutive for the three months ended March 31, 2026 and 2025 due to net losses and therefore were excluded from diluted loss per share.

Income taxes

Income taxes are accounted for under ASC Topic 740, Income Taxes, using the asset and liability method. Deferred tax assets and liabilities arise from temporary differences between financial reporting and tax bases and from operating loss or credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply when differences reverse.

A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized. Management considers all available evidence, including historical losses and forecasts of future taxable income, in assessing the need for a valuation allowance.

ASC 740 also addresses uncertainty in tax positions. A tax benefit is recognized only if it is more likely than not that the position will be sustained upon examination. Positions meeting this threshold are measured as the largest amount more than 50% likely to be realized. Interest and penalties, if any, are recorded in income tax expense.

Reclassifications

Certain prior period amounts were reclassified to conform to the current year’s presentation. None of these classifications impacted reported operating or net loss for any presented period.

Legal contingencies

The Company evaluates legal matters under ASC Topic 450, Contingencies . A liability is recorded when it is probable that a loss has been incurred and the amount can be reasonably estimated. Where a range of possible losses exists, and no amount in the range is a better estimate than another, the minimum amount in the range is recorded.

Legal costs are expensed as incurred. As of March 31, 2026, the Company was not involved in any material legal proceedings and had not recorded any loss contingencies.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

The Company evaluates newly issued accounting standards updates, SEC staff guidance, and related professional publications when they are released to determine whether adoption will materially affect the consolidated financial statements or disclosures. The most relevant recent developments that management has considered are described below.

One notable SEC development is Staff Accounting Bulletin No. 122 (SAB 122), issued January 23, 2025, which rescinds the prior interpretive guidance in Topic 5.FF of the Staff Accounting Bulletin Series related to obligations to safeguard crypto-assets held for platform users. The rescission became effective January 30, 2025. SAB 122 directs entities with obligations to safeguard crypto-assets for others to apply the recognition and measurement requirements for liabilities arising from contingencies under ASC 450-20, Loss Contingencies, or IAS 37 under IFRS, rather than the prior guidance. It also emphasizes the need for appropriate disclosures about the effects of the change in accounting principles. The SEC notes that entities should effect the rescission on a fully retrospective basis in annual periods beginning after December 15, 2024, with earlier application permitted.

Management will apply SAB 122, if applicable in future periods, in accordance with SEC staff guidance and ASC 250, Accounting Changes and Error Corrections. Because the Company does not currently hold or safeguard crypto-assets for others, SAB 122 did not have a material impact on the Company’s unaudited consolidated financial statements for the periods presented.

Another recent development relevant to preparers is FASB Accounting Standards Update 2024-02, which removes references to the FASB Concepts Statements from the Codification. This ASU is part of FASB’s ongoing efforts to improve the Codification by eliminating references that may imply authoritative status for Concepts Statements and by making technical improvements. The update is primarily technical in nature, involving conforming amendments, clarifications, and structural improvements that do not change substantive recognition or measurement requirements. As such, management does not expect ASU 2024-02 to materially impact the Company’s accounting policies, balances, or disclosures. Nevertheless, management will ensure that any Codification references in disclosures remain aligned with the updated text as needed when preparing future filings.

In addition to the specific updates above, management is aware that the FASB and SEC may issue other ASUs or guidance that could affect public and private companies, including topics such as credit losses, internal-use software, or derivative scope refinements. The Company periodically reviews newly issued and recently effective accounting standards and SEC staff guidance to determine whether such pronouncements could be material. As of the date of these financial statements, none of the recently reviewed updates, aside from those noted above, are expected to materially affect the Company’s consolidated financial statements given its current operations and capital structure. Should the Company’s facts or operations change—for example, through new financial instruments, expanded business activities, or thresholds that trigger additional disclosures—management will reassess the potential impact of any newly effective guidance and update disclosures in subsequent periods.

Finally, the Company continues to monitor FASB and SEC publications for additional ASUs, SEC staff guidance, or interpretive updates. Any future pronouncement that could materially affect recognition, measurement, or disclosure requirements will be evaluated promptly, with implementation planning and disclosure updates undertaken in accordance with applicable standards and regulatory expectations.

NOTE 3. MANAGEMENT’S PLANS

Substantial doubt about the ability to continue as a going concern

The Company has incurred recurring operating losses, negative cash flows from operations, and has not yet generated revenue from contracts with customers. As of March 31, 2026, the Company’s cash resources totaled $25,000, and it had a working capital surplus of $963,888, substantially all of which consisted of prepaid licensing assets rather than cash. These conditions, considered together, continue to raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued unless additional financial resources are secured, expenditures are reduced, or operating cash flow is generated.

Under ASC 205-40, management is required, at each annual and interim reporting date, to evaluate whether relevant conditions and events raise substantial doubt about the entity’s ability to continue as a going concern for one year after the financial statement issuance date and, if so, to assess whether management’s plans are probable of being effectively implemented and likely to alleviate the substantial doubt.

Management’s assessment, therefore, has considered the current financial condition, liquidity sources, and the feasibility and timing of mitigation plans.

The accompanying unaudited consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business. The Company is a development-stage entity that has incurred recurring losses from operations and negative cash flows from operations and has not yet generated any revenue from contracts with customers. The Company’s key financial-condition indicators are summarized below:

• Cash on hand at March 31, 2026 and December 31, 2025: $25,000 and $16,084.

• Working capital surplus at March 31, 2026: $963,888, reflecting a decrease of $97,691 from the working capital surplus of $1,061,579 at December 31, 2025. The decrease principally reflects an aggregate increase of $106,607 in current liabilities (accounts payable, accrued expenses and related-party loan), partially offset by an $8,916 increase in cash during the three-month period. Substantially all working capital at March 31, 2026 consisted of prepaid licensing assets rather than cash.

• Net loss for the three months ended March 31, 2026 and 2025: $514,358 and $523,109.

• Accumulated deficit at March 31, 2026 and December 31, 2025: $3,508,678 and $2,994,320.

Considered together, these conditions continue to raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these unaudited consolidated financial statements are issued. The substantial doubt previously disclosed in Note 3 of the audited consolidated financial statements for the year ended December 31, 2025 has not been alleviated because the Company has not generated revenue from contracts with customers, has limited cash resources, and remains dependent on additional financing and related-party support.

Management’s plans to mitigate substantial doubt

Management is continuing to execute the plans previously described in Note 3 to the audited consolidated financial statements for the year ended December 31, 2025, including:

• Ongoing prosecution of the Company’s Registration Statement on Form S-1 (File No. 333-292164), filed December 16, 2025, with the SEC for a registered offering of 125,000 shares of common stock at $2.00 per share for anticipated gross proceeds of $250,000. As of March 31, 2026, the Company had filed Pre-Effective Amendment Nos. 1, 2 and 3, and on March 16, 2026, received a comment letter from the staff of the SEC’s Division of Corporation Finance. The Company is preparing and filing a response to the comment letter and a fourth pre-effective amendment to the registration statement. The registration statement has not been declared effective as of the date these unaudited consolidated financial statements are available to be issued. See Note 12 – Subsequent Events.

NOTE 3. MANAGEMENT’S PLANS (CONTINUED)

• Continued discussions with potential private placement investors. As of March 31, 2026, the Company had not received any binding or non-binding indications of interest, and no definitive subscription agreements had been executed or funded.

• Continued reliance on the Shore House IVF conditional funding commitment of up to $300,000, which remains contingent on (i) the Company’s registration statement being declared effective and (ii) the Company having raised at least $250,000 of capital under the registered offering by June 30, 2026. As of March 31, 2026, neither condition has been satisfied and no funds have been advanced under the commitment. See Note 7 – Related Party Transactions.

• Continued reliance on Spark Capital Investments LLC, a related party controlled by Mr. Imran Firoz, for short-term working-capital advances. During the three months ended March 31, 2026, Spark Capital advanced an aggregate $16,010 to the Company, increasing the related-party loan balance from $45,000 at December 31, 2025 to $61,010 at March 31, 2026. See Note 7 – Related Party Transactions.

• Continued cost discipline. The Company has not commenced material new spending or new hires during the three months ended March 31, 2026; non-amortization operating expenses for the three-month period totaled $97,691 (legal and professional fees, dues and subscriptions, bank charges and rent).

• Ongoing negotiation of the Guinn Partners, WaveDrone six-phase, 13-month development program (aggregate contract value approximating $975,000); as of March 31, 2026 the long-form agreement had not been executed and only the Phase 1 unpaid balance of $103,000 (recorded in accounts payable, related parties at December 31, 2025 and March 31, 2026) was a contractual commitment of the Company.

Although management believes the foregoing plans are reasonable and is actively executing on each, management has not concluded that those plans are probable of being effectively implemented within one year after the issuance of these unaudited consolidated financial statements. If management’s plans are not successfully implemented within the relevant assessment period, the Company may be required to curtail operations, defer or cancel planned development activities, divest assets, or seek alternative financing, any of which could result in dilution of existing shareholders, limitations on operational scope, or, in an extreme scenario, cessation of operations. The accompanying unaudited consolidated financial statements do not include any adjustments to the carrying amounts of assets or liabilities, or the classification of liabilities, that might be required if the Company were unable to continue as a going concern.

NOTE 4. PREPAID EXPENSES AND T STAMP LICENSING ARRANGEMENT

The Company’s prepaid expenses consist principally of the prepaid T Stamp Inc. (d/b/a Trust Stamp) license described in Notes 2 and 5 to the audited consolidated financial statements for the year ended December 31, 2025. Pursuant to the August 2024 license, the Company has recorded a $5,000,000 prepaid asset and is amortizing it to expense on a straight-line basis over the 36-month license term (August 2024 through August 2027) at a contractual monthly rate of $138,889.

Carrying amounts of the prepaid licensing balance at March 31, 2026 and December 31, 2025 were as follows. The current portion represents amounts expected to be amortized within twelve months after the balance sheet date:

	March 31, 2026 (Unaudited)	December 31, 2025 (Audited)	Change
Prepaid expenses, current	$1,666,668	$1,666,668	$-
Prepaid expenses, noncurrent	582,434	999,101	(416,667)
Total prepaid licensing	$2,249,102	$2,665,769	$(416,667)

Amortization of the prepaid T Stamp license recognized in licensing-fee expense (a component of general and administrative expenses) was $416,667 for each of the three months ended March 31, 2026 and 2025. Under the straight-line schedule of $138,889 per month over the 36-month term, three months of amortization equals $416,667.

NOTE 5. ACQUIRED INTANGIBLE ASSETS

The Company’s acquired intangible assets at March 31, 2026 and December 31, 2025 totaled $16,000,000 in the aggregate, comprising the four acquisitions completed during the period from July 26, 2024 (Inception) to December 31, 2024 and described in Note 1 to the audited consolidated financial statements for the year ended December 31, 2025: Airdrone Technology ($5,000,000), Hydrogen Fuel Cell Technology ($2,500,000), Wavedrone Platform ($3,500,000), and SUPA Consolidated Inc.’s intellectual property (formerly Tribal Rides International Corp.) ($5,000,000). These technology assets remain in development and have not yet been placed into service. Accordingly, management has not commenced amortization as of March 31, 2026. Management will reassess the useful lives of the acquired technology assets as technical feasibility, patent status, commercial readiness, and expected legal or economic lives become determinable.

In accordance with ASC 350-30, the Company tests acquired intangible assets for impairment at least annually or more frequently if events or circumstances indicate that the carrying amount may not be recoverable. Indicators evaluated include: failure of patent prosecution to advance on schedule; rejection of pending claims by the relevant patent office; discovery of prior art that materially limits potential claims; significant changes in the competitive landscape; loss of a strategic development partner; and inability to fund continued development. As of March 31, 2026, no impairment indicators were identified, and no impairment charge has been recognized during the three-month period.

NOTE 6. INVESTMENT IN PRIVATE EQUITY SECURITIES

On October 27, 2025, the Company became the beneficial owner of 1,000,000 shares of common stock of Nuvora Energy, Inc. (“Nuvora”), a privately held Delaware corporation, recorded as an Investment in private equity securities at an initial carrying amount of $2,000,000 ($2.00 per share). Nuvora is a related party of the Company by virtue of common management; Mr. Imran Firoz, a director of the Company, also serves as Co-Founder and Interim Chief Financial Officer of Nuvora. Nuvora and the Company also share the principal-office address of 200 Spectrum Center Drive, Irvine, California. See Note 4 – Related Party Transactions to the audited consolidated financial statements for the year ended December 31, 2025 for additional information regarding the original recognition of the investment.

The Company has elected to apply the measurement alternative under ASC 321-10-35-2(c) for equity securities without a readily determinable fair value. At each reporting date, the Company performs a qualitative impairment assessment in accordance with ASC 321-10-35-3, considering, among other factors, deterioration in earnings performance, asset quality, business prospects, regulatory environment, market conditions, and Nuvora’s ability to continue as a going concern. As of March 31, 2026, no impairment indicators were identified, and no observable transaction events were identified during the three-month period that would require remeasurement of the carrying amount.

The carrying amount of the investment in Nuvora was $2,000,000 at March 31, 2026 (December 31, 2025: $2,000,000). The investment is not measured at fair value on a recurring basis. If the Company were to remeasure the investment to fair value, the inputs used would be classified within Level 3 of the fair value hierarchy in ASC 820, principally because Nuvora is a privately held company without publicly traded equity securities or other readily observable inputs. The carrying amount of the investment is supported by an independent qualified valuation specialist in a written IRC §409A valuation report dated January 19, 2026 (See - Exhibit – 10.13), which supported a fair market value of $2.00 per share for Nuvora common stock as of December 31, 2025.

NOTE 7. RELATED PARTY TRANSACTIONS

The Company's related parties and material related-party transactions and arrangements are described in Note 4 to the audited consolidated financial statements for the year ended December 31, 2025, and include (i) members of the Company's Board of Directors and executive officers, comprising Mr. Craig Nehrkorn (Chief Executive Officer and Director), Mr. Imran Firoz (Director and former Interim Chief Financial Officer and former President and Chief Executive Officer), and Ms. Candice Beaumont (Non-Executive Director); (ii) Mr. Himanshu Sharma (Interim Chief Financial Officer, engaged on a services-contract basis); (iii) entities controlled by, or under common control with, Mr. Firoz, including, without limitation, Spark Capital Investments LLC, Fiber Food Systems Inc., Hudson Dunes Corporation (formerly Central Logistics Services Corp.), and SUPA Consolidated Inc. (formerly Tribal Rides International Corp., name changed October 21, 2025); (iv) Nuvora Energy, Inc., a Delaware corporation in which Mr. Firoz serves as Co-Founder and Interim Chief Financial Officer and which shares the Company's principal-office address; (v) Eastern Electrolyser Ltd., an entity in which Mr. Shivam Tewari serves as a director and which is a related party of the Company by virtue of Mr. Tewari's concurrent service as Chief Executive Officer of Nuvora Energy, Inc.; (vi) Guinn Partners LLC, a Texas-based product-development firm for which Mr. Craig Nehrkorn serves as Managing Partner and in which Mr. Nehrkorn holds a 51% membership interest; (vii) Boumarang Pty Ltd, the Company's wholly owned Australian subsidiary, of which Mr. Victor Turco serves as a director and authorized signatory; and (viii) original beneficial owners of founder shares received via the Mingta Capital LLC nominee structure. Mingta Capital LLC, Mr. Dánial Hoydal, Shore House IVF and Greenlink Pty Ltd ATF The Debsago Trust are not related parties of the Company; transactions with each of those non-related-party counterparties are nonetheless described in the audited consolidated financial statements for the year ended December 31, 2025 and, where applicable, in this Note 7. There have been no new related parties identified, and no related-party transactions or arrangements other than those described below, during the three months ended March 31, 2026.

NOTE 7. RELATED PARTY TRANSACTIONS (CONTINUED)

Spark Capital Investments LLC — Office Lease and Working Capital

Spark Capital Investments LLC ("Spark Capital") is a Delaware limited liability company controlled by Mr. Firoz. During the three months ended March 31, 2026, Spark Capital continued to pay the Company's monthly Irvine, California rent directly to the Company's lessor on the Company's behalf, with reimbursement in subsequent periods. During the three months ended March 31, 2026, Spark Capital advanced an additional $16,010 to the Company in cash to fund short-term working-capital needs. The advances are unsecured, bear no interest, are payable on demand, and are presented as Loan, related party, on the consolidated balance sheets. The aggregate Spark Capital loan balance increased from $45,000 at December 31, 2025 to $61,010 at March 31, 2026. No portion has been repaid as of March 31, 2026.

Accounts Payable, Related Parties

Accounts payable, related parties, increased from $453,000 at December 31, 2025 to $513,000 at March 31, 2026, principally reflecting continued accrual of professional fees and development services payable to Spark Capital Investments LLC, Guinn Partners LLC, and other related-party service providers. No related-party accounts payable balances were paid in cash during the three months ended March 31, 2026.

Accrued Expenses, Related Parties

Accrued expenses, related parties, increased from $123,173 at December 31, 2025 to $153,770 at March 31, 2026, an increase of $30,597. The increase reflects accrued office rent and administrative reimbursements payable to Spark Capital Investments LLC and accrued CEO and professional services fees payable to related-party service providers.

Investment in Nuvora Energy, Inc.

No further transactions occurred between the Company and Nuvora Energy, Inc. during the three months ended March 31, 2026. See Note 6 – Investment in Private Equity Securities.

Officer Compensation

No cash compensation was paid to officers or directors of the Company during the three months ended March 31, 2026 other than (i) rent reimbursements and working-capital support paid or advanced by Spark Capital Investments LLC on the Company's behalf and (ii) accrued Interim CFO services fees payable to Mr. Himanshu Sharma. The Company has not entered into employment agreements with any of its directors or officers and has no formalized performance compensation, bonus, or other incentive plans. The Company's Interim CFO, Mr. Himanshu Sharma, is engaged through a UAE-based fractional CFO services agreement that provides for cash fees that are billed at customary professional services rates and recorded as accrued expenses, related parties, in the period the services are performed.

Summary of Related-Party Balances

A summary of related-party balances on the consolidated balance sheets is set forth below:

	Counterparty / Nature	March 31, 2026 (Unaudited)	December 31, 2025 (Audited)
Accounts payable, related parties	Various — professional fees, services	$513,000	$453,000
Accrued expenses, related parties	Spark Capital (rent reimbursements); Nehrkorn (CEO services)	153,770	123,173
Loan, related party	Spark Capital Investments LLC	61,010	45,000
Total related-party current liabilities		$727,780	$621,173

Conflicts of Interest and Related-Party Transaction Approvals

The conflicts of interest arising from the foregoing related-party arrangements are described in Note 4 to the audited consolidated financial statements for the year ended December 31, 2025, including (i) the interest of Mr. Firoz in Spark Capital Investments LLC, Fiber Food Systems Inc., Hudson Dunes Corporation, and SUPA Consolidated Inc., and the interest of Mr. Firoz in Nuvora Energy, Inc. (as Co-Founder and Interim Chief Financial Officer of Nuvora), and (ii) the interest of Mr. Nehrkorn in Guinn Partners LLC (as Managing Partner of Guinn Partners LLC and the holder of a 51% membership interest in Guinn Partners LLC). By virtue of his position as Managing Partner of Guinn Partners LLC and his majority membership interest, Mr. Nehrkorn has sole voting power and sole investment power over the 5,000,000 shares of the Company's common stock held of record by Guinn Partners LLC and may be deemed to beneficially own such shares; Mr. Nehrkorn disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Each material related-party transaction since inception has been approved by the Company's Board of Directors with the related-party status acknowledged in the supporting board resolutions; the interested director (whether Mr. Nehrkorn or Mr. Firoz, as applicable) abstained from the relevant Board vote, and the disinterested directors approved the transaction pursuant to Section 144 of the Delaware General Corporation Law. There have been no new conflicts of interest identified, and no new material related-party arrangements approved, during the three months ended March 31, 2026.

NOTE 8. COMMITMENTS AND CONTINGENCIES

Office Facilities

The Company continues to lease office and conference space at 200 Spectrum Center Drive, Suite 300, Irvine, California 92618 on a month-to-month basis, terminable by the Company on one calendar month’s prior notice. The Company has determined that the arrangement does not constitute a lease under ASC 842. Rent expense was $597 for the three months ended March 31, 2026, recorded in general and administrative expenses. As described in Note 7, monthly rent has been paid by Spark Capital Investments LLC on the Company’s behalf and is reimbursed in subsequent periods; the unreimbursed balance is included in accrued expenses, related parties.

The Company also continues to use Guinn Partners LLC’s offices at 2120 West Braker Lane, Suite M, Austin, Texas 78758 for research and development, design and development of the Company’s products, prototyping, and government outreach. The use of Guinn Partners’ facility is provided to the Company at no separately charged rent. As of March 31, 2026, the Company has not entered into a written lease agreement with Guinn Partners for these premises and Guinn Partners has agreed to make the facility available to the Company for the foreseeable future.

Guinn Partners WaveDrone Development Program

The Company commenced negotiation in Q1 2026 of a definitive six-phase, 13-month WaveDrone development program with Guinn Partners LLC, with aggregate contract value approximating $975,000 to be paid in cash on a phase-completion milestone basis. As of March 31, 2026, the long-form definitive agreement had not been executed; the Company’s only contractual commitment to Guinn Partners at March 31, 2026 relates to the unpaid Phase 1 invoice (Invoice No. 1986) of $103,000 included in accounts payable, related parties (unchanged from December 31, 2025). No additional contractual commitments to Guinn Partners beyond Phase 1 are reflected in the Company’s consolidated balance sheet at March 31, 2026.

T Stamp Inc. Licensing Commitment

The Company’s 36-month T Stamp Inc. license, described in Note 4, runs through August 2027. The Company has no remaining cash payment obligation under the license; the consideration was satisfied at inception via the issuance of 5,000,000 shares of common stock at $1.00 per share. See Note 7 – Related Party Transactions for the amortization of the related $5,000,000 prepaid asset.

Eastern Electrolyser Production Plan

Pursuant to the Company’s September 30, 2024 agreement with Eastern Electrolyser Ltd., the parties have agreed in principle to construct an 11 MW fuel cell production facility intended to support up to 1,800 drones by the end of fiscal year 2026. As of March 31, 2026, no definitive construction or supply agreement has been executed and no portion of any construction cost is reflected in these unaudited consolidated financial statements. Eastern Electrolyser Ltd. is a related party of the Company within the meaning of ASC 850 by virtue of Mr. Shivam Tewari’s concurrent service as a director of Eastern Electrolyser Ltd. and as Chief Executive Officer of Nuvora Energy, Inc.; see Note 4 – Related Party Transactions to the audited consolidated financial statements for the year ended December 31, 2025.

Patent Prosecution — BLMR-001P

The Company has continued to engage Amsel IP Law (Mr. Jason Amsel) to advise the Company regarding prosecution and protection of the WaveDrone patent rights. The underlying provisional patent application was filed on December 3, 2024, under Application No. 63/727,652, titled “Self-Righting and Self-Stabilizing Unmanned Surface Vessel,” and names Dánial Hoydal, David Geyti, and Eric Davis as inventors. Patent prosecution costs incurred during the three months ended March 31, 2026 are included in legal and professional fees, a component of general and administrative expenses (see Note 10 – General and Administrative Expenses).

Pending Litigation and Disputes

The Company is not currently a party to any material legal proceedings. Management is unaware of any actions, suits, investigations or proceedings (public or private), pending or threatened, against or affecting any of the assets of the Company or any affiliate of the Company, except as described below.

The Company has prepared and intends to deliver a formal complaint to Digital Media Innovations LLC (d/b/a Notified) regarding an unauthorized charge of approximately $2,525 under Order Form No. 00127496.0. The amount is immaterial to the unaudited consolidated financial statements; no contingent loss has been recorded.

Tax Compliance Matters

The Company is preparing its initial U.S. federal and applicable state income tax returns for the 2024 stub period and the year ended December 31, 2025. All tax periods from inception (July 26, 2024) forward remain open and subject to examination by the U.S. Internal Revenue Service and any applicable state and local taxing authorities. See Note 11 – Income Taxes.

NOTE 9. STOCKHOLDERS’ EQUITY

Authorized Capital Stock

Pursuant to the Company’s Certificate of Incorporation dated July 26, 2024, the authorized capital stock consists of (i) 100,000,000 shares of Common Stock, par value $0.0001 per share, and (ii) 10,000,000 shares of Preferred Stock, par value $0.0001 per share. As of March 31, 2026 and December 31, 2025, no shares of preferred stock were issued or outstanding. As of March 31, 2026 and December 31, 2025, 65,056,977 shares of common stock were issued and outstanding.

Activity for the Three Months Ended March 31, 2026

No shares of common stock or preferred stock were issued, cancelled, exchanged, repurchased, or otherwise modified during the three months ended March 31, 2026. No new subscription agreements were entered into and no subscription receivables were recorded during the three-month period.

Subscription Receivable

In accordance with SEC Staff Accounting Bulletin Topic 4:E, subscription receivables (when present) are presented as a deduction from stockholders’ equity. As of March 31, 2026 and December 31, 2025, the Company has no outstanding subscription receivable, having eliminated the prior $2,000,000 balance during the year ended December 31, 2025 through (i) the rescission of the $1,000,000 Greenlink Pty Ltd ATF The Debsago Trust subscription on December 31, 2025 and (ii) the in-kind settlement of $1,000,000 of subscriptions through the share-for-share exchange with Nuvora Energy, Inc. on October 27, 2025.

NOTE 10. GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses for the three months ended March 31, 2026 were as follows:

	Three Months Ended March 31, 2026 (Unaudited)	Three Months Ended March 31, 2025 (Unaudited)
Licensing fees — amortization of T Stamp prepaid license (Note 4)	$416,667	416,667
Legal and professional fees	96,500	105,100
Rent	597	537
Other expenses	594	805
Total general and administrative expenses	$514,358	523,109

The licensing fees amount of $416,667 represent amortization of the prepaid T Stamp Inc. license recorded in the Company’s books and records for the three-month period ended March 31, 2026, and 2025.

The legal and professional fees of $96,500 and $105,100 for the three months ended March 31, 2026, and 2025, principally reflect consulting fees to Spark Capital, CEO services to Mr. Nehrkorn, and CFO services to Mr. Sharma, and outside securities counsel fees in connection with the Company’s Form S-1 registration process, and patent prosecution counsel fees.

Rents of $597 and $537 for the three months ended March 31, 2026, and 2025 reflect the Company’s month-to-month Irvine, California office arrangement.

Other expenses of $594, and $805 for the for the three months ended March 31, 2026, and 2025 reflect general administrative expenses.

NOTE 11. INCOME TAXES

The Company is taxed as a C corporation for U.S. federal income tax purposes. Boumarang Pty Ltd is dormant and has not generated any taxable income for Australian tax purposes. The Company’s consolidated effective tax rate differs from the U.S. federal statutory rate of 21% principally due to the establishment of a full valuation allowance against the Company’s deferred tax assets.

Pursuant to ASC 740-270, the Company applies an estimated annual effective tax rate to year-to-date pre-tax loss in determining the interim income tax provision. Because the Company expects to remain in a cumulative loss position for the year ending December 31, 2026, with no current taxable income and a full valuation allowance against deferred tax assets, the Company’s estimated annual effective tax rate is 0% and accordingly no current or deferred federal, state, or foreign provision for income taxes was recognized for the three months ended March 31, 2026.

The Company’s cumulative book losses before income taxes were approximately $3,508,678 at March 31, 2026 (December 31, 2025: $2,994,320), comprising the prior $2,994,320 of losses incurred from inception through December 31, 2025 and an additional $514,358 of losses incurred during the three months ended March 31, 2026. The Company expects to have net operating loss (“NOL”) carryforwards available for U.S. federal income tax purposes, subject to completion of its income tax returns and book-tax adjustments. NOLs generated in tax years beginning after December 31, 2017 may be carried forward indefinitely under the Tax Cuts and Jobs Act but, in any single tax year, are limited to offset 80% of taxable income generated in such year. The Company has not yet completed a formal Section 382 study; any limitation arising from a future ownership change would not affect the Company’s unaudited consolidated financial statements at March 31, 2026, because the Company has fully reserved against its deferred tax assets through the valuation allowance.

The Company has reviewed its income tax positions and has concluded that there are no material uncertain tax positions requiring recognition or disclosure as of March 31, 2026, or December 31, 2025.

The Company has not yet filed any U.S. federal or state income tax returns; accordingly, all tax periods from inception (July 26, 2024) forward remain open and subject to examination.

NOTE 12. SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events from March 31, 2026, through May 6, 2026, the date these unaudited consolidated financial statements were available to be issued. No subsequent events have been identified that would require recognition or disclosure in these unaudited consolidated financial statements.

INDEX TO FINANCIAL STATEMENTS

BOUMARANG INC.

Index to Consolidated Financial Statements

Together with

Report of Independent Registered Public Accounting Firm

BOUMARANG INC.

Index to Consolidated Financial Statements

Pages

Report of Independent Registered Public Accounting Firm (ID 7057)	F-23

Consolidated Balance Sheets as of December 31, 2025, and December 31, 2024	F-25

Consolidated Statements of Operations for the fiscal year ended December 31, 2025, and July 26, 2024 (Inception) to December 31, 2024	F-26

Consolidated Statements of Stockholders’ Equity (Deficit) for the fiscal year ended December 31, 2025, and from July 26, 2024 (Inception) to December 31, 2024	F-27

Consolidated Statements of Cash Flows for the fiscal year ended December 31, 2025, and from July 26, 2024 (Inception) to December 31, 2024	F-28

Notes to the Consolidated Financial Statements	F-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Boumarang, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Boumarang Inc. (the ‘Company’) as of December 31, 2025 and 2024, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2025 and 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2025, and 2024, and the results of its operations and its cash flows for each of the period ended December 31, 2025 and from July 26, 2024 (Inception) to December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company suffered an accumulated deficit of $2,994,320. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 3 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole, and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Valuation and Accounting for Nuvora Share Swap

As disclosed in Note 4, the Company entered into a share-swap agreement with Nuvora Energy, Inc., a related party, exchanging 1,000,000 shares of Boumarang, Inc valued at $2.00 per share for the acquisition of minority interest in Nuvora Energy, Inc.

We identified the audit of the valuation of this investment as a critical audit matter because the amount is material to the financial, and management relies on significant management assumptions and a good-faith determination of the per-share value for non-publicly traded securities. Evaluating the reasonableness of these estimates required a high degree of auditor judgment and an increased extent of effort.

Our primary procedures included:

1.We reviewed the executed share-swap agreements and Board Resolutions to verify the terms and approval of the transaction.

2.We challenged the reasonableness of management’s $2.00 per share valuation used for the exchange.

3.We verified the accounting treatment of the $1M settlement and the $1M addition to paid-in capital.

4.We confirmed the recusal of common directors from the deliberation process to ensure the transaction's integrity.

5.We reviewed the adequacy of related-party disclosures in accordance with ASC 850.

/S/ Lateef Awojobi

LAO PROFESSIONALS

(PCAOB ID 7057)

Lagos, Nigeria

We have served as the Company’s auditor since 2025.

April 28, 2026

Boumarang Inc.

CONSOLIDATED BALANCE SHEETS

(AUDITED)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash	$16,084	$50,242
Prepaid expenses, current	1,666,668	1,666,668
Total Current assets	1,682,752	1,716,910
Acquired intangible assets	16,000,000	16,000,000
Prepaid expenses, noncurrent	999,101	2,665,769
Drone capitalization costs	100,000	100,000
Investment in private equities	2,000,000	-
Total assets	$20,781,853	$20,482,679
Liabilities and Stockholders’ equity (deficit)
Current liabilities:
Accounts payable, related party	453,000	200,000
Accrued expenses, related party	123,173	845
Related party advances	45,000	-
Total Current liabilities	$621,173	$200,845
Total liabilities	$621,173	$200,845
Commitments and Contingencies (Note 5)	-	-
Stockholders’ equity (deficit):
Common stock, par value $0.0001, 100,000,000 shares authorized; 65,056,977 and 66,056,977 issued and outstanding shares as of December 31, 2025, and December 31, 2024	6,506	6,606
Subscription receivable	-	(2,000,000)
Additional-paid-in capital	23,148,494	23,148,394
Accumulated deficit	(2,994,320)	(873,166)
Total stockholders’ equity	$20,160,680	20,281,834
Total liabilities and Stockholders’ equity (deficit)	$20,781,853	$20,482,679

See accompanying notes to the financial statements.

Boumarang Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(AUDITED)

	Year Ended December 31, 2025	July 26, 2024, to December 31, 2024
	(Audited)	(Audited)
Operating expenses:
General and administrative	2,121,154	873,166
Total operating expenses	2,121,154	873,166
Operating income (loss)	(2,121,154)	(873,166)
Income (loss) before provision for income taxes	(2,121,154)	(873,166)
Provision (benefit) for income taxes	-	-
Net income (loss)	(2,121,154)	$(873,166)
Net income (loss) per common share, basic and diluted	(0.03)	$(0.02)
Weighted average number of common shares outstanding, basic and diluted	66,056,977	56,131,013

See accompanying notes to the financial statements.

Boumarang Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(AUDITED)

	Common stock		Additional Paid-in	Subscription	Accumulated	Total Stockholders' Equity
	Shares	Amount	Capital	Receivable	Deficit	(Deficit)
December 31, 2023
Balance, December 31, 2023	-	$-	$ -	$ -	$ -	$ -
December 31, 2024
Opening balance	-	-	500	-	-	500
Common shares issued for founder services valued at par value per share	45,000,000	4,500	-	-	-	4,500
Common shares issued for AI services valued at $1.00	5,000,000	500	4,999,500	-	-	5,000,000
Common shares issued for cash valued at $1.00	2,150,000	215	2,149,785	-	-	2,150,000
Subscription receivable	-	-	-	(2,000,000)	-	(2,000,000)
Common shares issued for Drone IPs valued at $1.00	5,000,000	500	4,999,500	-	-	5,000,000
Common shares issued for Hydrogen Fuel Cells valued at $1.00	2,500,000	250	2,499,750	-	-	2,500,000
Common shares issued for Wavedrone IPs valued at $1.00	3,500,000	350	3,499,650	-	-	3,500,000
Common shares issued for SUPA Consolidated Inc. IP valued at $1.72	2,906,977	291	4,999,709	-	-	5,000,000
Net loss	-	-	-	-	(873,166)	(873,166)
Balance, December 31, 2024	66,056,977	$6,606	$ 23,148,394	$ (2,000,000)	$ (873,166)	$ 20,281,834
Investment in private equities - Share swap at $2.00 per share	-	-	1,000,000	1,000,000	-	2,000,000
Subscription receivable cancellation	(1,000,000)	(100)	(999,900)	1,000,000	-	-
Net loss	-	-	-	-	(2,121,154)	(2,121,154)
Balance, December 31, 2025	65,056,977	$6,506	$ 23,148,494	$ -	$ (2,994,320)	$ 20,160,680

See accompanying notes to the financial statements.

Boumarang Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(AUDITED)

		Year Ended December 31, 2025	July 26, 2024, to December 31, 2024
Net income (loss)		$(2,121,154)	(873,166)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services		-	5,004,500
Change in assets and liabilities:
Prepaid expenses		1,666,668	(4,332,437)
Accounts payable - Spark Capital		150,000	100,000
Accounts payable - Guinn Partners		103,000	100,000
Accrued expenses, related party		122,328	845
Net cash used in operating activities		$(79,158)	(258)
Investing Activities:
Drone capitalization costs		-	(100,000)
Net cash used in investing activities		$-	(100,000)
Financing Activities:
Opening balance		-	500
Stock issued for cash		-	150,000
Related party advances		45,000	-
Net cash provided by financing activities		$45,000	150,500
Net increase in cash		(34,158)	50,242
Cash at the beginning of the period		50,242	-
Cash at the end of the period		$16,084	50,242
Cash paid for income taxes		$-	-
Cash paid for interest		$-	-
Non-cash investing and financing activities:
Acquisition of investment in Nuvora Energy through share-for-share exchange		$2,000,000	$-
Settlement of subscription receivable in connection with Nuvora share swap		$1,000,000	$-
Cancellation of common stock and release of subscription receivable		$1,000,000	$-
Common stock issued subject to subscription receivable	$		$2,000,000
Acquisition of IP/Intangible assets		$-	$16,000,000

See accompanying notes to the financial statements.

Boumarang Inc. – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS

OVERVIEW

The Company (“us,” “we,” and “our”) was incorporated on July 26, 2024 (“Inception”), as Boumarang Inc. (“Boumarang”) under the laws of the State of Delaware. The Company is based in Irvine, California, with an additional location in Austin, Texas. The Company aims to revolutionize industry operations with sustainable, long-range, intelligent drones. In October 2024, the Company established Boumarang Pty Ltd. In Australia, it conducts its business with the Australian government and the non-government sector. At present, there are no significant operations of Boumarang Pty Ltd.

Boumarang aims to revolutionize industrial operations with sustainable, long-range drones powered by hydrogen fuel cells, targeting sectors like natural resource monitoring, infrastructure analysis, agriculture, and forestry. AI and machine learning enable Boumarang’s drones to deliver real-time, actionable insights, optimizing decision-making and operational efficiency across industries.

Boumarang presents a growth opportunity at the forefront of hydrogen-powered, AI-driven drone technology, addressing large market needs in sustainable monitoring and resource management. Their competitive advantages in clean energy and advanced AI analytics position them for high growth potential in a rapidly evolving industry. Our drones are designed for agriculture, forestry, power infrastructure, and environmental monitoring applications, leveraging hydrogen fuel cells for extended flight times and reduced environmental impact.

Boumarang's hydrogen-powered UAV design demonstrates alignment with market trends toward endurance, eco-friendly propulsion, and AI-driven autonomy. The hydrogen fuel cell technology presents advantages in efficiency and eco-friendliness, but shares industry-wide limitations in storage and infrastructure challenges. While certain competitors achieve higher endurance or range, Boumarang’s targeted balance in VTOL capability, payload flexibility, and hybrid design positions it well for versatile applications across commercial and surveillance sectors.

Boumarang’s drones use hydrogen fuel cells, offering extended flight times, minimal environmental impact, and quick refueling capabilities, which are ideal for long-range operations such as infrastructure inspections and SAR (search and rescue). Boumarang’s AI platform integrates data from multiple sensors and provides real-time analysis for predictive maintenance, resource monitoring, and operational insights. This system supports various industries, from agriculture to energy, delivering alerts and detailed reports directly into existing workflows.

Boumarang operates on a B2B SaaS model with revenue streams from drone hardware leasing, an AI analytics subscription platform, and customized AI solutions for logistics, energy, and natural resources. Additional revenue sources include Data-as-a-Service (DaaS), providing advanced analytics and insights based on drone-collected data.

Boumarang's IP portfolio provides advanced technology assets designed for precision targeting, robust device management, and immediate engagement capabilities, with asset rights structured to ensure the Company's exclusive control over these innovations, except for limited MoonTower applications. This IP suite supports military and commercial applications, offering enhanced efficiency and operational effectiveness across various high-tech environments.

To date, the Company has focused on research and development, technology acquisition, prototype development, and capital formation. The Company has not generated revenue from contracts with customers during the period presented.

ACQUISITION OF INTELLECTUAL PROPERTIES

During the year ended December 31, 2024, the Company completed four acquisitions of intellectual property and technology, each accounted for as acquired intangible assets and recorded at cost, consisting of the following:

• Airdrone technology

• Hydrogen fuel cell technology

• Wavedrone maritime drone platform

• SUPA Consolidated Inc.’s intellectual property (formerly Tribal Rides International Corp.)

The aggregate consideration for these four acquisitions was $16.0 million, all of which was satisfied through the issuance of shares of the Company’s common stock. These assets are reflected as acquired intangible assets on the consolidated balance sheets as of December 31, 2025 and December 31, 2024.

Below is a summary of IP or technology acquisitions completed:

Acquisition	Date	Shares Issued	Fair Value Per Share	Total Consideration	Related party status
Airdrone Technology	08/28/2024	5,000,000	$1.00	$5,000,000	Related
Hydrogen Fuel Cell Technology	09/30/2024	2,500,000	$1.00	$2,500,000	Related
Wavedrone Platform	12/31/2024	3,500,000	$1.00	$3,500,000	None
SUPA Consolidated Inc.	12/31/2024	2,906,977	$1.72	$5,000,000	Related

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

The acquired technology assets are in development and have not yet been placed into service. Accordingly, management has not commenced amortization as of December 31, 2025. Management will reassess the useful lives of the acquired technology assets as technical feasibility, patent status, commercial readiness, and expected legal or economic lives become determinable. Finite-lived intangible assets will be amortized over their estimated useful lives when available for their intended use; assets that are determined to have indefinite useful lives will be tested for impairment at least annually or more frequently if indicators arise.

In addition, during 2024, the Company entered into a technology licensing agreement with T Stamp Inc. related to biometric identity and authentication technology used in connection with the Company’s airdrone platform. The Company did not acquire ownership of the underlying intellectual property under this arrangement. Accordingly, the consideration paid under the T Stamp licensing agreement is recorded as a prepaid expense and is not included in acquired intangible assets.

Management periodically evaluates whether events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable in accordance with ASC Topic 360, Property, Plant, and Equipment, and ASC Topic 350, Intangibles—Goodwill and Other.

Where IP or technology assets were acquired from founders, insiders, or entities related to the Company, management has disclosed the relationship, nature of consideration, and any terms that differ from arm’s‑length arrangements. These disclosures are in accordance with ASC Topic 850 on related parties and are intended to provide transparency to financial statement users and auditors.

The share issuances and fair values presented above correspond directly to the amounts recorded in the Company’s stockholders’ equity, as described in Note 6. Management has ensured that the number of shares, fair value per share, and total consideration are consistently reflected across Note 1, Note 6, and any accompanying equity roll‑forward schedules or cap tables.

Any material acquisitions of IP or technology assets completed after December 31, 2024, and prior to the issuance of these financial statements are disclosed in Note 11 - Subsequent Events or an updated version of this note, including date, consideration, and related‑party status.

Acquisition of Airdrone Technology:

On August 28, 2024, Boumarang, Inc. (the “Company”) entered into an Intellectual Property Rights Purchase and Transfer Agreement with Guinn Partners (“Guinn Partners”). The agreement involves acquiring specific intellectual property (IP) assets owned or controlled by Guinn Partners. The Company agreed to issue 5,000,000 shares of common stock valued at $5,000,000 as consideration for the IP assets. The acquired assets include patents, pending patents, trade secrets, software, designs, and other IP listed in Exhibit A of the agreement. Guinn Partners transferred the assets free of encumbrance and secured the necessary third-party consents.

1. Range Beacons & Automated Drone Guidance System

This technology is an advanced beacon and automated guidance system designed to ensure precise drone payload placement or autonomous landing once a target is identified, with no further human input required. Using a distributed mesh network of drone-compatible beacons, the system continuously measures relative signal strength, known beacon positions, and environmental variables to triangulate an exact target location in real time. An onboard processor then automatically adjusts the drone’s flight path and final approach vector to align with the calculated target point, maximizing accuracy for delivery or landing operations.   The Company receives an unrestricted and irrevocable license, allowing full use. However, Guinn Partners retains the right to continue using MoonTower for non-competing applications in existing business areas, such as toys, electric surfboards, and battery systems.

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

2. MoonTower Analytics & OTA Software Update System

The MoonTower system provides network infrastructure for remote monitoring and over-the-air (OTA) updates for drones, robots, and IoT devices. This system allows for real-time management and updates across connected devices, making fleet management and remote device maintenance essential. The Company receives an unrestricted and irrevocable license, allowing full use. However, Guinn Partners retains the right to continue using MoonTower for non-competing applications in existing business areas, such as toys, electric surfboards, and battery systems.

3. Pilot in Command (PIC) Operational Display

The Pilot in Command (PIC) Operational Display is a hardware-enabled interface that provides remote drone operators with real-time, in-view mission data essential for precision flight and payload operations. It delivers immediate, context-rich information—such as aircraft status, sensor feeds, environmental conditions, and target or waypoint overlays—directly within the operator’s display environment, significantly enhancing situational awareness, decision speed, and overall mission effectiveness. The Company receives an unrestricted and irrevocable license, allowing full use. However, Guinn Partners retains the right to continue using MoonTower for non-competing applications in existing business areas, such as toys, electric surfboards, and battery systems.

Acquisition of Hydrogen Fuel Cell Technology

On September 30, 2024, Boumarang, Inc. (the “Company”) agreed with Eastern Electrolyser Ltd. (“Eastern”) to develop 4kW/8kW fuel cell power pack products by December 31, 2024. The PEM Hydrogen Fuel Cell is an advanced, clean hydrogen-powered energy source designed for efficient and reliable operation. The Company issued 2,500,000 common shares valued at $2,500,000 as consideration for the IP assets. A fully automated electronic control system and intelligent condition monitoring ensure optimal performance while maintaining safety through voltage protection and a built-in flame arrestor. Available in 4 kW and 8 kW fuel cell pack configurations, this ultra-lightweight system, weighing up to 30 lb, is engineered for portability and high energy output. Its proton exchange membrane (PEM) technology provides a sustainable and emission-free power supply, making it ideal for applications requiring lightweight, high-performance hydrogen energy solutions. The Company and Eastern plan to build an 11 MW fuel cell production facility to service 1,800 drones by the end of the fiscal year 2026.

Acquisition of Wavedrone Platform

On December 31, 2024, Boumarang acquired the Wavedrone platform from Shore House IVF. The Company issued 3,500,000 common shares valued at $3,500,000 as consideration for the IP assets. The Company is pioneering the Wavedrone platform, which is designed to capture high-definition footage both above and below water, addressing a significant gap in the growing drone market. Unlike traditional water drones, which are either boats or remotely operated underwater vehicles (ROVs), Wavedrone introduces a unique, patent-pending design that remains inherently stable at the water’s surface while simultaneously filming above and beneath the waterline. The technology emphasizes high usability with a lightweight, flexible structure that is easy to carry and deploy, requiring no specialized training for operation. This user-friendly approach expands potential market reach, allowing entry into both consumer and professional segments. Additionally, the platform’s low production cost, coupled with favorable retail pricing, positions Wavedrone for positive cash flow.

With a minimum viable product (MVP) already prototyped and tested, Wavedrone is prepared for mass production, targeting a diverse array of use cases across industries, including marine research, recreation, security, and content creation. This broad applicability highlights the expansive market potential of technology.

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Proprietary Technology — Wavedrone Platform

As part of our Wavedrone technology platform acquired from Shore House IVF, we hold U.S. Provisional Patent Application No. 63/727,652, titled "Self-Righting and Self-Stabilizing Unmanned Surface Vessel," filed December 3, 2024. The application names Dánial Hoydal, David Geyti, and Eric Davis as inventors.

The patent application covers our proprietary USV design featuring innovative mechanical self-stabilization technology. Unlike conventional USVs that rely on powered gyroscopic systems or active ballast management, our design achieves passive stability through a unique structural configuration consisting of:

• Torpedo Pontoon Design : A positively buoyant surface vehicle pontoon with lowered ballast housing the propulsion system and battery, minimizing hydrodynamic drag while maintaining operational stability.

• Pendular Mast/Keel System : A hinged mast extending above and below the waterline, connected via a swivel axial joint that enables mechanical auto-righting without powered intervention. The lower keel houses primary batteries to create a lowered center of mass.

• Telescoping Keel : Dynamic depth adjustment capability for hazard avoidance and operation in varying water depths.

• Wireless Inductive Docking : Electromagnetic docking system with wireless charging pads enabling autonomous recharging via companion buoys or docking stations.

• Swarm Networking : Architecture enabling coordinated operation of multiple USVs with cloud-based control, mesh connectivity, and distributed computing capabilities.

Our Wavedrone technology is designed for deployment in challenging maritime environments where conventional manned and unmanned assets cannot reliably operate, addressing applications in aquaculture monitoring, search and rescue, harbor security, environmental monitoring, and fisheries management.

Acquisition of SUPA Consolidated Inc. Intellectual Property

On December 31, 2024, Boumarang acquired key intellectual property assets from SUPA Consolidated Inc. (formerly Tribal Rides International Corp., name changed October 21, 2025), a Delaware corporation in which Mr. Imran Firoz is a controlling shareholder. The acquired assets include U.S. Patent No. 9,984,574 (issued May 29, 2018) and U.S. Patent No. 11,217,101 (issued January 4, 2022). The Company issued 2,906,977 common shares valued at $5,000,000 in the aggregate ($1.72 per share) as consideration for the IP assets. The first patent focuses on a system and method for arranging transportation among parties through mobile devices. The second patent builds upon the original vision of disruptive technology for self-driving cars, enhancing the capabilities of autonomous vehicle systems. This strategic acquisition aligns with Boumarang's commitment to advancing innovative transportation solutions and expanding its portfolio in the autonomous vehicle industry. The transaction was approved by the Company's Board of Directors with Mr. Firoz abstaining from the vote, and the disinterested directors approved the transaction pursuant to Section 144 of the Delaware General Corporation Law. See Note 4.

PRODUCT OVERVIEW

Airdrone

Boumarang drones are designed as mid-size UAVs emphasizing hydrogen fuel cell hybrid technology with VTOL (Vertical Take-Off and Landing) capability and Beyond Visual Line of Sight (BVLOS) operability, aiming for endurance and operational range. Boumarang's focus on hydrogen fuel cells aligns with the market's shift towards more environmentally friendly propulsion systems, though challenges remain around hydrogen storage, cost, and infrastructure.

Boumarang’s design for hydrogen-powered drones involves iterative design adjustments and simulations to address critical stability, efficiency, and endurance issues. The preferred structural adjustments, such as moving the wing forward for longitudinal stability and the positive dihedral for lateral stability, position Boumarang’s drone for better control and balance during complex operations. The efficiency concerns suggest additional modifications to optimize the powertrain and aerodynamics, potentially enhancing the drone’s endurance to align with project goals for extended flight durations.

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (CONTINUED)

The W150 VTOL is an advanced unmanned aerial system (UAS) developed by Guinn Partners, designed for long-range and versatile operations. This VTOL variant is optimized for rapid deployment across diverse missions, supporting Department of Defense (DoD) requirements. It can vertically take off and transition to forward flight, making it suitable for operations in constrained or disrupted environments.

The W150 VTOL is a high-performance fixed-wing UAV designed for long-range missions across the EU, USA, and Australia. Powered by the HFE DA100 EFI propulsion system, it boasts an impressive flight range of up to 1000 km with an endurance of up to 12 hours, making it ideal for surveillance, reconnaissance, and logistical operations. With a payload capacity of over 50 lb (25+ kg), it can accommodate advanced sensors, communication equipment, or cargo transport. Operating in temperatures from -5°C to +50°C, the W150 maintains stability and efficiency in diverse environments. Its top speed of 50 knots and maximum altitude of 16,000 ft AMFSL allow it to navigate complex aerial landscapes with precision. Priced at $120,000+, this UAV is built for high-endurance, high-altitude, and long-distance applications across defense, commercial, and research sectors.

Wavedrone

Boumarang’s Wavedrone is a patent-pending, innovative floating drone designed to capture footage both above and below water with high stability. Unlike conventional water drones, which are either boats or remotely operated vehicles (ROVs), Wavedrone represents a new category of autonomous and remotely operated maritime drones. It offers high usability, a lightweight design, and easy deployment without requiring specialized training, making it ideal for a wide range of applications. No existing product combines stability, affordability, and dual above/below water filming capabilities in one package.

The Wavedrone has a unique dual-view filming capacity; it simultaneously captures high-quality above-water and underwater footage, enabling real-time monitoring of aquatic environments. It features a patent-pending stability system that guarantees a stable filming experience in various water conditions. The product is highly usable, lightweight, portable, and easy to deploy without technical expertise. The Wavedrone can be mass-produced at a low cost and has strong market demand, resulting in high profit margins. The Company has produced and tested an MVP prototype that is ready for scaling.

The global drone market is experiencing rapid growth, and Wavedrone occupies a unique niche in this expanding industry. Unlike traditional aerial drones or underwater ROVs, Wavedrone serves the unmet need for a hybrid solution that functions effectively at the water's surface. The global drone market is projected to reach $89 billion by 2030, with increasing demand in environmental monitoring, security, and content creation. There are proven versatile use cases across multiple industries, including but not limited to environmental monitoring & marine research, underwater inspections (ports, bridges, and pipelines), aquaculture & fisheries, search & rescue operations, recreational and professional filmmaking, and defense & surveillance applications.

Wavedrone aims to establish a multi-channel revenue model by leveraging diverse sales and service streams. The company plans to generate revenue through direct sales to enterprises and government agencies, catering to research, security, and monitoring applications. Additionally, retail and e-commerce sales will target hobbyists, filmmakers, and content creators seeking an innovative water-based drone solution. To enhance recurring revenue, Wavedrone will offer subscription-based services for remote monitoring, cloud storage, and data analytics, providing users with continuous access to critical insights. Furthermore, the company seeks to build strategic partnerships with marine, defense, and infrastructure companies, expanding its market reach and ensuring long-term growth in key industries.

Our AI Initiatives

Boumarang, in collaboration with its partners, is planning to integrate sophisticated AI functionalities in its hydrogen-powered drones to enhance autonomy, real-time decision-making, and operational efficiency. This report details the AI-based features and subsystems planned, focusing on semi-autonomous and autonomous capabilities crucial for various commercial, consumer, and governmental applications.

The AI features are geared toward reducing dependency on human operators, enabling scalable operations through autonomous navigation and flight control. This includes fleet management, autonomous urban drone networks, and long-range surveillance and delivery missions.

The project targets compliance with FAA standards for flights over urban areas. This necessitates an AI system that adapts to dynamic airspace conditions and potential hazards in real time.

Boumarang’s integration of AI aims to achieve groundbreaking autonomy in hydrogen-powered drones, addressing urban, industrial, and government needs. By focusing on real-time perception, adaptive decision-making, robust safety features, and compliance with regulatory standards, Boumarang’s AI subsystems are positioned to offer reliable, versatile, and safe UAV solutions.

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (CONTINUED)

Board of Directors

As of December 31, 2025, the Company’s Board of Directors consists of three directors: Mr. Craig Nehrkorn (Chief Executive Officer and Director), Ms. Candice Beaumont (Non-Executive Director), and Mr. Imran Firoz (Director, former Interim Chief Financial Officer and former President and Chief Executive Officer).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include Boumarang Inc. and its subsidiary accounts. We have eliminated all intercompany balances and transactions. The Company has prepared the consolidated financial statements consistent with the Company’s accounting policies in its financial statements. The Company has measured and presented the Company’s consolidated financial statements in US Dollars, which is the currency of the primary economic environment in which the Company operates (also known as its functional currency).

Consolidated Financial Statement Preparation and Use of Estimates

The Company prepared the consolidated financial statements according to accounting principles generally accepted in the United States of America (“GAAP”). The preparation of the consolidated financial statements in conformity with GAAP requires management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the periods presented. Estimates include revenue recognition, the allowance for doubtful accounts, website and internal-use software development costs, recoverability of intangible assets with finite lives, and other long-lived assets. Actual results could materially differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, bank deposits, and other short-term, highly liquid investments with three months or less of original maturities. The Company maintains its cash balances at a single financial institution. The cash on hand as of December 31, 2025, and 2024, was $16,084 and $50,242. The balances do not exceed Federal Deposit Insurance Corporation (FDIC) limits as of December 31, 2025, and 2024.

Prepaid expenses and other current assets

Prepaid expenses consist of advance payments for services, licenses, or other costs that benefit future periods. Amounts expected to be realized or consumed within twelve months are classified as current; amounts beyond twelve months are classified as noncurrent. Prepaid expenses are expensed on a straight-line basis or based on usage patterns consistent with the underlying arrangement. The Company’s prepaid expenses consist principally of the prepaid T Stamp Inc. license described in Note 1, amortized straight-line over the 36-month term (August 2024 – August 2027) at $138,889 per month in accordance with ASC 350.

Amortization expense was $1,666,668 for the year ended December 31, 2025, and $667,563 for the period from July 26, 2024 (Inception) to December 31, 2024.

A roll-forward of the Prepaid Licensing balance is presented below:

	Beginning Balance	Additions	Amortization	Ending Balance
Period from July 26, 2024 (Inception) to December 31, 2024	—	5,000,000	(667,563)	4,332,437
Year ended December 31, 2025	4,332,437	—	(1,666,668)	2,665,769

At December 31, 2025, the prepaid licensing balance is split as $1,666,668 current (amounts expected to be amortized within twelve months after the balance sheet date) and $999,101 non-current. At December 31, 2024, the prepaid licensing balance was split as $1,666,668 current and $2,665,769 non-current, in accordance with ASC 210-10-45.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subscription receivable

Subscription receivable represents the unpaid portion of the subscription price for shares of common stock that have been issued to subscribers. In accordance with the SEC Staff Accounting Bulletin Topic 4:E, subscription receivables are presented as a deduction from stockholders’ equity rather than as an asset. As of December 31, 2024, the Company had a subscription receivable of $2,000,000. During the year ended December 31, 2025, the entire subscription receivable balance was eliminated through (i) the rescission of a $1,000,000 subscription with Greenlink Pty Ltd ATF The Debsago Trust on December 31, 2025, and (ii) the in-kind settlement of $1,000,000 of subscriptions through a share-for-share exchange with Nuvora Energy, Inc. on October 27, 2025. See Notes 4 – Related Party Transactions, 6 – Stockholders’ Equity and 9 – Investment in Nuvora Energy Inc.

Revenue recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers , to all contracts with customers. A contract exists when the parties approve the contract, rights and payment terms are identified, the contract has commercial substance, and collectability is probable.

The Company identifies distinct performance obligations, determines the transaction price, allocates the transaction price to the performance obligations based on standalone selling prices, and recognizes revenue when or as performance obligations are satisfied.

Typical arrangements anticipated in future periods include:

• Hardware and drone systems – revenue recognized at a point in time upon transfer of control, generally upon shipment or delivery;

• Software-as-a-Service and AI analytics – revenue recognized over time, typically on a straight-line basis over the contract term;

• Data-as-a-Service and professional services – revenue recognized over time as services are performed, often based on input measures such as time incurred or output milestones;

• Leasing or usage-based arrangements – when arrangements contain a lease under ASC Topic 842, lease components are accounted for separately; otherwise, revenue is recognized over time based on usage or contractual terms.

The Company had not generated revenue from contracts with customers during the period presented and therefore had no contract assets or liabilities as of December 31, 2025 and 2024.

Accounts payable and accrued expenses

Accounts payable represent amounts owed to vendors for goods and services received but not yet paid. Accrued expenses represent obligations incurred for which invoices have not been received, such as professional fees or other operating costs. These liabilities are recorded at estimated amounts and are classified as current.

Accounts Payable

Accounts Payable represents amounts owed by the Company to suppliers and vendors for goods or services received but not yet paid for as of the reporting date. These liabilities are typically short-term and are recorded at their invoiced amounts.

Recognition: Accounts payable are recognized when the goods or services are received, and the obligation to pay arises, regardless of when payment is made.

Measurement: Accounts payable are measured at their amortized cost, typically the invoiced amount due.

Classification: Accounts payable are classified as current liabilities on the balance sheet as they are generally settled within the normal operating cycle, typically 30 to 90 days.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

As of December 31, 2025, accounts payable, related parties was $453,000, $350,000 was owed to Spark Capital, owned by Mr. Imran Firoz, and $103,000 owed to Guinn Partners LLC. As of December 31, 2024, accounts-payable balance of $200,000 was split between $100,000 owed to Spark Capital Investments LLC (“Spark Capital”) and $100,000 owed to Guinn Partners LLC (“Guin Partners”), a related party to conform to the December 31, 2025, presentation.

Accrued Expenses

Accrued Expenses represent liabilities for costs that have been incurred but not yet invoiced or paid as of the reporting date. These expenses are recognized according to the accrual basis of accounting, ensuring expenses are matched to the period in which they are incurred.

Recognition: Accrued expenses are recorded when the expense is incurred, even if an invoice has not been received.

Measurement: These liabilities are estimated based on contracts, agreements, or historical costs, and adjustments are made when actual amounts are determined.

Classification: Accrued expenses are classified as current liabilities on the balance sheet.

The accrued expenses as of December 31, 2025 and 2024 were $123,173 and $845, related to office rent reimbursable to Spark Capital (a related party) and unpaid CEO services related fees (Mr. Craig Nherkorn, a related party).

Concentrations of Credit Risk

Cash

Cash and cash equivalents include cash on hand, bank deposits, and other short-term, highly liquid investments with three months or less of original maturities. The Company maintains its cash balances at a single financial institution. The Company maintains its cash balances at a single financial institution. The cash on hand as of December 31, 2025, and 2024 was $16,084 and $50,242. The balances do not exceed Federal Deposit Insurance Corporation (FDIC) limits as of December 31, 2025, and 2024.

Legal Proceedings

The Company discloses a loss contingency if there is at least a reasonable possibility that a material loss has been incurred. The Company records its best estimate of loss related to legal proceedings pending when the loss is probable, and the amount can be reasonably estimated. The Company can reasonably estimate a range of losses with no best estimate in the range; the Company records the minimum estimated liability. As additional information becomes available, the Company assesses the potential liability related to pending legal proceedings, revises its estimates, and updates its disclosures accordingly. The Company’s legal costs associated with defending itself are recorded as expenses when incurred. The Company is currently not involved in any litigation.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment following FASB ASC 360, Property, Plant, and Equipment. We test long-lived assets for recoverability whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. An impairment charge is recognized when the asset’s carrying value exceeds the fair value. There were no impairment charges recognized from inception through December 31, 2025.

Provision for Income Taxes

The provision for income taxes is determined using the asset and liability method. Under this method, deferred tax assets and liabilities are based on the temporary differences between the consolidated financial statement and income tax bases of assets and liabilities using the enacted tax rates applicable yearly.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions (“tax contingencies”). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount, more than 50%, is likely to be realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and benefits, requiring periodic adjustments, which may not accurately forecast actual outcomes. The Company includes interest and penalties for tax contingencies in providing income taxes in the operations’ consolidated statements. The Company’s management does not expect the total amount of unrecognized tax benefits to change significantly in the next twelve (12) months.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Drone Development Costs

Capitalized Development Costs

The Company capitalizes certain development costs when the criteria in ASC Topic 985‑20, Software to be Sold, Leased, or Marketed, or other applicable guidance are met, including establishment of technological feasibility and intent to complete and market the product.

Capitalized costs may include third‑party development fees, payroll costs directly attributable to development, and other incremental costs incurred during application development. Costs incurred during the preliminary project stage or post‑implementation/maintenance stage are expensed as incurred.

Capitalized development costs are carried at cost and amortized on a straight‑line basis over their estimated useful lives, generally, e.g., three years, commencing when the related software or technology is available for its intended use. The Company amortizes these capitalized development costs over the estimated useful life of three (3) years using the straight-line method. Amortization will commence upon the commercial release of the hydrogen-powered drones.

As of December 31, 2024, the Company had capitalized $100,000 of development costs and had not commenced amortization because the assets were not yet available for general release. Our capitalized costs are mainly for developing hydrogen-powered air and water drones. These costs include expenses incurred during the development stage that meet the criteria for capitalization under ASC 985-20 (Software to be Sold, Leased, or Marketed).

The activities capitalized encompass:

• Planning and design.

• Coding and testing performed after technological feasibility is established.

• Development of software components integrated into the drones.

Capitalized development costs are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. If impairment indicators exist, the Company compares the carrying amount to the undiscounted cash flows expected to be generated by the asset. If impaired, the asset is written down to fair value.

Research and Development (R&D) Expenses

Research and development costs are expensed as incurred in accordance with ASC Topic 730, Research and Development . These costs include third-party engineering, design, prototyping, testing, and related activities. The Company acknowledges that future benefits from research and development (R&D) are uncertain and cannot capitalize on the R&D expenditure. The GAAP accounting standards require us to expense all research and development expenditures as incurred.

In addition to the capitalized costs, the Company incurred $50,000 in research and development expenses. These R&D costs primarily relate to:

• Initial feasibility studies and conceptual designs.

• Experimental testing and prototype development.

The expensed R&D costs are reflected in the Company's income statement under "General & Administrative Expenses" for the period.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible assets and other long-lived assets

Intangible assets acquired, including intellectual property and technology acquired in exchange for equity, are initially recorded at acquisition-date fair value. Finite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives. Indefinite-lived intangible assets are not amortized but tested for impairment annually or more frequently if indicators arise.

Long-lived assets, including finite-lived intangibles and capitalized development costs, are reviewed for impairment in accordance with ASC Topic 360, Property, Plant, and Equipment . If events or changes in circumstances indicate that the carrying amount may not be recoverable, the Company assesses recoverability and measures any impairment loss as the excess of carrying amount over fair value.

The Company distinguishes between owned intellectual property, which is recorded as acquired intangible assets, and licensed technology arrangements, which do not convey ownership of intellectual property and are recorded as prepaid expenses or operating costs, as applicable.

Intellectual Property

As part of our acquisition of Wavedrone technology from Shore House IVF, we acquired provisional patent rights related to self-righting unmanned surface vessel technology. The WaveDrone patent details are as follows: provisional filing date, December 3, 2024; application number, No. 63/727,652; patent title, "Self-Righting and Self-Stabilizing Unmanned Surface Vessel"; and inventors, Dánial Hoydal, David Geyti, and Eric Davis. This intellectual property is included in acquired intangible assets and is accounted for in accordance with ASC 350, Intangibles-Goodwill and Other.

The acquired patent rights have not yet been placed into service and are not being amortized pending the outcome of the patent application and commercialization process.

This classification reflects that:

• The provisional application is currently pending, and no patent has been issued;

• Upon issuance of a patent, the useful life will be determined based on the patent term (typically 20 years from the non-provisional filing date) and reassessed for finite-life amortization; and

• The asset is subject to annual impairment testing under ASC 350-30.

We assess the Wavedrone patent rights for impairment annually and whenever events or circumstances indicate that the carrying value may not be recoverable. Key factors that could trigger impairment include:

• Failure to maintain patent prosecution, abandonment of the application, or an adverse USPTO action that materially limits the expected scope or enforceability of the patent rights;

• Rejection of patent claims by the USPTO;

• Discovery of prior art that materially limits the scope of potential patent claims;

• Significant changes in the competitive landscape or market conditions for autonomous maritime vessels; or

• Technological developments that render our self-righting technology obsolete.

As of December 31, 2025 and through the date these consolidated financial statements were available to be issued, management has not identified any impairment indicators, and the carrying value of the acquired patent rights reflects fair value as determined at the acquisition date.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Development Costs

Costs incurred to develop and refine the Wavedrone technology are evaluated under ASC 730, Research and Development, and ASC 350-40, Internal-Use Software. Research activities and preliminary project stage costs are expensed as incurred. Application development stage costs meeting capitalization criteria are capitalized and amortized over the estimated useful life once the technology is placed in service.

Patent prosecution costs, including USPTO filing fees and legal fees associated with preparing and prosecuting the non-provisional patent application, are capitalized as incurred and will be included in the cost basis of the patent asset upon issuance, or written off if the patent application is abandoned or finally rejected.

Critical Accounting Estimates

The valuation of our Wavedrone patent rights involves significant estimates and judgments, including:

Probability of Patent Issuance: We estimate the likelihood that our provisional application will result in an issued patent with commercially meaningful claims.

Royalty Rate: For Relief-from-Royalty valuations, we estimate the royalty rate that a market participant would pay for the right to use the patented technology.

Revenue Projections: Projected revenues from Wavedrone products and services affect the value of the underlying intellectual property.

Discount Rate: The rate used to discount future cash flows reflects the risk profile of early-stage maritime technology.

Changes in these estimates could result in material adjustments to the carrying value of our intangible assets in future periods.

As of December 31, 2025 and December 31, 2024, no impairment charges were recognized for long-lived assets.

Share-based compensation to employees and non-employees

The Company uses ASC 718 guidance to apply share-based compensation accounting to certain employees and non-employee individuals, such as outsourced employees, non-employee directors, and consultants performing management functions, who are employees or non-employees. The differences in the accounting for share-based payment awards granted to an employee versus a non-employee relate to the measurement date and recognition requirements. The Company believes an employee is the one who has the right to exercise sufficient control to establish an employer-employee relationship based on common law, as illustrated in case law and currently under US Internal Revenue Service (IRS) Revenue Ruling 87-41.

Restricted securities are securities acquired in unregistered, private sales from the Company or an affiliate. Restricted securities require the owner to follow the US Securities Exchange Commission guidelines defined under Rule 144 - Selling Restricted and Control Securities. On the other hand, restricted shares issued for consideration other than for goods or employee services are fully paid for immediately. As a result, the Company has expensed these shares at the time of the contract. There is no vesting period for non-employees.

Fair Value

The Company uses current market values to recognize certain assets and liabilities at fair value. Fair value is the estimated price at which the Company can sell the assets or settle a liability in an orderly transaction with a third party under current market conditions. The Company uses the following methods and valuation techniques for deriving fair values:

Market Approach – The market approach uses the prices associated with actual market transactions for similar or identical assets and liabilities to derive a fair value.

Income Approach – The income approach uses estimated future cash flows or earnings, adjusted by a discount rate representing the time value of money and the risk of cash flows not being achieved, to derive a discounted present value.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cost Approach – The cost approach uses the estimated cost to replace an asset adjusted for the obsolescence of the existing asset.

The Company ranks the fair value hierarchy of information sources from Level 1 (best) to Level 3 (worst). The Company uses these three levels to select inputs to valuation techniques:

Level I	Level 2	Level 3
Level 1 is a quoted price for an identical item in an active market on the measurement date. Level 1 is the most reliable evidence of fair value and is used whenever this information is available.

Level 2 is directly or indirectly observable inputs other than quoted prices. An example of a Level 2 input is a valuation multiple for a business unit based on comparable companies’ sales, EBITDA, or net income.

Level 3 is an unobservable input. It may include the company’s data, adjusted for other reasonably available information. An example of a Level 3 input is an internally generated financial forecast.

Basic and Diluted Loss per Share

The Company follows ASC 260, Earnings Per Share, to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net loss by the weighted average number of common shares and dilutive common share equivalents outstanding. As of December 31, 2025 and 2024, the Company had 66,056,977 and 56,131,013 weighted average basic and dilutive shares issued and outstanding.

Common stock equivalents were anti-dilutive for the fiscal year ended December 31, 2025 and from Inception to 2024, due to a net loss. Hence, they are not considered in the computation.

Income taxes

Income taxes are accounted for under ASC Topic 740, Income Taxes, using the asset and liability method. Deferred tax assets and liabilities arise from temporary differences between financial reporting and tax bases and from operating loss or credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply when differences reverse.

A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized. Management considers all available evidence, including historical losses and forecasts of future taxable income, in assessing the need for a valuation allowance.

ASC 740 also addresses uncertainty in tax positions. A tax benefit is recognized only if it is more likely than not that the position will be sustained upon examination. Positions meeting this threshold are measured as the largest amount more than 50% likely to be realized. Interest and penalties, if any, are recorded in income tax expense.

The Company incurred losses since inception and recorded a full valuation allowance against its deferred tax assets as of December 31, 2024. No income tax expense was recognized for the period presented.

Reclassifications

Certain prior period amounts were reclassified to conform to the current year’s presentation. None of these classifications impacted reported operating or net loss for any presented period.

Legal contingencies

The Company evaluates legal matters under ASC Topic 450, Contingencies . A liability is recorded when it is probable that a loss has been incurred and the amount can be reasonably estimated. Where a range of possible losses exists, and no amount in the range is a better estimate than another, the minimum amount in the range is recorded.

Legal costs are expensed as incurred. As of December 31, 2025 and December 31, 2024, the Company was not involved in any material legal proceedings and had not recorded any loss contingencies.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

The Company evaluates newly issued accounting standards updates, SEC staff guidance, and related professional publications when they are released to determine whether adoption will materially affect the consolidated financial statements or disclosures. The most relevant recent developments that management has considered are described below.

One notable SEC development is Staff Accounting Bulletin No. 122 (SAB 122), issued January 23, 2025, which rescinds the prior interpretive guidance in Topic 5.FF of the Staff Accounting Bulletin Series related to obligations to safeguard crypto-assets held for platform users. The rescission became effective January 30, 2025. SAB 122 directs entities with obligations to safeguard crypto-assets for others to apply the recognition and measurement requirements for liabilities arising from contingencies under ASC 450-20, Loss Contingencies, or IAS 37 under IFRS, rather than the prior guidance. It also emphasizes the need for appropriate disclosures about the effects of the change in accounting principles. The SEC notes that entities should effect the rescission on a fully retrospective basis in annual periods beginning after December 15, 2024, with earlier application permitted.

Management will apply SAB 122, if applicable in future periods, in accordance with SEC staff guidance and ASC 250, Accounting Changes and Error Corrections. Because the Company does not currently hold or safeguard crypto-assets for others, SAB 122 did not have a material impact on the Company’s consolidated financial statements for the periods presented.

Another recent development relevant to preparers is FASB Accounting Standards Update 2024-02, which removes references to the FASB Concepts Statements from the Codification. This ASU is part of FASB’s ongoing efforts to improve the Codification by eliminating references that may imply authoritative status for Concepts Statements and by making technical improvements. The update is primarily technical in nature, involving conforming amendments, clarifications, and structural improvements that do not change substantive recognition or measurement requirements. As such, management does not expect ASU 2024-02 to materially impact the Company’s accounting policies, balances, or disclosures. Nevertheless, management will ensure that any Codification references in disclosures remain aligned with the updated text as needed when preparing future filings.

In addition to the specific updates above, management is aware that the FASB and SEC may issue other ASUs or guidance that could affect public and private companies, including topics such as credit losses, internal-use software, or derivative scope refinements. The Company periodically reviews newly issued and recently effective accounting standards and SEC staff guidance to determine whether such pronouncements could be material. As of the date of these financial statements, none of the recently reviewed updates, aside from those noted above, are expected to materially affect the Company’s consolidated financial statements given its current operations and capital structure. Should the Company’s facts or operations change—for example, through new financial instruments, expanded business activities, or thresholds that trigger additional disclosures—management will reassess the potential impact of any newly effective guidance and update disclosures in subsequent periods.

Finally, the Company continues to monitor FASB and SEC publications for additional ASUs, SEC staff guidance, or interpretive updates. Any future pronouncement that could materially affect recognition, measurement, or disclosure requirements will be evaluated promptly, with implementation planning and disclosure updates undertaken in accordance with applicable standards and regulatory expectations.

NOTE 3. MANAGEMENT’S PLANS

Substantial doubt about the ability to continue as a going concern

The Company has incurred recurring operating losses, negative cash flows from operations, and has not yet generated revenue from contracts with customers. As of December 31, 2025, the Company’s cash resources totaled $16,084, and it had a working capital surplus of $1,061,579, substantially all of which consisted of prepaid licensing assets rather than cash. These conditions, considered together, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued unless additional financial resources are secured, expenditures are reduced, or operating cash flow is generated.

Under ASC 205-40, management is required, at each annual and interim reporting date, to evaluate whether relevant conditions and events raise substantial doubt about the Company’s ability to continue as a going concern for one year after the financial statement issuance date and, if so, to assess whether management’s plans are probable of being effectively implemented and likely to alleviate the substantial doubt.

Management’s assessment, therefore, has considered the current financial condition, liquidity sources, and the feasibility and timing of mitigation plans.

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business. The Company is a development-stage entity that has incurred recurring losses from operations and negative cash flows from operations and has not yet generated any revenue from contracts with customers. The Company’s key financial-condition indicators are summarized below:

• Cash on hand at December 31, 2025, and 2024 was $16,084 and $50,242.

• Working capital surplus at December 31, 2025, and 2024 was $1,061,579 and $1,516,065. The decrease principally reflects (i) the use of $34,158 of cash in operations and (ii) growth of trade, related-party, and accrued payables ahead of the planned offering proceeds.

• Net loss for the year ended December 31, 2025, and period from inception to December 31, 2024 was $2,121,154 and $873,166.

• Accumulated deficit at December 31, 2025, and 2024: $2,994,320 and $873,166.

Considered together, these conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these consolidated financial statements are issued. Pursuant to ASC 205-40, management is required, at each annual and interim reporting date, to evaluate whether relevant conditions and events raise substantial doubt about the Company’s ability to continue as a going concern, and, if so, to assess whether management’s plans to mitigate those conditions are probable of being effectively implemented and likely to alleviate the substantial doubt.

Management’s plans to mitigate substantial doubt

Management has formulated and is executing the following plans to address the conditions raising substantial doubt about the Company’s ability to continue as a going concern:

• Initial Public Offering. On December 16, 2025, the Company filed a Registration Statement on Form S-1 (File No. 333-292164) with the SEC for a registered offering of 125,000 shares of common stock at $2.00 per share for anticipated gross proceeds of $250,000. The Company has subsequently filed Pre-Effective Amendment Nos. 1, 2 and 3 (Amendment No. 3 was filed March 3, 2026), and is responding to staff comments. See Note 11 – Subsequent Events.

• Conditional Funding from Shore House IVF. Subject to the Company’s completion of the registered offering and the achievement of the $250,000 minimum capital raise, Shore House IVF has committed up to $300,000 of bridge funding. See Note 11 – Subsequent Events.

NOTE 3. MANAGEMENT’S PLANS (CONTINUED)

• Continued Cost Discipline. The Company’s only material 2025 cash operating outflows were professional fees and rent. The Company will continue to defer non-essential development expenditures, leverage its non-cash share-based equity capital for strategic acquisitions and partnerships, and maintain its asset-light operating model.

• Strategic Partnerships. The Company is negotiating definitive agreements for the WaveDrone development program with Guinn Partners LLC pursuant to a six-phase, 13-month engagement; advancing patent prosecution with Amsel IP Law for the WaveDrone non-provisional application; and continuing development of its hydrogen fuel-cell production capacity with Eastern Electrolyser Ltd.

Although management believes the foregoing plans are reasonable and is actively executing on each, management has not concluded that those plans are probable of being effectively implemented within one year after the issuance of these consolidated financial statements (in particular, the registration statement on Form S-1 has not been declared effective as of the report date). Accordingly, management has concluded that substantial doubt about the Company’s ability to continue as a going concern exists and is required to be disclosed pursuant to ASC 205-40.

If management’s plans are not successfully implemented within the relevant assessment period, the Company may be required to curtail operations, defer or cancel planned development activities, divest assets, or seek alternative financing, any of which could result in dilution of existing shareholders, limitations on operational scope, or, in an extreme scenario, cessation of operations. The accompanying consolidated financial statements do not include any adjustments to the carrying amounts of assets or liabilities, or the classification of liabilities, that might be required if the Company were unable to continue as a going concern.

Material events occurring after December 31, 2025, that bear on management’s assessment, including subsequent steps in the SEC registration process, the SEC staff comment letter received March 16, 2026, and the contractual arrangements for the Guinn Partners WaveDrone development program, are described in Note 11 – Subsequent Events.

NOTE 4. RELATED PARTY TRANSACTIONS

The Company has identified the following related parties and related-party transactions in accordance with ASC 850, Related Party Disclosures, and Item 404 of Regulation S-K. The Company has fully disclosed below all related-party transactions, arrangements, and understandings of which management is aware that may present a potential or actual conflict of interest.

Identification of Related Parties

Related parties of the Company include: (i) members of the Company's Board of Directors and executive officers, comprising Mr. Craig Nehrkorn (Chief Executive Officer and Director), Mr. Imran Firoz (Director and former Interim Chief Financial Officer and former President and Chief Executive Officer), and Ms. Candice Beaumont (Non-Executive Director); (ii) Mr. Himanshu Sharma (Interim Chief Financial Officer, engaged on a services-contract basis); (iii) entities controlled by, or under common control with, Mr. Firoz, including, without limitation, Spark Capital Investments LLC, Fiber Food Systems Inc., Hudson Dunes Corporation (formerly Central Logistics Services Corp.), and SUPA Consolidated Inc. (formerly Tribal Rides International Corp., name changed October 21, 2025); (iv) Nuvora Energy, Inc., a Delaware corporation in which Mr. Firoz serves as Co-Founder and Interim Chief Financial Officer and which shares the Company's principal-office address; (v) Eastern Electrolyser Ltd., an entity in which Mr. Shivam Tewari serves as a director and which is a related party of the Company by virtue of Mr. Tewari's concurrent service as Chief Executive Officer of Nuvora Energy, Inc.; (vi) Guinn Partners LLC, a Texas-based product-development firm of which Mr. Craig Nehrkorn serves as the Managing Partner and in which Mr. Nehrkorn holds a 51% membership interest; (vii) Boumarang Pty Ltd, the Company's wholly owned Australian subsidiary, of which Mr. Victor Turco serves as a director and authorized signatory; and (viii) original beneficial owners of founder shares received via the Mingta Capital LLC nominee structure. In addition, T Stamp Inc., as a holder of more than 5% of the Company's outstanding common stock as of December 31, 2025, is a "related person" within the meaning of Item 404 of Regulation S-K, and transactions with T Stamp Inc. are disclosed below. Mingta Capital LLC, Mr. Dánial Hoydal, Shore House IVF, BIO-key International, Inc., and Greenlink Pty Ltd ATF The Debsago Trust are not related parties of the Company; transactions with each of those non-related-party counterparties are nonetheless described below where material to an understanding of the Company's capital structure or its intellectual-property portfolio.

Founder Share Issuances (July 2024)

In July 2024, in connection with the formation and organization of the Company, the Company issued an aggregate of 45,000,000 shares of common stock at par value ($0.0001 per share) for founder services, as follows.

Direct issuances to Mr. Firoz and an entity controlled by Mr. Firoz: In July 2024, the Company issued 12,000,000 shares of common stock to Mr. Imran Firoz, founder, then-Interim Chief Financial Officer and Director, valued at par value ($0.0001 per share, aggregate value $1,200) for services rendered in establishing and forming the Company. In the same month, the Company issued 5,000,000 shares of common stock to Fiber Food Systems Inc. ("Fiber"), a Delaware corporation controlled by Mr. Firoz, valued at par value (aggregate value $500) for founder services rendered. Fiber subsequently exchanged these 5,000,000 shares with BIO-key International, Inc. ("BIO-key") for 595,000 shares of BIO-key common stock; the Company received no cash or other consideration in connection with the exchange. As a result, BIO-key holds 5,000,000 shares of the Company's common stock as of December 31, 2025, but no transaction occurred directly between the Company and BIO-key, and BIO-key is not a related party of the Company.

NOTE 4. RELATED PARTY TRANSACTIONS (CONTINUED)

Issuance to Mingta Capital LLC nominee structure: On July 26, 2024, the Company issued 28,000,000 shares of common stock to Mingta Capital LLC ("Mingta"), valued at par value (aggregate $2,800), for services rendered in connection with the formation of the Company. Mingta acted as a nominee for, and on the same day transferred all 28,000,000 shares to, the following beneficial owners (collectively, the "Mingta Beneficiaries"): Tolemac Holdings LLC, a Delaware limited liability company (8,750,000 shares); TAH-DAH Ventures LLC, a Wyoming limited liability company (7,500,000 shares); Blackstar Energy Pty Ltd. (3,000,000 shares); EIR Holdings LLC (2,500,000 shares); Greenlink Pty Ltd ATF The Debsago Trust (2,500,000 shares; subsequently rescinded as described below under "Transactions with Greenlink Pty Ltd ATF The Debsago Trust"); Rod Jones (2,000,000 shares); Ms. Candice Beaumont, Non-Executive Director (1,000,000 shares); Jake Williams (500,000 shares); and an unaffiliated consultant (250,000 shares). Following the foregoing transfers, Mingta does not hold any shares of the Company's common stock, has no continuing relationship with the Company, and is not a related party of the Company. Of the Mingta Beneficiaries, only Ms. Beaumont (in her capacity as a Director) is a related party of the Company. Tolemac Holdings LLC and TAH-DAH Ventures LLC are 5%-or-greater stockholders of the Company; each of Tolemac Holdings LLC and TAH-DAH Ventures LLC is wholly owned and controlled by Ms. Yessenia Hernandez, who has no affiliation with any director, officer, or controlling stockholder of the Company. No new transactions occurred between the Company and Mingta or any of the Mingta Beneficiaries during the year ended December 31, 2025.

Transactions with Guinn Partners LLC

Guinn Partners LLC ("Guinn Partners") is a Texas-based product-development firm that has, since the Company's inception, provided product-development and engineering services to the Company and made its facility at 2120 West Braker Lane, Suite M, Austin, Texas 78758 available to the Company on a no-cash-rent basis for research and development, product design, prototyping, and government outreach. Mr. Craig Nehrkorn, the Company's Chief Executive Officer and director, also serves as the Managing Partner of Guinn Partners and holds a 51% membership interest in Guinn Partners. Accordingly, Guinn Partners is treated as a related party for disclosure purposes under ASC 850 and Item 404 of Regulation S-K.

On August 28, 2024, the Company acquired intellectual property from Guinn Partners (the Airdrone Technology platform) for 5,000,000 shares of common stock issued at a deemed value of $1.00 per share, for an aggregate transaction value of $5,000,000 (see Note 1 - Business Description and Nature of Operations). At December 31, 2025 and December 31, 2024, the Company had $103,000 and $100,000, respectively, of accounts payable to Guinn Partners, included in accounts payable, related parties, for unpaid invoices in respect of Phase 1 SME Validation, Product Requirements & Project Planning services performed under a 2024 statement of work. See Note 5 – Commitments and Contingencies   and Note 11 – Subsequent Events for further information.

Transactions with T Stamp Inc. — Technology Licensing

T Stamp Inc., operating as Trust Stamp ("T Stamp"), is a Delaware corporation whose Class A common stock is listed on The Nasdaq Stock Market LLC under the trading symbol "IDAI." T Stamp holds approximately 7.72% of the Company's issued and outstanding common stock as of December 31, 2025; T Stamp is therefore a "related person" within the meaning of Item 404 of Regulation S-K. No director, officer, or controlling stockholder of the Company holds any equity, management, or other interest in T Stamp.

In August 2024, the Company entered into a Technology Licensing Agreement with T Stamp pursuant to which T Stamp granted the Company a non-exclusive license to certain biometric-identity, AI, and computer-vision technology used in connection with the Company's Airdrone platform. The license has an initial term of five years (through August 2029), with automatic annual renewals thereafter unless terminated. As consideration, the Company issued 5,000,000 shares of common stock at a deemed value of $1.00 per share, for an aggregate transaction value of $5,000,000. Because the Company did not acquire ownership of the underlying intellectual property under this arrangement, the consideration paid is recorded as a prepaid expense and is being amortized to expense on a straight-line basis over the 36-month license-service period from August 2024 through August 2027 at a contractual monthly rate of $138,889. Amortization expense recognized in licensing-fee expense (a component of general and administrative expenses) was $1,666,668 for the year ended December 31, 2025 and $694,445 for the period from August 2024 through December 31, 2024. In addition, in August 2024, the Company issued 100,000 shares of common stock to T Stamp at $1.00 per share for cash proceeds of $100,000. The Company has no remaining cash payment obligation under the Technology Licensing Agreement.

Transactions with Eastern Electrolyser Ltd.

Eastern Electrolyser Ltd. ("Eastern") is a hydrogen-systems developer headquartered in Australia. Mr. Shivam Tewari, a member of the Company's Advisory Board, serves as a director of Eastern and concurrently as Chief Executive Officer of Nuvora Energy, Inc.; accordingly, Eastern is a related party of the Company under ASC 850 and Item 404 of Regulation S-K. The Company's Advisory Board has no voting rights, fiduciary duties, or authority to direct or control the Company's management, operations, or strategic decisions, and Mr. Tewari does not serve as a director or executive officer of the Company.

NOTE 4. RELATED PARTY TRANSACTIONS (CONTINUED)

On September 30, 2024, the Company entered into a Hydrogen Fuel Cell Technology Purchase and Assignment Agreement with Eastern, pursuant to which the Company acquired ownership of certain proprietary hydrogen fuel cell system designs and related technology for drone propulsion applications. As consideration, the Company issued 2,500,000 shares of common stock at a deemed value of $1.00 per share, for an aggregate transaction value of $2,500,000. The original target date for completing prototype 4 kW and 8 kW fuel cell power packs by December 31, 2024 was not met due to supply chain constraints, technical development requirements, and resource allocation priorities; the parties have not established a revised firm completion date as of December 31, 2025. See Note 11 – Subsequent Events, for a description of the January 2026 Amended and Restated Hydrogen Fuel Cell Technology Co-Development and Purchase Agreement entered into between the Company and Eastern.

Transactions with SUPA Consolidated Inc. (formerly Tribal Rides International Corp.)

SUPA Consolidated Inc. ("SUPA") is a Delaware corporation in which Mr. Firoz is a controlling shareholder; accordingly, SUPA is a related party of the Company under ASC 850 and Item 404 of Regulation S-K. The entity changed its corporate name from Tribal Rides International Corp. to SUPA Consolidated Inc. on October 21, 2025.

On December 31, 2024, the Company acquired from SUPA the following granted U.S. patents pursuant to an Asset Purchase Agreement: (i) U.S. Patent No. 9,984,574 (issued May 29, 2018), directed to a system and method for arranging transportation among parties through mobile devices, and (ii) U.S. Patent No. 11,217,101 (issued January 4, 2022), directed to enhanced capabilities for autonomous-vehicle systems. As consideration, the Company issued 2,906,977 shares of common stock at a deemed value of $1.72 per share, for an aggregate transaction value of $5,000,000. The transaction was approved by the Company's Board of Directors with Mr. Firoz abstaining from the vote, and the disinterested directors approved the transaction pursuant to Section 144 of the Delaware General Corporation Law ("DGCL"). No additional transactions with SUPA occurred during the year ended December 31, 2025.

Transactions with Hudson Dunes Corporation

Hudson Dunes Corporation ("Hudson Dunes"), formerly known as Central Logistics Services Corp., is a Delaware corporation controlled by Mr. Firoz; accordingly, Hudson Dunes is a related party of the Company under ASC 850 and Item 404 of Regulation S-K. On December 31, 2024, the Company issued 50,000 shares of common stock to Hudson Dunes in exchange for cash consideration of $50,000 ($1.00 per share). The transaction was approved by the Company's Board of Directors with Mr. Firoz abstaining from the vote, and the disinterested directors approved the transaction pursuant to DGCL §144. No additional transactions with Hudson Dunes occurred during the year ended December 31, 2025.

Transactions with Spark Capital Investments LLC

Spark Capital Investments LLC ("Spark Capital") is a Delaware limited liability company controlled by Mr. Firoz; accordingly, Spark Capital is a related party of the Company under ASC 850 and Item 404 of Regulation S-K. The Company has not entered into a written services agreement with Spark Capital, and the arrangements described below have, in each case, been approved by the Company's Board of Directors with Mr. Firoz abstaining from the relevant vote.

Office rent paid on the Company's behalf. From August 2024 through December 31, 2025, Spark Capital paid the Company's monthly Irvine, California rent of $169 per month directly to the Company's lessor on the Company's behalf, with reimbursement in subsequent periods. The unreimbursed balance is included in accrued expenses, related parties. Aggregate accrued rent payable to Spark Capital was $2,328 at December 31, 2025 (compared with $845 at December 31, 2024).

CFO and strategic-consulting services accrual. Since the Company's inception, the Company has been accruing a monthly fee of $20,000 payable to Spark Capital for founder services, Chief Financial Officer services, and strategic-consulting services rendered by Mr. Firoz to the Company. The aggregate accrued and unpaid balance of these fees is included in accounts payable, related parties. For the year ended December 31, 2025, $240,000 was accrued under this arrangement; for the period from inception through December 31, 2024, $100,000 was accrued. No portion of these amounts has been paid in cash.

Working-capital advances. From June 2025 through September 2025, Spark Capital advanced the Company an aggregate of $45,000 in cash to fund short-term working-capital needs. The Spark Capital advances are unsecured, bear no interest, and are payable on demand; they are presented as Loan, related party, on the consolidated balance sheets. No portion of the loan has been repaid as of December 31, 2025.

Transactions with Nuvora Energy, Inc. — Share Swap (October 27, 2025)

Nuvora Energy, Inc. ("Nuvora") is a privately held, development-stage Delaware corporation engaged in advanced energy technologies. Mr. Firoz, the Company's Director, also serves as Co-Founder and Interim Chief Financial Officer of Nuvora; Nuvora and the Company also share the principal-office address of 200 Spectrum Center Drive, Irvine, California. Accordingly, Nuvora is a related party of the Company by virtue of common management. Mr. Firoz did not participate in the Company's Board of Directors' deliberations or vote regarding any aspect of the share-swap transaction described below.

NOTE 4. RELATED PARTY TRANSACTIONS (CONTINUED)

On October 27, 2025, the Company entered into a series of share-for-share exchanges (the "Nuvora Share Swap") by which: (i) Jetblack Pty Ltd ("Jetblack") and Pearlglow Investments Pty Ltd ("Pearlglow"), each an Australian non-U.S. person within the meaning of Rule 902(k) of Regulation S, transferred to Nuvora the 500,000 shares of the Company's common stock subscribed by each of them on October 15, 2024 (1,000,000 shares of the Company's common stock in the aggregate); and (ii) Nuvora simultaneously (a) issued 500,000 shares of Nuvora common stock to each of Jetblack and Pearlglow (1,000,000 shares of Nuvora common stock in the aggregate) and (b) delivered 1,000,000 shares of Nuvora common stock to the Company in settlement of the previously unpaid $1,000,000 subscription receivable owed to the Company by Jetblack and Pearlglow. Both the Company's common stock and the Nuvora common stock were valued at $2.00 per share for purposes of the exchange, for an aggregate transaction value of $2,000,000. Neither Jetblack nor Pearlglow is a related party of the Company; their original October 2024 subscriptions were entered into on the same terms as those offered to other Regulation S subscribers.

In accordance with ASC 321 and ASC 850, the Company has recorded the 1,000,000 shares of Nuvora common stock received as an Investment in private equity securities at $2,000,000, with $1,000,000 representing the in-kind settlement of the previously recorded $1,000,000 subscription receivable owed to the Company and $1,000,000 representing additional paid-in capital reflecting the appreciation in the fair value per share of the underlying Boumarang stock since the original October 15, 2024 subscription. The transaction was approved by the Boards of Directors of both companies. The Boumarang Board determined the per-share value of $2.00 to be a good-faith determination based on, among other factors, the contemporaneous capital structure and pre-IPO posture of both companies. As of December 31, 2025, the Company's investment in Nuvora is supported by an independent qualified valuation specialist in a written IRC §409A valuation report dated January 19, 2026 (See – Exhibit – 10.13), supporting a fair market value of $2.00 per share. See Note 9 – Investment in Nuvora Energy Inc.

Pursuant to resolutions adopted by the Nuvora Board on October 27, 2025, the Nuvora Share Swap is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) and Regulation S thereunder.

Transactions with Greenlink Pty Ltd ATF The Debsago Trust

On October 15, 2024, Greenlink Pty Ltd ATF The Debsago Trust ("Greenlink"), an entity beneficially controlled by parties also identified among the original Mingta-nominee shareholders, subscribed for 1,000,000 shares of the Company's common stock at $1.00 per share for an aggregate subscription price of $1,000,000 pursuant to a Regulation S subscription agreement. As of December 31, 2024, Greenlink had not paid the subscription price, and the $1,000,000 unpaid amount was reflected as a reduction of stockholders' equity (subscription receivable) on the consolidated balance sheet.

On December 31, 2025, the Company and Greenlink entered into a Subscription Rescission and Share Return Agreement, mutually rescinding the original subscription agreement and effecting the return and cancellation of the 1,000,000 subscription shares. Pursuant to the rescission, no cash consideration was due from either party. The rescission was effected for accounting purposes by reversal of the originally recorded common stock par value ($100), additional paid-in capital ($999,900), and subscription receivable ($1,000,000), resulting in no net change to total stockholders' equity, but a reduction of 1,000,000 shares to total issued and outstanding common stock. See Note 6 – Stockholders’ Equity.

Boumarang Pty Ltd

Boumarang Pty Ltd is the Company's wholly owned Australian subsidiary, of which Mr. Victor Turco serves as Director and authorized signatory. As of December 31, 2025, the subsidiary remains dormant. Mr. Turco has occasionally executed transaction documents on behalf of certain non-related-party counterparties (including Greenlink, Jetblack and Pearlglow); these transactions were approved by the Company's Board of Directors and have been disclosed in this Note 4.

Officer Compensation

Officers and directors of the Company have, since inception, been compensated principally through founder share issuances at par value (described above) and have not received cash compensation for services rendered to the Company, except as described below. The Company has not entered into employment agreements with any of its directors or officers, has not adopted any equity-incentive plan, and has no formalized performance compensation, bonus, or other incentive plans. All accrued amounts described below are reflected in accounts payable, related parties, or accrued expenses, related parties, as applicable, on the consolidated balance sheets.

Mr. Nehrkorn — CEO services accrual. Effective January 1, 2025, the Company began accruing a monthly fee of $10,000 payable to Mr. Nehrkorn for services rendered as Chief Executive Officer. For the year ended December 31, 2025, $120,000 was accrued under this arrangement. No portion of these amounts has been paid in cash.

Mr. Firoz — CFO services accrual via Spark Capital. As described above under "Transactions with Spark Capital Investments LLC," since the Company's inception the Company has been accruing a monthly fee of $20,000 payable to Spark Capital, an entity controlled by Mr. Firoz, for founder services, Chief Financial Officer services, and strategic-consulting services rendered by Mr. Firoz. For the year ended December 31, 2025, $240,000 was accrued under this arrangement; for the period from inception through December 31, 2024, $100,000 was accrued. No portion of these amounts has been paid in cash.

NOTE 4. RELATED PARTY TRANSACTIONS (CONTINUED)

Mr. Sharma — Interim CFO services. Mr. Sharma was appointed as Interim Chief Financial Officer effective December 2025. He is engaged through a UAE-based fractional CFO services agreement that provides for cash fees that are billed at customary professional services rates and recorded as accrued expenses, related parties, in the period the services are performed. For the year ended December 31, 2025, $2,000 was accrued under this arrangement. The Company has not entered into an employment agreement with Mr. Sharma, and Mr. Sharma is not entitled to any equity awards, bonus, or other compensation from the Company.

Ms. Beaumont — Director. Ms. Beaumont has not received, and is not entitled to receive, any cash compensation, equity awards (other than the 1,000,000 founder shares received via the Mingta Beneficiary structure described above), or other consideration for her service as a Director of the Company.

Summary of Related-Party Balances

A summary of related-party balances on the consolidated balance sheets is set forth below:

	Counterparty / Nature	December 31, 2025	December 31, 2024
Accounts payable, related parties	Spark Capital and Guinn Partners fees	$ 453,000	$ 200,000
Accrued expenses, related parties	Spark Capital (rent reimbursements); CEO fees	123,173	845
Related party advance	Spark Capital	45,000	—
Total related-party current liabilities		$ 621,173	$ 200,845

Conflicts of Interest and Related-Party Transaction Approvals

The Company recognizes that the foregoing related-party transactions and arrangements give rise to potential or actual conflicts of interest. In particular:

(i) Mr. Firoz, as a Director and former Interim Chief Financial Officer and former President and Chief Executive Officer, has a financial interest in each of Spark Capital Investments LLC ("Spark Capital"), Fiber Food Systems Inc. ("Fiber Food"), Hudson Dunes Corporation (formerly known as Central Logistics Services Corp.) ("Hudson Dunes"), and SUPA Consolidated Inc. (formerly Tribal Rides International Corp.) ("SUPA"), each of which has had, or from time to time may have, transactions with the Company; Mr. Firoz also serves as Co-Founder and Interim Chief Financial Officer of Nuvora Energy, Inc. ("Nuvora"), the counterparty to the October 27, 2025 Nuvora Share Swap;

(ii) Mr. Nehrkorn, as Chief Executive Officer and a Director, serves concurrently as the Managing Partner of Guinn Partners LLC ("Guinn Partners") and holds a 51% membership interest in Guinn Partners. Guinn Partners is the Company's principal third-party engineering and development contractor for the WaveDrone autonomous surface vessel platform — including the six-phase, 13-month definitive WaveDrone development program currently under negotiation with aggregate contract value approximating $975,000 — and Guinn Partners provides the Company with the use of its Austin, Texas research-and-development facility on a no-cash-rent basis and is treated as a related party for disclosure purposes. By virtue of his position as Managing Partner of Guinn Partners and his majority membership interest, Mr. Nehrkorn has sole voting power and sole investment power over the 5,000,000 shares of the Company's common stock held of record by Guinn Partners and may be deemed to beneficially own such shares; Mr. Nehrkorn disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein; and

(iii) the Company shares its principal office address at 200 Spectrum Center Drive, Suite 300, Irvine, California 92618 with Nuvora and with one or more of Spark Capital, Fiber Food, and Hudson Dunes, and certain of the Company's administrative and back-office functions are provided by, or coordinated through, Spark Capital.

Each of the foregoing related-party transactions consummated to date has been approved by the Company's Board of Directors with the related-party status acknowledged in the supporting Board resolutions. The interested director (whether Mr. Firoz, in respect of transactions with Spark Capital, Fiber Food, Hudson Dunes, SUPA, and Nuvora; or Mr. Nehrkorn, in respect of transactions with Guinn Partners) has, in each case, abstained from the relevant Board vote, and the disinterested directors have approved the transaction pursuant to Section 144 of the DGCL, having determined that each such transaction is on terms that are fair and reasonable to the Company. No independent third-party valuation was obtained at the time the October 27, 2025 Nuvora Share Swap was consummated; the per-share fair value of $2.00 applied to the Nuvora common stock received by the Company was a good-faith determination by the Company's Board. As described in Note 9, the carrying value of the Company's investment in Nuvora is supported by an independent qualified valuation specialist in a written IRC §409A valuation report dated January 19, 2026 (See – Exhibit – 10.13), which supported a fair market value of $2.00 per share for Nuvora common stock as of December 31, 2025. The Company's Board has not yet approved the long-form definitive WaveDrone development agreement with Guinn Partners currently under negotiation; when finalized, that agreement will be presented to the Board for approval in accordance with the procedures described above, with Mr. Nehrkorn abstaining from the relevant Board vote, and no independent third-party valuation or fairness opinion has been obtained in respect of the proposed engagement.

The Company has disclosed each of the foregoing related-party transactions and arrangements in this Note 4 and in the corresponding sections of the Company's Registration Statement on Form S-1 (under the captions "Related Party Transactions and Relationships," "Risk Factors," and "Management"), consistent with the disclosure requirements of Item 404 of Regulation S-K.

NOTE 5. COMMITMENTS AND CONTINGENCIES

Office Facilities

Effective August 2024, the Company leases office and conference space at 200 Spectrum Center Drive, Suite 300, Irvine, California 92618. The arrangement continues on a month-to-month basis at $169 per month after the initial commitment term, terminable by the Company on one calendar month’s prior notice. The Company has determined that the arrangement does not constitute a lease under ASC 842 because the term is one month or less. Rent expense was $2,328 for the year ended December 31, 2025, and $845 for the period from July 26, 2024 (Inception) to December 31, 2024. As described in Note 4, monthly rent has been paid by Spark Capital on the Company’s behalf and is reimbursed in subsequent periods; the unreimbursed balance is included in accrued expenses, related parties.

Since inception, the Company has used Guinn Partners LLC’s offices at 2120 West Braker Lane, Suite M, Austin, Texas 78758 for research and development, design and development of the Company’s products, prototyping, and government outreach. The use of Guinn Partners’ facility is provided to the Company at no separately charged rent. As of December 31, 2025, the Company has not entered into a written lease agreement with Guinn Partners for these premises and Guinn Partners has agreed to make the facility available to the Company for the foreseeable future.

Development and Service Commitments

In Q1 2026, the Company commenced negotiation of a definitive six-phase, 13-month WaveDrone development program with Guinn Partners LLC, with aggregate contract value approximating $975,000 to be paid in cash on a phase-completion milestone basis. As of December 31, 2025, no definitive long-form agreement had been executed; the Company’s only contractual commitment to Guinn Partners at year end relates to the unpaid Phase 1 invoice (Invoice No. 1986) of $103,000 included in accounts payable, related parties. See Note 11 – Subsequent Events.

The Company’s 36-month T Stamp Inc. license, described in Note 1, runs through August 2027. The Company has no remaining cash payment obligation under the license; the consideration was satisfied at inception via the issuance of 5,000,000 shares of common stock at $1.00 per share. The amortization of the related $5,000,000 prepaid asset is described in Note 2.

Pursuant to the Company’s September 30, 2024 agreement with Eastern Electrolyser Ltd., the parties have agreed in principle to construct an 11 MW fuel cell production facility intended to support up to 1,800 drones by the end of fiscal year 2026. As of December 31, 2025, no definitive construction or supply agreement has been executed and no portion of any construction cost is reflected in these consolidated financial statements.

The Company has engaged Amsel IP Law (Mr. Jason Amsel) to convert U.S. Provisional Patent Application No. 63/727,652 (filed December 3, 2024 and acquired with the Wavedrone IP) into a non-provisional application (matter reference BLMR-001P).

Pending Litigation and Disputes

The Company is not currently a party to any material legal proceedings. Management is unaware of any actions, suits, investigations or proceedings (public or private), pending or threatened, against or affecting any of the assets of the Company or any affiliate of the Company, except as described below.

Tax Compliance Matters

From inception through the date of these consolidated financial statements, the Company’s officers have been compensated as independent contractors. As the Company was incorporated in July 2024 and incurred a net loss in each fiscal period to date, it has not yet filed federal income tax returns with the U.S. Internal Revenue Service. The Company intends to file initial federal income tax returns for the 2024 stub period and the year ended December 31, 2025 prior to the extended filing deadline. See Note 8 – Income Taxes.

NOTE 6. STOCKHOLDERS’ EQUITY

Authorized Shares

Authorized Shares

As per the Certificate of Incorporation dated July 26, 2024, the Company shall have the authority to issue 110,000,000 shares, consisting of 100,000,000 shares of Common Stock having a par value of $.0001 per share and 10,000,000 shares of Preferred Stock having a par value of $.0001 per share.

Preferred Stock

As of December 31, 2025, the Company has issued zero preferred stock.

Common Stock

As of December 31, 2025, the Company had 65,056,977 shares of common stock issued and outstanding. As of December 31, 2024, the Company had 66,056,977 shares of common stock issued and outstanding.

In July 2024, the Company issued 28,000,000 shares to Mingta Capital, LLC (“Mingta”), the founder, valued at par value for services rendered in establishing and forming the business. Mingta served as a nominee for certain founding investors. On July 26, 2024, Mingta transferred all 28,000,000 shares to the following beneficial owners: Tolemac Holdings LLC (8,750,000 shares), TAH-DAH Ventures LLC (7,500,000 shares), Candice Beaumont (1,000,000 shares), EIR Holdings, LLC (2,500,000 shares), Blackstar Energy Pty Ltd. (3,000,000 shares), Greenlink Pty Ltd ATF The Debsago Trust (2,500,000 shares), Rod Jones (2,000,000 shares), Jake Williams (500,000 shares), and to a consultant (250,000). Mingta does not hold any shares of the Company's common stock.

In July 2024, the Company issued 12,000,000 shares to Imran Firoz (“Firoz”), founder, CFO, and director, valued at par value for services rendered in establishing and forming the business.

In July 2024, the Company issued 5,000,000 shares to Fiber Food Systems Inc. (“Fiber”), valued at par value for founder services rendered.

In August 2024, the Company issued 5,000,000 shares to T Stamp Inc. for a licensing agreement valued at $5,000,000.

In August 2024, the Company issued 100,000 shares to T Stamp Inc. for cash valued at $100,000.

In August 2024, the Company issued 5,000,000 shares to Guinn Partners LLC to acquire intellectual property valued at $5,000,000.

In September 2024, the Company issued 2,500,000 shares to Eastern Electrolyser Ltd., a related party (see Note 4 – Related Party Transactions), to acquire the hydrogen fuel cell technology valued at $2,500,000.

In October 2024, the Company issued 2,000,000 shares to investors for cash valued at $2,000,000. As of December 31, 2024, $2,000,000 of the subscription consideration remained unpaid and was recorded as a subscription receivable within stockholders’ equity.

In December 2024, the Company issued 50,000 shares to investors for cash valued at $50,000.

In December 2024, the Company issued 3,500,000 shares to Shore House IVF to acquire Wavedrone technology valued at $3,500,000.

NOTE 6. STOCKHOLDERS’ EQUITY (CONTINUED)

In December 2024, the Company issued 2,906,977 common shares to SUPA Consolidated Inc. (formerly Tribal Rides International Corp., name changed October 21, 2025), an entity in which Mr. Imran Firoz is a controlling shareholder, to acquire key intellectual property assets valued at $5,000,000. See Note 4 – Related Party Transactions.

Activity for the Year Ended December 31, 2025:

• Nuvora Share Swap (October 27, 2025). The Company received 1,000,000 shares of Nuvora Energy, Inc. common stock valued at $2.00 per share ($2,000,000 in the aggregate) in (i) settlement of $1,000,000 of subscription receivable previously owed by Jetblack Pty Ltd and Pearlglow Investments Pty Ltd, and (ii) recognition of $1,000,000 of additional paid-in capital reflecting the appreciation in the fair value of the underlying Boumarang shares. No shares of Boumarang common stock were issued or cancelled in this transaction. See Notes 4 – Related Party Transactions and 9 – Investment in Nuvora Energy Inc.

• Greenlink Subscription Rescission (December 31, 2025). The Company and Greenlink Pty Ltd ATF The Debsago Trust executed a Subscription Rescission and Share Return Agreement effective December 31, 2025, by which the Company’s 1,000,000-share subscription with Greenlink (originally entered into October 15, 2024) was rescinded in full. The 1,000,000 shares were returned to and cancelled by the Company; the related $1,000,000 subscription receivable was eliminated; common stock was reduced by the par value of $100; and additional paid-in capital was reduced by $999,900. The transaction resulted in no net change to total stockholders’ equity. See Note 4 – Related Party Transactions.

Subscription Receivable

In accordance with SEC Staff Accounting Bulletin Topic 4:E, the subscription receivable was presented as a deduction from stockholders’ equity. As of December 31, 2024, the balance of $2,000,000 represented the unpaid subscription consideration owed by Greenlink ($1,000,000), Jetblack ($500,000) and Pearlglow ($500,000) under three October 15, 2024 Regulation S subscription agreements. As of December 31, 2025, the entire balance has been eliminated through the rescission and the Nuvora Share Swap as described above.

Net Tangible Book Value Considerations

For purposes of computing net tangible book value per share for inclusion in the Company’s registration statement on Form S-1, the Company excludes acquired intangible assets, drone capitalization costs, and the prepaid licensing balance from total stockholders’ equity. Net tangible book value (deficit) is computed by deducting these intangible amounts from total stockholders’ equity, dividing the resulting amount by the number of common shares outstanding at the relevant date.

NOTE 7 — NONCASH INVESTING AND FINANCING ACTIVITIES

During the periods presented, the Company entered into several investing and financing transactions that did not involve the use of cash and, accordingly, are excluded from the consolidated statements of cash flows in accordance with ASC 230-10-50.

Significant noncash investing and financing activities included the following:

• Issuance of shares of common stock in exchange for acquired intangible assets, including hydrogen fuel cell technology, the Wavedrone maritime drone platform, and the SUPA Consolidated Inc. (formerly Tribal Rides International Corp.) intellectual property;

• In-kind settlement of subscription receivable through the receipt of equity securities of an unrelated investee, in connection with the October 27, 2025 Nuvora Energy, Inc. share-for-share exchange; and;

• Rescission and cancellation of previously issued shares of common stock and elimination of the related subscription receivable, in connection with the December 31, 2025 Subscription Rescission and Share Return Agreement with Greenlink Pty Ltd ATF The Debsago Trust.

These noncash transactions are reflected in the consolidated balance sheets and statements of stockholders’ equity but do not impact cash flows for the periods presented.

For the Year Ended December 31, 2025

• The Company received 1,000,000 shares of Nuvora Energy, Inc. common stock recorded as an Investment in private equity securities at $2,000,000, with $1,000,000 representing the in-kind settlement of subscription receivable and $1,000,000 representing additional paid-in capital. No cash was paid or received in connection with the Nuvora Share Swap.

• The Company rescinded the $1,000,000 Greenlink subscription, releasing $1,000,000 of subscription receivable, cancelling 1,000,000 shares of common stock (par value $100) and reducing additional paid-in capital by $999,900. No cash was paid or received in connection with the rescission.

NOTE 7 — NONCASH INVESTING AND FINANCING ACTIVITIES (CONTINUED)

From inception (July 26, 2024) through December 31, 2024

During the period from inception through December 31, 2024, the Company completed the following acquisitions of intellectual property and other technology-related intangible assets in exchange for shares of the Company’s common stock (noncash consideration), valued at $16,000,000. These transactions are noncash investing and financing activities and are therefore excluded from the consolidated statements of cash flows:

Airdrone Technology — acquired August 28, 2024, for 5,000,000 shares at $1.00 per share ($5,000,000 total consideration).

Hydrogen Fuel Cell Technology — acquired September 30, 2024, for 2,500,000 shares at $1.00 per share ($2,500,000 total consideration).

Wavedrone Platform — acquired December 31, 2024, for 3,500,000 shares at $1.00 per share ($3,500,000 total consideration).

SUPA Consolidated Inc. (formerly Tribal Rides International Corp., name changed October 21, 2025) — acquired key intellectual property assets December 31, 2024, for 2,906,977 shares at $1.72 per share ($5,000,000 total consideration).

Founders Shares — issued an aggregate 45,000,000 shares of common stock to the founders (Mingta Capital LLC, Mr. Imran Firoz and Fiber Food Systems Inc.) at par value ($0.0001 per share) in respect of services rendered in establishing and forming the Company.

NOTE 8. INCOME TAXES

The Company accounts for income taxes under ASC 740 using the asset and liability method. The Company is taxed as a C corporation for U.S. federal income tax purposes. Boumarang Pty Ltd is dormant and has not generated any taxable income for Australian tax purposes. The Company’s consolidated effective tax rate differs from the U.S. federal statutory rate of 21% principally due to the establishment of a full valuation allowance against the Company’s deferred tax assets.

Components of Loss Before Income Taxes

The components of loss before income taxes for the year ended December 31, 2025 and the period from July 26, 2024 (Inception) to December 31, 2024 are summarized as follows:

	Year Ended Dec. 31, 2025	Inception to Dec. 31, 2024
United States	$(2,121,154)	$(873,166)
Foreign	—	—
Total	$(2,121,154)	$(873,166)

Reconciliation of the U.S. Federal Statutory Rate

A reconciliation of the U.S. federal statutory rate of 21% to the Company’s effective tax rate is as follows:

	Year Ended Dec. 31, 2025	Inception to Dec. 31, 2024
Federal statutory rate	21.0%	21.0%
State income tax, net of federal benefit	0.0%	0.0%
Permanent items and other	0.0%	0.0%
Change in valuation allowance	(21.0%)	(21.0%)
Effective tax rate	0.0%	0.0%

NOTE 8. INCOME TAXES (CONTINUED)

Deferred Tax Assets

Significant components of the Company’s deferred tax assets and liabilities, before consideration of the valuation allowance, are as follows:

	December 31, 2025	December 31, 2024
Net operating loss carryforwards (federal)	$628,807	$183,365
Other temporary differences	—	—
Total deferred tax assets	628,807	183,365
Valuation allowance	(628,807)	(183,365)
Net deferred tax assets	$—	$—

Net Operating Loss Carryforwards

At December 31, 2025, the Company has approximately $2,994,320 of cumulative book losses before income taxes. The Company expects to have net operating loss (“NOL”) carryforwards available for U.S. federal income tax purposes, subject to completion of its income tax returns and book-tax adjustments. NOLs generated in tax years beginning after December 31, 2017 may be carried forward indefinitely under the Tax Cuts and Jobs Act (TCJA) but, in any single tax year, are limited to offset 80% of taxable income generated in such year.

Section 382 of the Internal Revenue Code imposes annual limitations on the use of NOL carryforwards if a corporation undergoes an “ownership change” as defined therein. The Company has not yet completed a formal Section 382 study. Any limitation arising from a Section 382 ownership change would not affect the Company’s consolidated financial statements at December 31, 2025 because the Company has fully reserved against its deferred tax assets through the valuation allowance.

Valuation Allowance

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some or all of its deferred tax assets will be realized. The Company has fully reserved its deferred tax assets through a valuation allowance of $628,807 at December 31, 2025 (December 31, 2024: $183,365). The increase in the valuation allowance during 2025 was $445,442, and the increase during the period from inception to December 31, 2024 was $183,365.

Uncertain Tax Positions and Open Tax Years

The Company has reviewed its income tax positions and has concluded that there are no material uncertain tax positions requiring recognition or disclosure as of December 31, 2025, or December 31, 2024. The Company’s policy is to recognize interest and penalties related to uncertain tax positions as a component of income tax expense; no interest or penalties have been accrued for any period presented. Because the Company has not yet filed any U.S. federal or state income tax returns, all tax periods from inception (July 26, 2024) forward remain open and subject to examination by the U.S. Internal Revenue Service and any applicable state and local taxing authorities.

NOTE 9. INVESTMENT IN NUVORA ENERGY, INC.

Description of the Investment

On October 27, 2025, the Company became the beneficial owner of 1,000,000 shares of common stock of Nuvora Energy, Inc. (“Nuvora”), a Delaware corporation. Nuvora is a privately held, development-stage entity engaged in advanced energy technologies. The shares of Nuvora common stock are not registered under the Securities Act of 1933 and are not traded on any public market. As described in Note 4, Nuvora is a related party of the Company by virtue of common management.

Accounting Method

The Company has elected to apply the measurement alternative under ASC 321-10-35-2(c) for equity securities without a readily determinable fair value. Under the measurement alternative, the investment is initially recorded at cost (the fair value of the consideration transferred at acquisition) and subsequently re-measured to fair value (i) when an observable price change occurs in an orderly transaction for the identical or a similar investment of the same issuer, and (ii) less impairment, if any, identified in a qualitative impairment assessment performed each reporting period. The Company’s ownership of approximately 7.7% of Nuvora’s outstanding common stock and the absence of significant influence over Nuvora preclude application of the equity method of accounting.

Initial Recognition

The 1,000,000 shares of Nuvora common stock were initially recognized at $2,000,000 ($2.00 per share). The fair value of $2.00 per share was determined by the Boards of Directors of both Boumarang Inc. and Nuvora Energy, Inc. acting in good faith on October 27, 2025, considering each company’s capital structure, stage of development, intellectual property portfolio, and pre-IPO posture. As described in Note 4 and Note 6, the $2,000,000 aggregate value reflects the in-kind settlement of $1,000,000 of subscription receivable previously owed to the Company by Jetblack Pty Ltd and Pearlglow Investments Pty Ltd, plus an additional $1,000,000 recorded as additional paid-in capital in connection with the share-for-share exchange.

Subsequent Measurement and Impairment Assessment

At each reporting date, the Company performs a qualitative impairment assessment in accordance with ASC 321-10-35-3, considering: (i) significant deterioration in the earnings performance, credit rating, asset quality, or business prospects of Nuvora; (ii) significant adverse changes in the regulatory, economic, or technological environment of Nuvora; (iii) significant adverse changes in the general market conditions in the geographic area or industry in which Nuvora operates; (iv) bona fide offers to purchase, offers by Nuvora to sell, or completed auction processes for the same or similar investments for amounts less than the carrying amount; and (v) factors that raise significant concerns about Nuvora’s ability to continue as a going concern.

Based on the qualitative impairment assessment performed as of December 31, 2025, no impairment indicators were identified, and no impairment charge has been recognized. No observable transaction events were identified during the year ended December 31, 2025 that would require remeasurement of the carrying amount.

Independent §409A Valuation

In support of the carrying amount and as evidence available shortly after year-end, the Company obtained an independent valuation of Nuvora common stock as of December 31, 2025 prepared in accordance with IRC Section 409A and Treasury Regulation §1.409A-1(b)(5). The valuation was prepared by an independent qualified valuation specialist in a written IRC §409A valuation report dated January 19, 2026 (See – Exhibit – 10.13). The independent valuation supports a fair market value of $2.00 per share for Nuvora common stock as of December 31, 2025, consistent with the Company’s carrying amount. The methodology employed includes a discounted cash flow analysis, a market-based comparable-company analysis, and a quantitative discount-for-lack-of-marketability analysis, with appropriate weightings reflective of Nuvora’s development-stage status. See Note 11 for additional information regarding the receipt of the §409A valuation report after the balance sheet date.

Carrying Amount and Fair Value Hierarchy

The carrying amount of the investment in Nuvora is $2,000,000 as of December 31, 2025 and $0 as of December 31, 2024. The investment is not measured at fair value on a recurring basis. If the Company were to remeasure the investment to fair value, the inputs used would be classified within Level 3 of the fair value hierarchy in ASC 820, principally because Nuvora is a privately held company without publicly traded equity securities or other readily observable inputs. As of December 31, 2025 and December 31, 2024, the Company has no investments in equity securities other than the investment in Nuvora.

NOTE 10. OFF-BALANCE SHEET ARRANGEMENTS

As of December 31, 2025 and December 31, 2024, the Company does not have any off-balance sheet arrangements (as defined in Item 303(a)(4) of Regulation S-K) that have, or are reasonably likely to have, a current or future material effect on the Company’s consolidated financial position, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenue or expenses. Specifically, the Company is not a party to (i) any guarantee, obligation under certain derivative instruments, retained or contingent interest in transferred assets, or other obligation to make payments based on changes in the price of an underlying asset; or (ii) any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to the Company. The conditional funding commitment from Shore House IVF described in Note 4 is not an off-balance sheet arrangement; it is a contingent forward commitment of capital to the Company.

NOTE 11. SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events from December 31, 2025 through April 28, 2026, the date these consolidated financial statements were available to be issued. The following subsequent events have been identified and are disclosed below to give complete context to the financial statement reader and in connection with the going-concern assessment in Note 3.

Registration Statement Process

On December 16, 2025 (filed before year end but immediately preceding the report period), the Company filed a Registration Statement on Form S-1 (File No. 333-292164) with the SEC for the registered offering of 125,000 shares of common stock at $2.00 per share, for anticipated gross proceeds of $250,000. Subsequent to year end, the Company filed Pre-Effective Amendment No. 1 (January 22, 2026), Pre-Effective Amendment No. 2 (February 12, 2026), and Pre-Effective Amendment No. 3 (March 3, 2026) to the registration statement. On March 16, 2026, the Company received a comment letter from the staff of the SEC’s Division of Corporation Finance. The Company is preparing and filing a response to the comment letter and a fourth pre-effective amendment to the registration statement. As of the date of these consolidated financial statements (May 6, 2026), the registration statement has not been declared effective.

Receipt of Independent §409A Valuation Report (January 19, 2026)

On January 19, 2026, the Company received an independent valuation report supporting a fair market value of $2.00 per share for the common stock of Nuvora Energy, Inc. as of December 31, 2025. The §409A valuation report was prepared by an independent qualified valuation specialist in a written IRC §409A valuation report dated January 19, 2026 (See – Exhibit – 10.13), an independent valuer not affiliated with either the Company or Nuvora. The conclusion is consistent with the Company’s carrying amount for the investment in Nuvora at December 31, 2025. As described in Note 9, the report was received after the balance sheet date and before issuance of these consolidated financial statements and was considered as corroborative evidence in management’s assessment of the carrying value of the investment.

Patent Prosecution

Subsequent to December 31, 2025, the Company’s patent counsel, Amsel IP Law (Mr. Jason Amsel; matter ref. BLMR-001P), has continued to advise the Company regarding prosecution and protection of the WaveDrone patent rights. The underlying provisional patent application was filed on December 3, 2024, under Application No. 63/727,652, titled "Self-Righting and Self-Stabilizing Unmanned Surface Vessel," and names Dánial Hoydal, David Geyti, and Eric Davis as inventors. No event occurred between December 31, 2025, and the date of these consolidated financial statements that, in management’s view, indicates impairment of the related Wavedrone intangible asset.

Other

No other subsequent events have occurred between December 31, 2025, and May 6, 2026 that would require disclosure or recognition in these consolidated financial statements.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below is an itemization of the total expenses that we expect to incur in connection with this offering. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$38.28
FINRA Filing Fee*	761.72
Legal Fees and Expenses	25,000.00
Accounting Fees and Expenses	10,300.00
Printing and Engraving Expenses	2,400.00
Miscellaneous Expenses	1,500.00
Total Expenses	$40,000.00

We will bear these expenses.

*FINRA filing fees are included solely as a contingency in the event the Company engages a FINRA-member broker-dealer in connection with this offering. As of the date of this prospectus, the Company has not engaged any underwriter or broker-dealer, and no underwriting discounts or commissions are payable.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation and Bylaws limit the liability of directors to the fullest extent permitted by the Delaware corporation laws. In addition, our Certificate of Incorporation and Bylaws provide that we will fully indemnify our directors and officers permitted by law.

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Delaware from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if a court of competent jurisdiction ultimately determines it that he is not entitled to be indemnified by the company. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Delaware, and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises. We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement, or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

The following information is furnished with regard to all securities issued by the registrant within the last three years that were not registered under the Securities Act of 1933, as amended. Unless otherwise indicated below, the issuance of such shares was deemed exempt from registration requirements of the Securities Act of 1933, as amended, as such sales were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder.

Recent Sales of Unregistered Securities from July 26, 2024, to December 31, 2024

In July 2024, the Company issued 28,000,000 shares to Mingta Capital, LLC (“Mingta”), the founder, valued at par value for services rendered in establishing and forming the business. On July 26, 2024, Mingta transferred all 28,000,000 shares to the following beneficial owners: Tolemac Holdings LLC (8,750,000 shares), TAH-DAH Ventures LLC (7,500,000 shares), Candice Beaumont (1,000,000 shares), EIR Holdings, LLC (2,500,000 shares), Blackstar Energy Pty Ltd. (3,000,000 shares), Greenlink Pty Ltd ATF The Debsago Trust (2,500,000 shares), Rod Jones (2,000,000 shares), Jake Williams (500,000 shares), and to a consultant (250,000). Mingta does not hold any shares of the Company's common stock.

In July 2024, the Company issued 12,000,000 shares to Imran Firoz (“Firoz”), Co-Founder, CFO, and director, valued at par value for services rendered in establishing and forming the business.

In July 2024, the Company issued 5,000,000 shares to Fiber Food Systems Inc. (“Fiber”), valued at par value for founder services rendered.

In August 2024, the Company issued 5,000,000 shares to T Stamp Inc. for a licensing agreement valued at $5,000,000.

In August 2024, the Company issued 100,000 shares to T Stamp Inc. for cash valued at $100,000.

In August 2024, the Company issued 5,000,000 shares to Guin Partners to acquire intellectual property valued at $5,000,000.

In September 2024, the Company issued 2,500,000 shares to Eastern Electrolyser to acquire the hydrogen fuel cell technology valued at $2,500,000.

In October 2024, the Company issued 2,000,000 shares to investors for cash valued at $2,000,000. The Company expects to receive the funds by December 31, 2024.

In December 2024, the Company issued 50,000 shares to investors for cash valued at $50,000.

In December 2024, the Company issued 3,500,000 shares to Shore House IVF to acquire Wavedrone technology valued at $3,500,000.

In December 2024, the Company issued 2,906,977 common shares to SUPA Consolidated Inc. (formerly Tribal Rides International Corp.) to acquire key intellectual property assets valued at $5,000,000.

Recent Sales of Unregistered Securities in 2025

None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

Number	Exhibit Description
3.1	Certificate of Incorporation of Boumarang, Inc. filed July 26, 2024.

3.2	Bylaws of Boumarang, Inc.

4.1	Form of Notice of Issuance of Uncertificated Common Stock of Boumarang Inc. ($2.00 per share)

5.1*	Legal opinion of Barnett & Linn

10.1	License Agreement as of August 6, 2024

10.2	IP Agreement with Guinn Partners as of August 28, 2024

10.3	Hydrogen Fuel Cell Technology Agreement with Eastern Electrolyser Ltd. as of September 30, 2024

10.4	Asset Purchase and IP Agreement Shore House ÍVF as of December 31, 2024

10.5	Independent Valuation Report as of January 22, 2025

10.6	Wavedrone Provisional Patent Filing as of December 3, 2025

10.7	Tribal Rides – Asset Purchase Agreement as of December 31, 2024

10.8	Amended and Restated Hydrogen Fuel Cell Technology Co-Development and Purchase Agreement, January 15, 2026

10.9	Leasing Agreement

10.10	Form of Regulation S Subscription Agreement (Private Sale, $1.00 per share)

10.11	Form of Regulation D Subscription Agreement (Private Sale, $1.00 per share)

10.12	Subscription Rescission and Share Return Agreement

10.13	Independent Valuation Report Nuvora Energy as of January 19, 2026

21.1	Subsidiaries of the Registrant

23.1	Consent of LAO Professionals

23.2	Consent of Barnett & Linn (reference is made to Exhibit 5.1)*

99.1	Subscription Agreement ($2.00 per share)

101.PRE	XBRL Instance Document

101.INS	XBRL Taxonomy Extension Schema Document

101.SCH	XBRL Taxonomy Extension Calculation Linkbase Document

101.CAL	XBRL Taxonomy Extension Definition Linkbase Document

101.DEF	XBRL Taxonomy Extension Label Linkbase Document

101.LAB	XBRL Taxonomy Extension Presentation Linkbase Document

107	Filing Fee Table

* To be filed by amendment

† Executive compensation plan or arrangement.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide, if applicable, evidence of the issuance and delivery of shares of its common stock to purchasers in accordance with applicable law and the terms of this registration statement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3) To file a post-effective amendment to the registration statement to include any financial statements required by Section 10(a)(3) of the Securities Act of 1933.

(4) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 6, 2026.

Boumarang, Inc.

By:	/s/ Craig Nehrkorn
Name:	Craig Nehrkorn
Title:	Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig Nehrkorn	Chief Executive Officer and Director	May 6, 2026
Name: Craig Nehrkorn	(Principal Executive Officer)

/s/ Himanshu Sharma	Interim Chief Financial Officer and Treasurer	May 6, 2026
Name: Himanshu Sharma	(Principal Accounting and Financial Officer)

/s/ Candice Beaumont	Director	May 6, 2026
Name: Candice Beaumont

/s/ Imran Firoz	Director	May 6, 2026
Name: Imran Firoz